                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by Registrant   X
                     ---

Filed by a Party other than Registrant
                                       ---

Check the Appropriate box:


[   ]    Preliminary Proxy Statement      [   ]   Confidential, for Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))



[ X ]    Definitive Proxy Statement


[   ]    Definitive Additional Materials

[   ]    Soliciting Material Pursuant to Section  240.14a-11(c) or Section
         240.14a-12

                                EFTC CORPORATION
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[   ]    No fee required

[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11

         1) Title of each class of securities to which transaction applies: Common Stock, par value $.01 per share


         2)      Aggregate number of securities to which transaction applies:
                 1,858,975

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): The last sale of the Common Stock of the Registrant reported on July 18, 1997 was $10.75 per share. At $10.75 per share, the aggregate value of the Common Stock to be transferred in the transaction is $19,983,981.25, and the aggregate value of the cash portion of the transaction is $19,500,000, resulting in a maximum annual value for the transaction of $39,483,981.25 for the purposes of Exchange Act Rule 0-11. Pursuant to Exchange Act Rule 0-11(c)(1)(i), the filing fee is $7,896.80.

         4)      Proposed maximum aggregate value of transaction:
                 $39,483,981.25

         5)      Total fee paid:  $7,896.80


[ X ]    Fee paid previously with preliminary materials.


[ X ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.
         1)  Amount Previously Paid:  $7,896.80
         2)  Form Schedule or Registration Statement No.: Schedule 14A
         3)  Filing Party: EFTC Corporation
         4)  Date Filed:  July 23, 1997

                                EFTC CORPORATION
                                HORIZON TERRACE
                         9351 GRANT STREET, SIXTH FLOOR
                            DENVER, COLORADO  80229
                                 (303) 451-8200


                               SEPTEMBER 19, 1997


Dear Shareholder:

         You are cordially invited to attend a Special Meeting of Shareholders of EFTC Corporation (the "Company"), formerly named "Electronic Fab Technology Corp.," to be held on September 30, 1997, at 10:00 a.m. local time at the offices of Holme Roberts & Owen LLP, 1700 Lincoln Street, Suite 4100, Denver, Colorado 80203-4541.

         At the Special Meeting, shareholders will be asked to consider and vote upon the following matters: (i) approval of the issuance of 1,858,975 shares of the Company's Common Stock (the "Merger Proposal"), in connection with the merger of Circuit Test, Inc., a Florida corporation ("CTI"), with and into CTI Acquisition Corp., a Florida corporation and a wholly-owned subsidiary of the Company (the "Merger"), in exchange for such Common Stock of the Company; (ii) approval of an amendment to the Company's Equity Incentive Plan to increase the number of shares of the Common Stock of the Company reserved for issuance thereunder from 995,000 to 1,995,000 (the "Employee Plan Amendment"); (iii) approval of an amendment to the Company's Stock Option Plan for Non-Employee Directors to increase the number of shares of the Common Stock of the Company reserved for issuance thereunder from 160,000 to 300,000 (the "Non-Employee Plan Amendment") and (iv) transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The Company's Board of Directors believes that the Merger and the related acquisition of Circuit Test International, L.C., a Florida limited liability company, and Airhub Service Group, L.C., a Kentucky limited liability company, both affiliates of CTI (the "CTI LLCs" and, together with CTI, the "CTI Companies"), in exchange for all of the limited liability company interests in the CTI LLCs (the "Acquisition") will provide (i) a strategic and geographic expansion of the Company's breadth of high-mix service offerings and opportunities to develop new programs to help OEMs reduce inventory; (ii) implementation of a hub-based strategy for contract manufacturing; (iii) opportunities to approach the CTI Companies' existing customer base to pursue additional high-mix electronic contract manufacturing opportunities; and (iv) delivery of the CTI Companies' repair services to the Company's existing customer base, which, together, are expected to provide the Company competitive advantages in the high-mix electronic contract manufacturing industry. The Board of Directors and management of the Company also believe that the CTI Companies' management team will represent a strong complement to the Company's management team.

         The Board of Directors recommends that the shareholders vote FOR each of the proposals. The Merger Proposal, the Employee Plan Amendment and the Non-Employee Plan Amendment each require the approval of a majority of shares of Common Stock present, in person or by proxy, at the Special Meeting, assuming a quorum is represented.

         Details of the proposals and other important information are set forth in the accompanying Proxy Statement and should be considered carefully by shareholders.

         I HOPE THAT YOU WILL ATTEND THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING AND REGARDLESS OF THE NUMBER OF SHARES OF COMMON STOCK YOU OWN, WE REQUEST THAT YOU COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY, OF COURSE, ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                        Sincerely,


                                        /s/ JACK CALDERON


                                        President and Chief Executive Officer

                                EFTC CORPORATION
                                HORIZON TERRACE
                         9351 GRANT STREET, SIXTH FLOOR
                            DENVER, COLORADO  80229
                                 (303) 451-8200

                               ------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 30, 1997


                               ------------------


TO ALL SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of EFTC Corporation, a Colorado corporation formerly named "Electronic Fab Technology Corp." (the "Company"), will be held on September 30, 1997, at 10:00 a.m., local time, at the offices of Holme Roberts & Owen LLP, 1700 Lincoln Street, Suite 4100, Denver, Colorado 80203-4541 (the "Special Meeting"), for the following purposes:

         (1) To approve the issuance of 1,858,975 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), in connection with the merger of Circuit Test, Inc., a Florida corporation ("CTI"), with and into CTI Acquisition Corp., a Florida corporation and a wholly-owned subsidiary of the Company, in exchange for such Common Stock, and;

         (2) To approve an amendment to the Company's Equity Incentive Plan to increase the number of shares of the Common Stock reserved for issuance thereunder from 995,000 to 1,995,000 and to make certain other changes;

         (3) To approve an amendment to the Company's Stock Option Plan for Non-Employee Directors to increase the number of shares of the Common Stock reserved for issuance thereunder from 160,000 to 300,000 and to make certain other changes; and

         (4) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The Board of Directors has fixed the close of business on August 6, 1997, as the record date for the determination of the shareholders entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. A list of shareholders entitled to notice of and to vote at the Special Meeting will be open to the examination of any shareholder, for any purpose appropriate to the meeting, during ordinary business hours, for a period of ten days prior to the Special Meeting, at the principal executive offices of the Company.

                                        BY ORDER OF
                                        THE BOARD OF DIRECTORS




                                        /s/ LLOYD A. MCCONNELL

                                        Lloyd A. McConnell
                                        Secretary
Denver, Colorado

September 19, 1997

                       IMPORTANT--YOUR PROXY IS ENCLOSED

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING REGARDLESS OF THE SIZE OF YOUR HOLDINGS. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING IN PERSON, WE URGE YOU TO MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE BY PROXY OR YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. BY RETURNING YOUR PROXY PROMPTLY, A QUORUM WILL MORE LIKELY BE REPRESENTED AT THE MEETING, WHICH WILL PREVENT COSTLY FOLLOW-UP AND DELAYS.

                                EFTC CORPORATION

                               ------------------

                                PROXY STATEMENT

                        SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 30, 1997

                               ------------------

         This Proxy Statement is being furnished to the shareholders of EFTC Corporation, a Colorado corporation formerly named "Electronic Fab Technology Corp." ("EFTC" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Special Meeting of Shareholders of the Company to be held on September 30, 1997, at 10:00 a.m., local time, at the offices of Holme Roberts & Owen LLP, 1700 Lincoln Street, Suite 4100, Denver, Colorado 80203-4541, and at any adjournment or postponement thereof (the "Special Meeting"), which is being held for the purpose of voting upon the following matters

         (i) To approve the issuance of 1,858,975 shares (the "EFTC Equity") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), in accordance with Nasdaq Stock Market rules (the "Merger Proposal"), in connection with the merger (the "Merger") of Circuit Test, Inc., a Florida corporation ("CTI"), with and into CTI Acquisition Corp., a Florida corporation and a wholly-owned subsidiary of the Company ("CAC"), in exchange for the EFTC Equity, and;

         (ii) To approve an amendment to the Company's Equity Incentive Plan (the "Employee Plan") to increase the number of shares of the Company's Common Stock reserved for issuance thereunder from 995,000 to 1,995,000 and to make certain other changes (the "Employee Plan Amendment");

         (iii) To approve an amendment to the Company's Stock Option Plan for Non-Employee Directors (the "Non-Employee Plan") to increase the number of shares of the Company's Common Stock reserved for issuance thereunder from 160,000 to 300,000 and to make certain other changes (the "Non-Employee Plan Amendment"); and

         (iv) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         On August 6,1997, the record date for the determination of the holders of Common Stock entitled to vote at the Special Meeting (the "Record Date"), there were approximately 245 holders of record of the Common Stock.

         A copy of the Agreement and Plan of Reorganization, among the Company, CAC and CTI, dated as of July 9, 1997 (the "Merger Agreement"), is attached to this Proxy Statement as Appendix A. The Merger Agreement provides for, among other things: (i) the merger of CTI into CAC, and (ii) the issuance of the EFTC Equity to CTI's current shareholders. See "THE MERGER PROPOSAL" and "DESCRIPTION OF THE MERGER AGREEMENT."

         In addition, in connection with the Merger, the Company has entered into a Limited Liability Company Unit Purchase Agreement, dated as of July 9, 1997 (the "Purchase Agreement"), among the Company, CTLLC Acquisition Corp., a Florida corporation and a wholly owned subsidiary of the Company ("Acquisition Corp."), the CTI LLCs and the CTI LLC Members (each as defined below). The Purchase Agreement provides for the payment of $19,500,000, subject to adjustment, and certain contingent earnout payments (the "Earnout Payments") payable to the existing members (the "CTI LLC Members") of two affiliates of CTI, Circuit Test International, L.C., a Florida limited liability company ("CTI International") and Airhub Service Group, L.C., a Kentucky limited liability company ("Airhub" and, together with CTI International, the "CTI LLCs"), in exchange for all of the limited liability company interests in the CTI LLCs (the "Acquisition").

         The Employee Plan Amendment provides for, among other things, an increase in the number of shares of the Company's Common Stock reserved for issuance thereunder from 995,000 to 1,995,000. See "DESCRIPTION OF THE EMPLOYEE PLAN AMENDMENT."

         The Non-Employee Plan Amendment provides for, among other things, an increase in the number of shares of the Company's Common Stock reserved for issuance thereunder from 160,000 to 300,000. See "DESCRIPTION OF THE NON-EMPLOYEE PLAN AMENDMENT".


         This Proxy Statement is being mailed to shareholders on or about September 20, 1997. The Board has fixed the close of business on August 6, 1997 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting (the "Record Date"). The only outstanding stock of the Company is the Common Stock, of which 5,939,410 shares were outstanding as of the close of business on the Record Date. Each share of Common Stock is entitled to one vote.


         The Merger Proposal, the Employee Plan Amendment and the Non-Employee Plan Amendment each require the approval of a majority of shares of Common Stock present, in person or by proxy, at the Special Meeting, assuming a quorum is represented. In addition, consummation of the Merger is subject to certain other conditions.

         As of August 31, 1997, the executive officers and directors of the Company were the record owners of an aggregate of 3,822,570 shares of outstanding Common Stock (or 64.2% of the total number of shares outstanding as of such date). The Company has been informed that all such shares will be voted in favor of the proposals at the Special Meeting. See "SECURITY OWNERSHIP." Accordingly, the Company anticipates that the attendance in person or by proxy of no other shareholders will be required at the Special Meeting to constitute a quorum to approve the Merger Proposal and the Employee Plan Amendment.

         The Company's executive offices are located at Horizon Terrace, 9351 Grant Street, Denver, Colorado 80229 (telephone (303) 451-8200).

         THE BOARD HAS DETERMINED THAT (1) THE ISSUANCE OF THE EFTC EQUITY, THE MERGER OF CAC INTO CTI AND THE RELATED ACQUISITION OF THE CTI LLCS; (2) THE EMPLOYEE PLAN AMENDMENT AND (3) THE NON-EMPLOYEE PLAN AMENDMENT ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS. THE BOARD HAS APPROVED THE MERGER AGREEMENT, THE ISSUANCE OF THE EFTC EQUITY, THE EMPLOYEE PLAN AMENDMENT AND THE NON-EMPLOYEE PLAN AMENDMENT. THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER PROPOSAL, THE EMPLOYEE PLAN AMENDMENT AND THE NON-EMPLOYEE PLAN AMENDMENT.

         WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE PROMPTLY. IF YOU ATTEND THE SPECIAL MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO BY REVOKING YOUR PROXY AT ANY TIME PRIOR TO THE VOTING THEREOF. See "THE SPECIAL MEETING--Revocation of Proxies."

                               ------------------


            The date of this Proxy Statement is September 19, 1997.

                               TABLE OF CONTENTS



                                                                           Page
SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         The Companies  . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         The Special Meeting  . . . . . . . . . . . . . . . . . . . . . . . . 1
         The Merger Proposal  . . . . . . . . . . . . . . . . . . . . . . . . 2
         Certain Matters to be Considered by Shareholders . . . . . . . . . . 2
         The Merger Agreement . . . . . . . . . . . . . . . . . . . . . . . . 3
         Change of the Company's Board  . . . . . . . . . . . . . . . . . . . 4
         EFTC Director Voting Arrangements  . . . . . . . . . . . . . . . . . 4
         CTI Shareholder Voting Arrangements  . . . . . . . . . . . . . . . . 5
         Related Agreements . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Additional Matters . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Employee Plan Amendment  . . . . . . . . . . . . . . . . . . . . . . 6
         Non-Employee Plan Amendment  . . . . . . . . . . . . . . . . . . . . 6

SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA  . . . . . . . . . . . . . . 7
         Selected Historical Financial Data   . . . . . . . . . . . . . . . . 7
         Unaudited Selected Pro Forma Financial Data  . . . . . . . . . . . . 9

INTRODUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Cautionary Statement . . . . . . . . . . . . . . . . . . . . . . .  10

THE SPECIAL MEETING . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Date, Time and Place . . . . . . . . . . . . . . . . . . . . . . .  10
         The Record Date  . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Purpose of the Special Meeting . . . . . . . . . . . . . . . . . .  10
         Quorum and Voting  . . . . . . . . . . . . . . . . . . . . . . . .  11
         Revocation of Proxies  . . . . . . . . . . . . . . . . . . . . . .  11
         Cost of Solicitation . . . . . . . . . . . . . . . . . . . . . . .  11
         CTI Companies Information  . . . . . . . . . . . . . . . . . . . .  11

THE COMPANIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         EFTC Corporation   . . . . . . . . . . . . . . . . . . . . . . . .  12
         Circuit Test, Inc. and Affiliates  . . . . . . . . . . . . . . . .  20

THE MERGER PROPOSAL . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Description of the Merger  . . . . . . . . . . . . . . . . . . . .  24
         Description of the Acquisition . . . . . . . . . . . . . . . . . .  25
         Transactions to Occur Concurrently . . . . . . . . . . . . . . . .  25
         History and Background . . . . . . . . . . . . . . . . . . . . . .  25
         Reasons for the Transactions . . . . . . . . . . . . . . . . . . .  27
         Financing for the Merger and Acquisition . . . . . . . . . . . . .  30
         Common Stock Held by Directors and Executive Officers  . . . . . .  30
         Tax and Accounting Treatment . . . . . . . . . . . . . . . . . . .  30
         Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . .  30

DESCRIPTION OF THE MERGER AGREEMENT . . . . . . . . . . . . . . . . . . . .  30
         The Merger Agreement . . . . . . . . . . . . . . . . . . . . . . .  30

         Change of the Company's Board  . . . . . . . . . . . . . . . . . .  32
         EFTC Director Voting Arrangements  . . . . . . . . . . . . . . . .  32
         CTI Shareholder Voting Arrangements  . . . . . . . . . . . . . . .  32

DESCRIPTION OF THE RELATED AGREEMENTS . . . . . . . . . . . . . . . . . . .  33
         The Purchase Agreement . . . . . . . . . . . . . . . . . . . . . .  33
         Earnout Payments   . . . . . . . . . . . . . . . . . . . . . . . .  33
         The Registration Rights Agreement  . . . . . . . . . . . . . . . .  34
         Employment Matters   . . . . . . . . . . . . . . . . . . . . . . .  35
         The Indemnification Agreement  . . . . . . . . . . . . . . . . . .  36

CERTAIN MATTERS TO BE CONSIDERED BY SHAREHOLDERS  . . . . . . . . . . . . .  36
         Interests of Certain Persons in the Merger and the Acquisition . .  36
         Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Capitalization of the Company  . . . . . . . . . . . . . . . . . .  37
         Challenges of Business Integration . . . . . . . . . . . . . . . .  37

FEDERAL INCOME TAX CONSEQUENCES . . . . . . . . . . . . . . . . . . . . . .  37

APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS . . . . . . . . . . . . . . . .  38

MANAGEMENTS' DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
         OPERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         The Company  . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Circuit Test, Inc. and Affiliates  . . . . . . . . . . . . . . . .  44

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION . . . . . . . . . . . .  47

RECOMMENDATION OF THE BOARD OF DIRECTORS  . . . . . . . . . . . . . . . . .  52

DESCRIPTION OF THE EMPLOYEE PLAN AMENDMENT  . . . . . . . . . . . . . . . .  53
         Reasons for the Proposed Amendment . . . . . . . . . . . . . . . .  53
         Description of the Employee Plan . . . . . . . . . . . . . . . . .  53
         Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . .  55

DESCRIPTION OF THE NON-EMPLOYEE PLAN AMENDMENT  . . . . . . . . . . . . . .  56
         Reasons for the Proposed Amendment . . . . . . . . . . . . . . . .  56
         Description of the Non-Employee Plan . . . . . . . . . . . . . . .  56
         Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . .  57

SECURITY OWNERSHIP' . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Summary Compensation Table . . . . . . . . . . . . . . . . . . . .  59
         Options Granted  . . . . . . . . . . . . . . . . . . . . . . . . .  60
         Option Exercises and Year End Option Values  . . . . . . . . . . .  60
         Employment Agreements  . . . . . . . . . . . . . . . . . . . . . .  60
         Directors' Compensation  . . . . . . . . . . . . . . . . . . . . .  61

COMPANY COMMON STOCK INFORMATION  . . . . . . . . . . . . . . . . . . . . .  61
         Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

INDEPENDENT ACCOUNTANTS . . . . . . . . . . . . . . . . . . . . . . . . . .  62

SHAREHOLDER PROPOSALS . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

OTHER BUSINESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

                                    SUMMARY

         The following is a brief summary of certain information contained elsewhere in this Proxy Statement. This summary is qualified in its entirety by the more detailed information contained in the Proxy Statement and the Appendices hereto. Capitalized terms used and not defined in the following summary have the meanings set forth on the cover or as otherwise provided. SHAREHOLDERS ARE URGED TO READ THIS PROXY STATEMENT AND THE APPENDICES HERETO IN THEIR ENTIRETY. The following summary discussion and other information contained in this Proxy Statement contains forward looking statements, as defined in the Private Securities Litigation Reform Act of 1995, that involve known and unknown risks, including, without limitation, statements containing the words "believes," "anticipates," "estimates," "expects," "may" and words of similar import or statements of management's opinion. See "INTRODUCTION--Cautionary Statement" for a discussion of certain risks and their potential impact on the forward looking statements contained herein.

THE COMPANIES

         EFTC Corporation. The Company, formed in 1981, is an independent provider of high-mix electronic manufacturing services to original equipment manufacturers ("OEMs") in the medical, instrumentation and high-end data storage industries, as well as certain segments of the communications market. At the Company's annual meeting held on May 28, 1997, the shareholders voted to change the name of the Company from "Electronic Fab Technology Corp." to "EFTC Corporation." The Company operates manufacturing facilities totaling 82,000 square feet in Greeley, Colorado, a campus including manufacturing facilities comprising 47,000 square feet in Newberg, Oregon, and a 20,000 square feet manufacturing facility in Moses Lake, Washington, and employs approximately 671 people. The principal executive offices of the Company are located at Horizon Terrace, 9351 Grant Street, Denver, Colorado 80229.

         The CTI Companies. CTI, founded in 1982 and based in Memphis, Tennessee, is an electronic component repair organization specializing in the computer and communications industries. One of CTI's principal strategies is to compete through the effective use of "hub-based" repair services, which CTI pioneered. CTI, together with its affiliates the CTI LLCs (collectively, the "CTI Companies") are the only electronic repair service provider with operations located inside the hub infrastructure of both the largest transportation/logistics companies in the United States. Pursuant to the terms of the Merger Agreement, all of the holders (the "CTI Shareholders") of the outstanding Class A and Class B Common Stock (the "CTI Common Stock") will exchange such shares for shares of the Company's Common Stock. In addition, pursuant to the terms of the Purchase Agreement, the members of the CTI LLCs will sell all of the interests in the CTI LLCs to the Company for cash.

THE SPECIAL MEETING

         Date, Time and Place of Special Meeting. The Special Meeting will be held on September 30, 1997, at 10:00 a.m., local time, at the offices of Holme Roberts & Owen LLP, 1700 Lincoln Street, Suite 4100, Denver, Colorado 80203-4541.

         Purpose. The Special Meeting will be held to consider and act upon the following: (i) to approve the issuance of the EFTC Equity in connection with the Merger and the related Acquisition; (ii) to approve the Employee Plan Amendment; (iii) to approve the Non-Employee Plan Amendment; and (iv) to transact such other business as may properly come before the Special Meeting. See "THE MERGER PROPOSAL;" "DESCRIPTION OF THE MERGER AGREEMENT;" "DESCRIPTION OF THE EMPLOYEE PLAN AMENDMENT;" and "DESCRIPTION OF THE NON-EMPLOYEE PLAN AMENDMENT;"

         Record Date; Shares Outstanding and Entitled to Vote. The record date for determining the holders of the Common Stock of the Company entitled to vote at the Special Meeting was August 6, 1997 (the "Record Date"). As of the Record Date 5,939,410 shares of the Common Stock of the Company were issued and outstanding and entitled to vote. As of such date, the executive officers and directors of the Company held approximately 64.2% of the outstanding Common Stock.

         Vote Required for Approval. The affirmative vote of a majority of the shares represented at the Special Meeting in person or by proxy, assuming a quorum is present, is required to approve the Merger Proposal and the Employee Plan

Amendment. Because the executive officers and directors of the Company have indicated their intention to vote in favor of the Merger Proposal, the Employee Plan Amendment and the Non-Employee Plan Amendment, the Company expects that the presence at the Special Meeting in person or by proxy no other shareholders will be necessary to constitute a quorum. See "THE SPECIAL MEETING--Quorum and Voting."

THE MERGER PROPOSAL

         In connection with the execution and delivery of the Merger Agreement, the Company has entered into: (i) the Merger Agreement, (ii) the Purchase Agreement, (iii) a Voting Agreement, dated as of July 9, 1997 (the "Voting Agreement"), among the Company and the CTI Shareholders, and (iv) a Letter Agreement, dated as of July 9, 1997 (the "Letter Agreement") among CTI and EFTC Directors who are also shareholders of the Company which together provide the principal terms upon which the Merger and the Acquisition will be completed.

         CTI and the CTI LLCs are independently owned entities owned and controlled by various members, and entities in turn controlled by the family of Allen S. Braswell, Sr. Over seventy percent of the shares of CTI are owned by the Allen S. Braswell, Sr. Grantor Retained Income Trust. The following entities each own fifty percent (50%) of both CTI LLCs: (i) Circuit Test International Limited Partnership (Allen S. Braswell Sr. Living Trust, General Partner, Allen S. Braswell, Sr. Trustee); and (ii) Allen S. Braswell, Jr. Revocable Living Trust, Allen S. Braswell, Jr., Trustee.


         Reasons for the Merger and the Acquisition. The Board and management of the Company have identified significant benefits of the transactions, including: (i) a strategic and geographic expansion of the Company's breadth of high-mix service offerings, enabling the Company to offer "cradle-to-grave" services such as concurrent engineering, subassembly manufacturing, next-day delivery of assemblies, warranty repair service and post-warranty repair services and to develop new programs to help OEMs reduce inventory; (ii) implementation of a hub-based strategy for contract manufacturing; (iii) opportunities to approach the CTI Companies' existing customer base to pursue additional high-mix electronic contract manufacturing opportunities; and (iv) delivery of the CTI Companies' repair services to the Company's existing customer base, which, together, are expected to provide the Company competitive advantages in the high-mix electronic contract manufacturing industry. The Board and management of the Company also believe that the CTI Companies' management team will represent a strong complement to the Company's management team. The Company is seeking to acquire CTI and both of the CTI LLCs because they operate separate, complimentary lines of business that have been operated as an integral enterprise. Without acquiring all three of CTI and the CTI LLCs, the Company would not be able to continue to provide all of the services that the CTI Companies currently provide to their joint customers. See "THE MERGER PROPOSAL--Reasons for the Transactions."


         Although there can be no assurance of future performance, based on the foregoing, and on certain economies of scale and operational efficiencies that the management of the Company hopes to achieve, the Board believes that the Merger and the Acquisition will provide enhanced long-term value for the Company's shareholders. See "THE MERGER PROPOSAL--Reasons for the Transactions;" "MANAGEMENTS' DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--The Company" and "RECOMMENDATION OF THE BOARD OF DIRECTORS."

         Recommendation of the Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER PROPOSAL. The Board considered a number of factors in reaching its conclusion to recommend approval by the shareholders of the Merger Proposal, including historical and pro forma financial information of the CTI Companies and the Company contained in this Proxy Statement. See "RECOMMENDATION OF THE BOARD OF DIRECTORS."

CERTAIN MATTERS TO BE CONSIDERED BY SHAREHOLDERS

         Interests of Certain Persons in the Merger and the Acquisition. Jack Calderon, President, Chief Executive Officer and a director of the Company, Mr. Robert K. McNamara and Mr. Richard L. Monfort, who are both directors of the Company, and Mr. Allen S. Braswell, Sr., who will become a director of the Company upon the completion of the Merger and the Acquisition, each have certain financial interests in the completion of the Merger and the
Acquisition.   See "CERTAIN MATTERS TO BE CONSIDERED BY SHAREHOLDERS--Interests
of Certain Persons in the Merger and Acquisition."

         Financing for the Acquisition. In connection with the Merger and the Acquisition, the Company has signed a commitment letter for a loan (the "Bank One Loan") with Bank One, Colorado, N.A. ("Bank One") and has agreed upon terms for the issuance of $15 million in subordinated notes (the "Subordinated Notes," the Bank One Loan and the Subordinated Notes are together referred to herein as the "Financing") to Richard L. Monfort, a director of the Company. The Bank One Loan is comprised of a $30 million revolving credit facility and a $15 million term loan. The Financing is subject to the negotiation of definitive loan documents and there can be no assurance that the Financing will be obtained. The Bank One Loan documents will contain covenants restricting the Company's ability to incur additional debt, grant dividends and engage in mergers and acquisitions without Bank One's consent, as well as financial covenants. See "CERTAIN MATTERS TO BE CONSIDERED BY SHAREHOLDERS--Interests of Certain Persons in the Merger and Acquisition--Issuance of Subordinated
Notes;" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--The Company--Liquidity and Capital Resources."

         Significant Ownership of Common Stock by Management. As of August 31, 1997, directors and officers of the Company owned approximately 64.2% of the outstanding Common Stock. If the Merger is approved and the Merger and the Acquisition are consummated, the EFTC Equity will be issued and Allen S. Braswell, Sr. and Allen S. Braswell, Jr. will become directors of the Company. Following such transactions, the directors and officers of the Company will own approximately 71.2% of the outstanding Common Stock. See "SECURITY OWNERSHIP."

         Dilution. The issuance of the EFTC Equity will cause a proportional dilution in the voting rights of the existing shareholders of the Company. The issuance of the EFTC Equity will result in a dilution in net book value per share for the Company's existing shareholders. See "CERTAIN MATTERS TO BE CONSIDERED BY SHAREHOLDERS--Dilution" and "UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION."

         Capitalization of the Company. After the Merger and the Acquisition and the purchase of certain assets from AlliedSignal, the Company will have approximately $39 million in long-term debt outstanding and stockholders' equity of approximately $26 million. The Company's management believes this to be a reasonable amount of indebtedness in light of the combined size and nature of operations of the Company and the CTI Companies following the completion of the Merger and the Acquisition. See "CERTAIN MATTERS TO BE CONSIDERED BY SHAREHOLDERS--Capitalization of the Company" and "UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION."

         Challenges of Business Integration. Consummation of the Merger and the Acquisition and the subsequent integration of the operations of the Company and the CTI Companies will require substantial attention of management and effort by employees throughout the Company and the CTI Companies. There is no assurance that such efforts will successfully achieve the anticipated benefits of the Merger, the Acquisition and related transactions. See "CERTAIN MATTERS TO BE CONSIDERED BY SHAREHOLDERS--Challenges of Business Integration."

THE MERGER AGREEMENT

         The Merger Agreement provides for the merger of CAC, a wholly-owned subsidiary of the Company into CTI, with CTI being the surviving corporation. As consideration for the Merger, the Company will issue the EFTC Equity to the CTI Shareholders, representing approximately 23.85% of the Common Stock of the Company after giving effect to the transactions. The CTI Shareholders currently do not own any shares of the Company's Common Stock. The Merger will become effective at the time the articles of merger are filed with the Department of State of State of Florida or at such later time that the parties agree, as designated in such articles of merger (the "Effective Time"). It is anticipated that if the Merger Agreement is approved at the Special Meeting and all other conditions have been fulfilled or waived, the Effective Time will occur as soon as practicable after the Special Meeting. At the Effective Time and whether or not surrendered at the closing of the Merger and the Acquisition (the "Closing"), each issued and outstanding share of CTI Common Stock will be converted into the right to receive approximately 152.788 shares of Common Stock of EFTC. The aggregate number of shares of the Company's Common Stock constituting the EFTC Equity is 1,858,975 shares. See "DESCRIPTION OF THE MERGER AGREEMENT -- The Merger Agreement -- General; Effective Time" and "-- Merger Consideration."

         Conditions to the Merger. The obligations of the Company and CTI to consummate the Merger are subject to the satisfaction or waiver of several conditions, including the approval of the Merger Proposal by the requisite vote of the shareholders of the Company, the approval of the Merger Agreement and the Merger by the CTI Shareholders, the simultaneous closing of the Acquisition, as well as other usual and customary conditions for similar transactions. In addition, the obligations of the Company and CTI to consummate the Merger are subject to the performance by the CTI

Shareholders of, and their compliance with, the voting arrangement entered into in connection with the Merger Agreement and the execution and delivery by the Company and the CTI Shareholders of a Registration Rights Agreement among the Company and the CTI Shareholders (the "Registration Rights Agreement") that provides the CTI Shareholders certain rights to have their shares of the EFTC Equity registered under the Securities Act of 1933 (the "Securities Act"), an Indemnification Agreement among the CTI Shareholders, the CTI LLC Members and the Company (the "Indemnification Agreement") and a letter concerning certain tax matters. In addition, the obligation of CTI to consummate the Merger is subject to the grant by the Company of certain employee stock options with respect to the Company's Common Stock to certain members of CTI's management and the execution and delivery of Employment Agreements (the "Employment Agreements") between the Company and four members of the senior management of the CTI Companies. See "DESCRIPTION OF THE MERGER AGREEMENT --The Merger Agreement--Conditions to the Merger" and "--CTI Shareholder Voting Arrangements," "DESCRIPTION OF THE RELATED AGREEMENTS--The Registration Rights Agreement," "--the Indemnification Agreement" and "-- Employment Matters."

         Covenants. Under the Merger Agreement, CTI has agreed to carry on its business in the usual, regular and ordinary course and do certain other things so as not to impair the goodwill of its ongoing business. CTI also has agreed, except as contemplated by the Merger Agreement or consented to by the Company, not to amend its articles of incorporation or bylaws; adopt, accelerate, amend or change any employee or director stock option plan; enter into or amend certain material agreements; or take certain other actions. The Merger Agreement also provides that CTI, subject to the fiduciary duties of its Board of Directors, will not directly or indirectly solicit, initiate or encourage inquiries or submission of proposals or offers from any person relating to any sale of, or business combination with, CTI or participate in any negotiation, furnish information or otherwise cooperate in any attempt to do the foregoing. See "DESCRIPTION OF THE MERGER AGREEMENT--The Merger Agreement--Covenants" and "--No Solicitation."

         Termination. The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time: (i) by mutual consent of the Company and CTI; (ii) by either the Company or CTI, if, without fault of the terminating party, the Closing does not occur on or before November 30, 1997, or such later date as agreed by the parties; (iii) by either the Company or CTI, if the notifying party is not obligated to close due to the failure of any of its conditions to close; or (iv) by either the Company or CTI, if the other party breaches its representations, warranties or obligations under the Merger Agreement in a material respect and the breach continues for ten days after notice of such breach has been given in accordance with the Merger Agreement. See "DESCRIPTION OF THE MERGER AGREEMENT--The Merger Agreement--Termination."

CHANGE OF THE COMPANY'S BOARD

         Pursuant to the Merger Agreement, as of the Effective Time the Board will (i) increase the number of the Company's directors from 14 to 16 and (ii) nominate and appoint Allen S. Braswell, Sr. as an additional Class II director to hold office until the 1999 Annual Meeting of the Company's shareholders and Allen S. Braswell, Jr. as an additional Class I director to hold office until the 1998 Annual Meeting of the Company's shareholders. The Company has agreed to take the actions necessary to nominate Messrs. Braswell for election to the Company's Board of Directors at the next annual meeting of the shareholders of the Company. See "DESCRIPTION OF THE MERGER AGREEMENT--Change of the Company's Board."

EFTC DIRECTOR VOTING ARRANGEMENTS

         The EFTC Directors who are also shareholders of the Company have agreed with CTI that they will give their consent with respect to or vote their shares of Company Common Stock to approve the Merger Agreement and the Merger. The shares of Common Stock owned by the EFTC Directors represent approximately 64.2% of the outstanding shares of the Company's Common Stock. See "DESCRIPTION OF THE MERGER AGREEMENT--EFTC Director Voting Arrangements."

CTI SHAREHOLDER VOTING ARRANGEMENTS

         The CTI Shareholders have agreed with the Company that they will give their consent with respect to or vote their shares of CTI Common Stock to approve the Merger Agreement and the Merger. Because the shares of CTI Common Stock owned by the CTI Shareholders represent 100% of the outstanding shares of CTI Common Stock, approval of the Merger Agreement and the Merger by the shareholders of CTI is assured. See "DESCRIPTION OF THE MERGER AGREEMENT--CTI Shareholder Voting Arrangements."

RELATED AGREEMENTS


         The Purchase Agreement. If the Acquisition is approved, the Company and Acquisition Corp., simultaneously with the consummation of the Merger, will purchase from the CTI LLC Members all of the ownership interests in the CTI LLCs for $19,500,000 in cash (subject to adjustment as provided for in the Purchase Agreement). See "DESCRIPTION OF THE RELATED AGREEMENTS--The Purchase Agreement." While the vote of the shareholders is being sought with respect to the issuance of the EFTC Equity in connection with the Merger in order to comply with certain rules, the completion of the Acquisition is not subject to such rules. Therefore, no vote of the shareholders with respect to the Acquisition is being sought. See "THE MERGER PROPOSAL--Description of the Acquisition."


         The Earnout Agreement. The Company will pay the CTI LLC Members certain contingent earnout payments (the "Earnout Payments") over three years in a maximum aggregate amount of $6,000,000, provided that the earnings of the CTI Companies, before interest and taxes, exceed certain target amounts each year, as provided for in an Earnout Agreement to be entered into at the Closing among the Company and the CTI LLC Members (the "Earnout Agreement") pursuant to
the terms of the Purchase Agreement.   See "DESCRIPTION OF THE RELATED
AGREEMENTS--Earnout Payments."

         The Registration Rights Agreement. When delivered to the CTI Shareholders, the EFTC Equity will not be registered under the Securities Act. The Company will grant certain registration rights with respect to the Company's Common Stock issued to the CTI Shareholders pursuant to the Registration Rights Agreement. See "DESCRIPTION OF THE RELATED AGREEMENTS--The Registration Rights Agreement."

         Employment Matters. At the Effective Time, the Company will offer employment for three years to certain members of CTI's management pursuant to the Employment Agreements. In connection with the Merger, the Company will grant certain options to purchase Common Stock to certain members of CTI's management. See "DESCRIPTION OF THE RELATED AGREEMENTS--Employment Matters."

         The Indemnification Agreement. Certain of the CTI Shareholders and the CTI LLC Members will indemnify the Company with respect to breaches of covenants and representations and warranties in the Merger Agreement and the Purchase Agreement such indemnification obligations are subject, in certain circumstances, to specified dollar limits. See "DESCRIPTION OF THE RELATED AGREEMENTS--The Indemnification Agreement."

ADDITIONAL MATTERS

         Regulatory Matters. The Company is not aware of any federal or state approvals that must be obtained in order to consummate the Merger or the Acquisition.

         Dissenters' Rights.   The shareholders of the Company will not have
dissenters' rights in connection with the transactions contemplated by the Merger Agreement or the Purchase Agreement. See "APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS."

         Accounting Treatment. The Merger and Acquisition will be accounted for as a purchase of the CTI Companies by the Company. See "THE MERGER PROPOSAL--Tax and Accounting Treatment" and "UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION."

         Tax Consequences to the Shareholders of the Company. The consummation of the transactions set forth in the Merger Agreement will not result in a taxable event to the shareholders of the Company. See "FEDERAL INCOME TAX CONSEQUENCES."

         Last Sale Price of Company Common Stock Prior to Announcement. The last sale price for the Company's Common Stock on July 9, 1997, which was the last trading day prior to the announcement of the Merger and the Acquisition, as proposed, was $10.25 as reported by the Nasdaq National Market.

EMPLOYEE PLAN AMENDMENT

         Increase in the Number of Shares Reserved. If approved, the Employee Plan Amendment will increase the aggregate number of shares of the Common Stock reserved for issuance under the Employee Plan from 995,000 to 1,995,000. This Amendment is being proposed to facilitate the achievement of the goals of the Employee Plan taking into account the Merger and the Acquisition and the increased number of executives who may become eligible for grants under the Employee Plan. The Employee Plan Amendment will also effect a change of the name of such Plan to reflect the Company's recent name change. See "DESCRIPTION OF THE EMPLOYEE PLAN AMENDMENT."

         Recommendation of the Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE EMPLOYEE PLAN AMENDMENT. See "DESCRIPTION OF THE EMPLOYEE PLAN AMENDMENT."

NON-EMPLOYEE PLAN AMENDMENT

         Increase in the Number of Shares Reserved. The Non-Employee Plan Amendment would increase the aggregate number of shares of the Common Stock reserved for issuance under the Non-Employee Plan from 160,000 to 300,000.
This Amendment is being proposed to take into account the effects of the Merger and the Acquisition and the increased number of non-employee directors who may become eligible for grants under the Plan. The Non-Employee Plan Amendment will also effect a change of the name of such Plan to reflect the Company's recent name change.

         Recommendation of the Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE NON-EMPLOYEE PLAN AMENDMENT. See "DESCRIPTION OF THE NON-EMPLOYEE PLAN AMENDMENT".

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

         The following tables present for the Company and the CTI Companies, on a historical basis, selected financial data and unaudited pro forma financial data reflecting the issuance of the EFTC Equity, payment of an aggregate of $19.5 million in cash and the incurrence of approximately $21 million in indebtedness as contemplated by the Merger Agreement and the Purchase Agreement. The pro forma balance sheet data assumes the Merger and the Acquisition were consummated on June 30, 1997, and the pro forma operating data assumes the Merger and the Acquisition were consummated on January 1, 1996.
See "UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION."

SELECTED HISTORICAL FINANCIAL DATA

         The following selected historical financial data of the Company and the CTI Companies has been derived from such companies' respective historical financial statements and should be read in conjunction with such financial statements and the notes thereto and each companies' respective "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Proxy Statement. The selected historical financial information of the Company as of June 30, 1997 and 1996 and for the six months then ended has been derived from unaudited financial statements, but in the Company's opinion reflects all adjustments (consisting only of normal, recurring adjustments) necessary for the fair presentation of the Company's financial condition and results of operations as of and for the periods then ended. The selected historical financial information of the CTI Companies as of June 30, 1997 and 1996 and for the six months then ended has been derived from unaudited financial statements, but in the CTI Companies' opinion reflects all adjustments (consisting only of normal, recurring adjustments) necessary for the fair presentation of the CTI Companies' financial condition and results of operations as of and for the periods then ended. The results of operations of the Company and the CTI Companies for the interim period ended June 30, 1997 are not necessarily indicative of the results to be expected for the entire year. Historical information for certain periods is derived from financial statements not included in or incorporated herein by reference.

                                EFTC CORPORATION
                       SELECTED HISTORICAL FINANCIAL DATA
                 (Dollars in thousands, except per share data)

                                      Six Months Ended
                                           June 30,                        Years Ended December 31,
                                     -----------------    ------------------------------------------------
                                       1997      1996     1996(1)      1995     1994       1993     1992
                                     -------   -------    ------     -------   -------    -------  -------
RESULTS OF OPERATIONS DATA:
Net sales . . . . . . . . . . . . .  $36,782   $30,994    $56,880    $49,220   $52,542    $29,817  $17,294
Operating income (loss)   . . . . .    1,420      (292)    (2,021)       802     3,024      2,286      713
Income (loss) before income taxes .      921      (518)    (2,465)       481     2,958      2,037      494
Net income (loss) . . . . . . . . .      582      (317)    (1,592)       354     1,917      1,031      320
Earnings (loss) per common share  .  $  0.10   $ (0.08)   $ (0.40)   $  0.09   $  0.53    $  0.52  $  0.13
Cash dividends per common share . .    --         --         --        --         --         --        --

                                           June 30,                       December 31,
                                     -----------------    ------------------------------------------------
BALANCE SHEET DATA:                   1997(3)    1996       1996       1995     1994(2)    1993      1992
                                     -------   -------    -------    -------   --------   -------   ------


Total assets  . . . . . . . . . . .  $46,120   $28,008    $22,869    $24,984   $23,479    $11,172   $6,703
Long-term debt  . . . . . . . . . .    9,140     2,975      2,890      3,060     3,230      2,539    2,736
Stockholders' equity  . . . . . . .   19,998    15,198     13,922     15,509    14,989      3,547    2,090

------------------

(1) As part of a corporate restructuring, the Company expensed $2.1 million for restructuring costs in the third quarter of 1996. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."
(2) The Company received net proceeds of $9.3 million from its initial public offering in March 1994.
(3) The Company acquired the CE Companies in February 1997 for total consideration of approximately $10.3 million consisting of 1,980,000 shares of the Company's Common Stock and $4.9 million in cash.

                               THE CTI COMPANIES
                  SELECTED HISTORICAL COMBINED FINANCIAL DATA
                 (Dollars  in Thousands, except per share data)


                                      Six Months Ended
                                          June 30,                      Year Ended December 31,
                                     -----------------    -------------------------------------------------
                                       1997       1996       1996     1995       1994      1993      1992
                                       ----       ----       ----     ----       ----      ----      -----
 RESULTS OF OPERATIONS DATA:
 Net sales . . . . . . . . . . .      19,896      9,755    $26,510   $16,184     $9,029   $9,938    $13,710
 Operating income  . . . . . . .       2,661      (576)        678     1,591        193    1,146      3,423
 Net income  . . . . . . . . . .       2,387      (768)        235     1,300         82      810      2,855
 Earnings per common share . . .      196.31    (63.12)      19.28    129.98       8.19    81.00     285.50
 Cash dividends per common share
                                       60.65       --        50.00       --      107.30     --         --

                                      Six Months Ended
                                          June 30,                      Year Ended December 31,
                                     -----------------    -------------------------------------------------
                                       1997       1996       1996      1995       1994     1993      1992
                                       ----       ----       ----      ----       ----     ----      -----
 BALANCE SHEET DATA:
 Total assets  . . . . . . . . .      13,301      8,405    $13,174    $9,245     $4,303   $3,639     $3,709
 Long-term debt  . . . . . . . .         148        199        595       240         15       16         33
 Stockholders' equity  . . . . .       3,571        963      1,922     2,057        758    1,749      2,822

-------------------

UNAUDITED SELECTED PRO FORMA FINANCIAL DATA

         The unaudited selected pro forma financial information of the combined company is derived from the unaudited pro forma condensed financial information, which gives effect to the consummation of the Merger and the Acquisition and the purchase from AlliedSignal, Inc. and its affiliates of certain assets, and the CE Companies, as described elsewhere within, and should be read in conjunction with such unaudited pro forma condensed financial information and notes thereto included elsewhere in this Proxy Statement.


                                                                Six Months Ended             Year Ended
                                                                  June 30, 1997          December 31, 1996
                                                            -----------------------      ------------------

                                                            (Dollars in Thousands, except per share data)
 PRO FORMA OPERATING DATA:
 Net sales                                                               61,154                  115,910
 Operating income                                                         2,656                      229
 Net income (loss)                                                          480                   (1,881)

 Earnings (loss) per common share                                          0.06                    (0.24)
 Weighted average common and common equivalent shares
 outstanding                                                              7,980                    7,781



                                                                                  As of
                                                                              June 30, 1997
                                                                              -------------
                                                                         (Dollars in Thousands)
 PRO FORMA BALANCE SHEET DATA:
 Total assets                                                                    100,786
 Long-term debt                                                                   39,938
 Stockholders' equity                                                             28,735




                                                                 June 30, 1997           December 31, 1996
                                                                 -------------           -----------------
 BOOK VALUE PER COMMON SHARE: (1)
 Historical:
       EFTC                                                            $3.26                    $3.53
      The CTI Companies                                              $293.52                  $157.96
 Pro forma combined company                                            $3.60                    $3.48


-----------------

(1) Historical book value per share is computed by dividing stockholders' equity by the number of common shares outstanding at the end of each period. Pro forma book value per common share is computed by dividing pro forma stockholders' equity by the pro forma number of shares which would have been outstanding had the Merger and Acquisition been consummated as of each balance sheet date.

                                  INTRODUCTION

         This Proxy Statement is provided to the shareholders of the Company in connection with the Special Meeting and any adjournments or postponements thereof. The Special Meeting will be held on the date and at the time and location, and will be held to consider the matters set forth under the caption "THE SPECIAL MEETING." The Board is soliciting proxies hereby for use at the Special Meeting. A form of Proxy is being provided to the shareholders of the Company with this Proxy Statement. For information with respect to the execution and revocation of proxies, see "THE SPECIAL MEETING--Revocation of Proxies."

CAUTIONARY STATEMENT

         Certain statements in this Proxy Statement, including statements contained in the Summary, and under the captions "THE COMPANIES," "CERTAIN MATTERS TO BE CONSIDERED BY SHAREHOLDERS," "MANAGEMENTS' DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and elsewhere in this Proxy Statement constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, that involve known and unknown risks, including, without limitation, statements containing the words "believes," "anticipates," "estimates," "expects," "may" and words of similar import or statements of management's opinion. Such forward looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, market performance or achievements of the Company and the CTI Companies to differ materially from any future results, performance or achievements expressed or implied by such forward looking statements.
Important factors that could cause such differences include, but are not limited to, changes in economic or business conditions in general or affecting the electronic products industry in particular, changes in the use of outsourcing by OEMs, increased material prices and service competition within the electronic component contract manufacturing and repair industries, changes in the competitive environment in which the Company operates, the continued growth of the industries targeted by the Company, changes in the Company's management information needs, changes in customer needs and expectations and the Company's ability to keep pace with technological developments and governmental actions.


                              THE SPECIAL MEETING

DATE, TIME AND PLACE

         The Special Meeting of Shareholders is scheduled to be held on September 30,1997, at 10:00 a.m., local time, at the offices of Holme Roberts & Owen LLP, 1700 Lincoln Street, Suite 4100, Denver, Colorado 80203-4541.

THE RECORD DATE


         This Proxy Statement is being mailed to shareholders on or about September 20, 1997. The Board of Directors has fixed the close of business on August 6, 1997 as the Record Date for determination of the shareholders of the Company entitled to notice of, and to vote at, the Special Meeting. The only outstanding voting stock of the Company is the Common Stock, of which 5,939,410 shares were outstanding as of the close of business on the Record Date, held by approximately 245 holders of record. Each share of Common Stock is entitled to one vote.


PURPOSE OF THE SPECIAL MEETING

         At the Special Meeting, the shareholders will be asked to consider and act upon the following: (i) to approve the issuance of the EFTC Equity in connection with the Merger; (ii) to approve the Employee Plan Amendment; (iii) to approve the Non-Employee Plan Amendment; and (iv) to transact such other business as may properly come before the Special Meeting.

         THE BOARD HAS DETERMINED THAT EACH OF THE PROPOSALS IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS. THE BOARD HAS APPROVED THE MERGER PROPOSAL, THE EMPLOYEE PLAN AMENDMENT AND THE NON-EMPLOYEE PLAN AMENDMENT AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF EACH OF THE PROPOSALS.

QUORUM AND VOTING

         Only holders of record of shares of the Common Stock of the Company issued and outstanding as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Special Meeting. The holder of each share of Common Stock issued and outstanding as of the Record Date is entitled to one vote per share upon each matter submitted to a vote of the shareholders of the Company at the Special Meeting or any adjournment or postponement thereof. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum to transact business at the Special Meeting. If a quorum is not present at the Special Meeting, the shareholders who are present, in person or by proxy, may, by majority vote, adjourn the Special Meeting from time to time without notice or other announcement until a quorum is present. The approval of the Merger Proposal and the Employee Plan Amendment will require approval of a majority of the shares of Common Stock present, in person or by proxy, at the Special Meeting, assuming a quorum is present.

         All shares of Common Stock represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not revoked, will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted FOR approval and adoption of the Merger Proposal and the Employee Plan Amendment on the proxy card as described herein. Votes submitted as abstentions will be counted for quorum purposes but will not be counted as votes for or against each of the proposals. Broker non-votes will not count for or against the Merger Proposal or the Employee Plan Amendment.

         As of August 31, 1997, the executive officers and Directors were the owners of an aggregate of 3,822,570 shares of the Common Stock or 64.2% of the total number of shares outstanding. Accordingly, the Company anticipates that the attendance in person or by proxy of no other shareholders will be required at the Special Meeting to constitute a quorum to approve the Merger Proposal and the Employee Plan Amendment.

REVOCATION OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by: (i) delivering to the Company's principal executive offices, attention: CORPORATE SECRETARY, at any time before the vote at the Special Meeting, a written notice of revocation;
(ii) delivering to the Company's principal executive offices, attention:
CORPORATE SECRETARY, at any time before the vote at the Special Meeting, a duly executed proxy bearing a later date; or (iii) attending the Special Meeting and voting in person. Attendance at the Special Meeting without voting in person will not constitute a revocation of a proxy.

COST OF SOLICITATION

         The entire cost of this solicitation will be paid by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares of the Common Stock for their expenses in forwarding solicitation material to such beneficial owners. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies from shareholders by telephone, facsimile or personal interview. Such persons will receive no additional compensation for such services. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their reasonable expenses.

CTI COMPANIES INFORMATION

         All information contained in this Proxy Statement with respect to the CTI Companies has been supplied by CTI and the CTI LLCs for inclusion herein and has not been independently verified by the Company.

                                 THE COMPANIES

EFTC CORPORATION

         GENERAL

         The Company, formed in 1981, is an independent provider of high-mix electronic manufacturing services to OEMs in the medical, instrumentation and high-end data storage industries as well as certain segments of the communications industry.

         The Company's manufacturing services consist of assembling complex printed circuit boards (using both surface mount and pin-through-hole technologies), cables, electro-mechanical devices and finished products. The Company also provides computer-aided testing of printed circuit boards, subsystems and final assemblies. In certain instances, the Company completes the assembly of its customers' products at the Company's facilities by integrating printed circuit boards and electro-mechanical devices into other components of the customer's products.

         Most of the Company's sales are generated from turnkey contracts, whereby the Company provides the components and other materials used in the assembly process, as well as value-added services. A lesser amount of the Company's sales is made on a consignment basis, whereby the Company, using components provided by the customer, provides only assembly and post-assembly testing services. The Company focuses on a market niche of high-mix electronic products, where speed and high levels of responsiveness and flexibility are most valuable to customers.

         In 1994, the Company completed a new 52,000 square foot manufacturing facility in Greeley, Colorado and acquired two new surface mount technology production lines. In 1995, the Company began a process to replace its existing management information systems and, following a reevaluation of the project and resultant changes in it, the Company expects the completion date to be in the third quarter of 1997. At March 31, 1997, the Company had 671 employees and four fully-automated surface mount technology lines.

         On August 5, 1996, the Board hired Mr. Jack Calderon as the new President and Chief Executive Officer of the Company. After a short period of cost restructuring and internal reorganization, Mr. Calderon implemented a program named "the 100 Week Journey of Progress," by which the Company hopes to become the undisputed national leader of high-mix electronic contract manufacturing and which included five key corporate goals: (i) become the recognized leader in high-mix electronic contract manufacturing; (ii) become a multi-sited manufacturer; (iii) double revenues; (iv) provide a broader range of service to a broader customer base; and (v) outperform competitors in return-on-equity, cash flow and sales growth. Among the strategies to meet such goals, the Company adopted an acquisition strategy centered on finding companies that are favorably located geographically, will strengthen the combined financial strength of the Company and are focused on the same high-mix strategy as the Company.

         As an additional part of its corporate restructuring in the third quarter of 1996, the Company developed and implemented an innovative manufacturing methodology, Asynchronous Process Manufacturing ("APM"). APM involves the combination of high-speed manufacturing equipment, sophisticated information systems and standardized process teams to produce small quantities of products more flexibly and more quickly through the factory to market. The Company implemented APM for all its customers as part of the Company's new strategy to deliver manufacturing solutions for high-mix products in high speed modes. The Company's new high-mix market focus concentrates on offering solutions to OEMs in the medical, instrumentation and high-end data storage industries, as well as certain segments of the communications industry. See "Manufacturing Services" below.

         CE Companies Acquisition. On February 24, 1997, the Company acquired two affiliated entities, Current Electronics, Inc., an Oregon corporation ("CEI"), and Current Electronics (Washington), Inc., a Washington corporation ("CEWI" and, together with CEI, the "CE Companies"), for a total consideration of approximately $10.3 million consisting of 1,980,000 shares of Company common stock and approximately $4.9 million in cash. The Company recorded goodwill of approximately $8.0 million in connection with the acquisition, which will be amortized over 30 years. The combined revenues for the two companies for the fiscal year ended September 30, 1996 was approximately $32.5 million. In connection with this transaction, the Company renegotiated its line of credit to increase maximum borrowings to $15,000,000 and extended the maturity date to June 1998. In addition, the Company obtained a 90-day bridge loan in the amount of $4,900,000, the proceeds from which were used to pay the cash consideration related to the acquisition, as discussed above.
Both the line of credit and the bridge-loan will be repaid from the proceeds of the Bank One Loan.

         AlliedSignal Acquisition. On July 15, 1997, the Company entered into a Master Agreement (as amended through the date hereof, the "Master Agreement") with AlliedSignal Avionics, Inc., a Kansas corporation ("Avionics"), and AlliedSignal Inc., a Delaware corporation, operating through its Aerospace Equipment Systems Unit ("AES," and together with Avionics, "AlliedSignal"). Pursuant to the Master Agreement, the Company agreed (i) to purchase certain assets owned by AlliedSignal that are located at AlliedSignal production facilities located in Tucson, Arizona, and Fort Lauderdale, Florida, (ii) to enter into certain related transactions with respect to each location and (iii) to enter into a Supplier Partnering Agreement with AlliedSignal to manufacture electronic assemblies for it at those facilities (the "Supplier Partnering Agreement"). The acquisition of assets by the Company from AES at the Tucson facility and related matters are referred to herein as the "Arizona Transaction," and the acquisition of assets by the Company from Avionics at the Fort Lauderdale facility and related matters are referred to as the "Florida Transaction." The Arizona Transaction and the Florida Transaction are referred to collectively as the "Transactions." The aggregate amount to the paid by the Company for the assets acquired approximates AlliedSignal's book value of those assets. Prior to the Transactions, AlliedSignal used the assets sold to the Company to provide electronic assembly services to certain of its own operations. At the time the Master Agreement was executed, AlliedSignal was a substantial customer of the Company and had no outside third-party customers.

         On August 11, 1997, the Company (i) acquired from AlliedSignal approximately $11.3 million in raw material and work-in-process inventory previously used in the manufacture of certain electronic assemblies by AlliedSignal at its Fort Lauderdale facility, (ii) employed certain persons who were formerly employed by AlliedSignal at its Fort Lauderdale facility, (iii) subleased from AlliedSignal the approximately 95,000 square foot portion of its Fort Lauderdale manufacturing facility formerly used in the manufacture of such electronic assemblies, and (iv) acquired from AlliedSignal the right to use on a temporary basis certain equipment used in the manufacture of such electronic assemblies. A total of approximately $5.2 million was paid to AlliedSignal on August 11, 1997. An additional portion of the purchase price of approximately $2.7 million is to be paid on or before August 29, 1997, and the balance is to be paid on or before December 31, 1997. The Company and AlliedSignal had entered into the Supplier Partnering Agreement as of July 15, 1997, but the Company did not begin to perform thereunder until it closed the initial portion of the Florida Transaction on August 11, 1997. Under the Master Agreement, the Company is obligated to acquire on September 2, 1997 the equipment it obtained the right to use on a temporary basis on August 11, 1997 and to license certain intellectual property. The aggregate purchase price and license fee to be paid that the time is approximately $2.8 million.

         Certain matters relating to the Arizona Transaction occurred on August 4, 1997. Effective on that date, the Company (i) made a payment to AlliedSignal of approximately $300,000 toward the licensing of certain intellectual property and the purchase of certain equipment located at the AES manufacturing facility in Tucson that is to be acquired by the Company at the time it establishes it own manufacturing facility in Tucson as described below,
(ii) employed certain persons who were formerly employed by AlliedSignal at its Tucson facility, and (iii) contracted with AlliedSignal to provide the personnel and management services necessary to manufacture electronic assemblies at its Tucson facility. The second stage of the Arizona Transaction is to occur at the time the Company establishes a new Tucson manufacturing facility, which is currently expected to occur during the first quarter of 1998. At that time, the Company will (i) pay to AlliedSignal the remaining approximately $300,000 for purchase of the equipment and license of the intellectual property, (ii) accept delivery from AlliedSignal of the equipment used at the Tucson facility and move that equipment to the Company's new manufacturing facility there, and (iii) acquire from AlliedSignal the remaining raw material and work-in-process inventory used by it in the manufacture of electronic assemblies at its Tucson facility.

         The Company entered into a License Agreement (the "License Agreement") with AlliedSignal Technologies Inc. ("ASTI") as part of the Transactions. Effectiveness of the License Agreement has been suspended pending further discussions with respect thereto between the Company and AlliedSignal. Pending resolution of those matters, AlliedSignal has undertaken to cause its subsidiary, ASTI, to grant a temporary license to the Company for matters relating to the Fort Lauderdale facility. It is anticipated that the final form of License Agreement to be entered into will provide for the payment to ASTI of an amount equal to one percent of gross revenues received by the Company from the sale to third parties of products manufactured at its Fort Lauderdale or Tucson facilities through December 31, 2001.

         Manufacturing Services in the Electronics Industry. The electronic contract manufacturing ("ECM") services industry emerged in the United States in the 1970's. By subcontracting their manufacturing operations, OEMs can realize productivity gains because fewer in-house employees are needed to produce products, and manufacturing capacity and capabilities increase without capital investment. Capital that would otherwise be devoted to manufacturing operations is available for other activities such as product development and marketing. Four key developments have spurred the growth in the electronics manufacturing services industry: (i) surface mount technology ("SMT"), (ii) turnkey manufacturing, (iii) concurrent engineering, and (iv) outsourcing in the electronics industry.

         Surface Mount Technology. In the SMT manufacturing process, electronic components are attached and soldered directly onto the surface of a circuit board rather than inserted through holes. This process differs from pin-through-hole technology, where electronic components, such as integrated circuits, are attached to printed circuit boards by means of pins, also known as leads, that are inserted into pre-drilled holes on a circuit board, and are then soldered to complete the circuitry. SMT components are smaller, can be spaced more closely together and, unlike pin-through-hole components, can be placed on both sides of a circuit board. This allows for product miniaturization, while enhancing the electronic properties of the circuit. Because the SMT manufacturing process is fully automated, it results in lower labor costs and higher quality output than pin-through-hole manufacturing.

         Turnkey Manufacturing. Traditionally, OEMs provided most components and other materials needed to complete a job on a consignment basis to ECMs. Coincident with the trend toward SMT, OEMs began to shift the responsibility for material procurement to ECMs. This concept came to be known as "turnkey manufacturing." Turnkey manufacturing benefits OEMs in several ways. It allows an OEM's purchasing agents to focus on procurement of fewer parts, making it easier to coordinate the timing of future deliveries. In many cases, turnkey manufacturing reduces material costs because ECMs can combine the purchasing needs of customers when negotiating volume pricing agreements with suppliers. Turnkey manufacturing also frees working capital of OEMs that would otherwise be tied up in raw material inventory. Even if the number of contract manufacturing jobs remained constant, the change from consignment to turnkey manufacturing would increase the sales of ECMs because the contract price includes the price of the components as well as the price of the manufacturing services.

         Concurrent Engineering. In an effort to gain greater efficiency in material procurement and manufacturing, OEMs are giving contractors greater input on such design issues as board layout, component selection, production methods, and the preparation of assembly drawings and test schematics. With such "concurrent engineering," also known as "design for manufacturability," OEMs can tap the contract manufacturer's expertise at the outset to minimize manufacturing bottlenecks.

         Outsourcing. To improve performance, many OEMs are concentrating resources on their "core competencies," or those business activities that give them a strategic advantage in the marketplace. Non-core activities are eliminated or outsourced. Many OEMs have determined that manufacturing is not one of their core competencies and are outsourcing their manufacturing to ECMs. In addition, utilization of outside contract manufacturers by OEMs enables the OEMs to focus their efforts on research, product design and development, and marketing. Other significant benefits of using ECM services include: reduced time to market, reduced capital investment, access to leading-edge manufacturing technology, improved inventory management and improved purchasing power. The Company believes that many OEMs now view contract manufacturers as an integral part of their business and manufacturing strategy rather than as a back-up source to in-house manufacturing capacity during peak periods. The types of services now being outsourced have also grown. OEMs are outsourcing more design engineering, distribution and after-sale support, in addition to material procurement, manufacturing and testing.

         STRATEGY

         The Company's objective is to be a leading provider of electronic contract manufacturing services exclusively focusing on the needs of high-mix OEM customers in its targeted markets. In pursuing this objective, the Company has created a new strategic business plan, its "100-Week Vision," with five key goals: (i) become the recognized leader in high-mix contract manufacturing;
(ii) become a multi-sited manufacturer; (iii) double revenues; (iv) provide a broader range of service to a broader customer base; and (v) outperform competitors in return-on-equity, cash flow and sales growth.

         Creating and maintaining long-term relationships with customers by providing high quality, cost-effective manufacturing services marked by a high degree of responsiveness and flexibility. The central tenet of the Company's operating philosophy is customer service, characterized by high quality, flexibility and responsiveness to the needs of the customer. The Company focuses on the level of service provided to customers by using (i) total quality management to assure that the Company realizes the full value of its human resources, (ii) APM, (iii) computer-integrated manufacturing to allow the Company to track the progress and costs of each project on a real-time basis and to respond quickly and effectively to customer inquiries and changes and
(iv) create new services such as fixed price prototype and point-of-use inventory. For a more detailed discussion of the Company's manufacturing operations, see "Manufacturing Services" below.

         Focusing on a market niche of complex, high-mix products. The Company provides contract manufacturing services to established producers of electronic products. The Company focuses primarily on high-mix OEMs in the medical, instrumentation and high-end data storage industries, as well as certain segments of the communication industry. High levels of quality, responsiveness and flexibility tend to be of most value to OEMs in these industries. Management believes that there are many OEMs in these industries with high-mix product requirements that could benefit from using, or expanding their use of, contract manufacturers, and therefore represent significant opportunities for the Company's growth. Given its focus, the Company does not compete for the manufacture of low cost, high-volume printed circuit boards for use in personal computers, automotive or other consumer-related products.

         Increasing profitability by emphasizing turnkey manufacturing and concurrent engineering and expanding the breadth of services offered. Management believes that expanding the scope of its relationships with its customers leads to greater stability of its customer base and increased profit opportunities. The Company has been successful in converting most of its customers (over 90%) from consignment manufacturing to turnkey manufacturing and emphasizes turnkey relationships in its negotiations with new customers. Although turnkey manufacturing generally results in a lower gross profit percentage compared to consignment sales, the Company is attempting to improve margins by reengineering several critical business processes in order to achieve improved efficiencies. See "--Critical business processes and management information systems." In addition, the Company works to expand its relationships with existing customers by emphasizing concurrent engineering and other services. The Company frequently works with its customers to develop and utilize advanced engineering to improve product quality, to reduce cost and to gain early access to new product introductions. This positions the Company to negotiate the price of new projects rather than being submitted to a competitive bid process. These concurrent engineering activities include: design for manufacturability; design for testability; and component applications engineering.

         Further diversifying its markets by pursuing opportunities in a variety of industries and geographic areas. Management has sought to balance the benefits of industry segment specialization with industry concentration risks by focusing on four market segments: medical, instrumentation, high-end data storage and communications. Management believes that, by addressing multiple markets, the Company is less susceptible to downturns in any single OEM industry, while limiting the total number of markets allows the Company to offer more precisely tailored solutions to address the particular needs of each different market. In addition, management believes that having manufacturing facility sites in several locations allows the Company to better serve customers and puts the Company in a better position to compete for new customers. As part of the revision of the Company's strategy in the third quarter of 1996, the Company adopted an acquisition strategy that focuses on finding high-mix ECMs with favorable geographic locations and earnings.

         Critical business processes and management information systems. In the third quarter of 1996, the Company refocused its strategy to exclusively serve high-mix OEMs. As part of this refocusing, the Company revised certain of its business and manufacturing processes with the goal of creating a sustainable competitive advantage.

         At the center of the Company's new strategy was the introduction of APM. APM standardizes processes so that any circuit board can be assembled by a variety of different production lines. APM allows for short cycle time manufacture of a wide variety of products. Management believes that the Company's ability to manufacture high-end products at high speed creates certain competitive advantages.

         The Company's computer information technology enables APM to function effectively. In August 1995, the Company began reviewing certain business and manufacturing processes in a "reengineering" effort to modify and restructure those processes in order to improve operations and competitiveness. The processes reviewed focused on core competencies of materials acquisition, scheduling and project quoting.

         The Company is reengineering its materials acquisition processes by focusing on methods to optimize purchasing power by identifying materials that are used across customer lines. Also, the Company is consolidating vendors in order to achieve greater corporate purchasing power. The Company believes that with these efforts the Company will obtain greater leverage in material pricing and that the Company will become more competitive when bidding for turnkey business. The Company also is developing methods to improve project quoting and bidding processes. The Company believes that by improving turn-around time on customer quotes and by better tracking actual costs against customer quotes, the Company will better control costs and more accurately predict and manage its operating margins. In addition, the Company is introducing scheduling improvements to allow for more accurate schedule and production processes and to create a more coordinated production effort than in the past. As part of the introduction of APM during the third quarter of 1996, the Company incorporated performance measurements and incentives into the APM process in order to give management greater motivational ability.

         Concurrent with the redesign of these business processes, the Company has commenced development of a new management information system. The company anticipates that it will purchase new software from third party vendors, develop certain software internally and purchase new hardware in connection with the development of this new management information system. The Company has hired consultants to assist in the design and implementation of the management information system. The reengineering and management information system projects were scheduled for completion in the latter part of 1996. Because of the Company's reorganization, initiated by Jack Calderon in the third quarter of 1996, the project was reevaluated and some changes were made in the overall project direction in order to implement APM. The management information system project is now scheduled for completion in the third quarter of 1997.

         The Company can give no assurances that it will meet its targeted completion date for implementation of the reengineered business processes and the new management information system or that such processes and management information system ultimately will be successful in enabling the Company to create a sustainable competitive advantage and to improve efficiencies.

         MANUFACTURING SERVICES

         The Company's turnkey manufacturing services consist of assembling complex printed circuit boards (using both surface mount and pin-through-hole interconnection technologies), cables, electro-mechanical devices and finished products. The Company also provides computer-aided testing of printed circuit boards, subsystems and final assemblies. In certain instances, the Company completes the assembly of its customers' products at the Company's facilities by integrating printed circuit boards and electro-mechanical devices into other components of the customer's products. The Company also provides manufacturing services on a consignment basis, whereby the Company, using components provided by the customer, provides only assembly and post-assembly testing services.

         The Company obtained from the International Organization of Standards ("ISO"), ISO 9002 certification in 1994. The ISO was originally organized in England in the late 1940's and further developed in Europe over the next few decades. The group now consists of hundreds member countries. The guidelines (standards) acknowledged have become known as the "ISO Standards". Each country appoints a group to be responsible for controlling the activities of the registrar, or accreditation organization. In the United States that responsibility rests with the American National Standards Institute ("ANSI") and with the Registrar Accreditation Board ("RAB"). The Company has chosen for its registrar Det Norske Veritas ("DNV") a Norwegian company recognized by both ANSI and RAB, with United States offices in Houston, Texas. The ISO series ISO 9002, dated 1994, signify that the Company's overall quality system, has been reviewed and inspected by an internationally accredited body, DNV, and that this registrar has found that the Company's system meets all of the necessary requirements for certification, and is now recognized around the world as an "ISO Certified Quality System". Such a certification provides that the Company's system is capable of meeting its customers' requirements and needs. The Company will undergo continued surveillance audits to ensure proper operation and quality of the system.

         In the third quarter of 1996, the Company introduced a new manufacturing methodology, Asynchronous Process Manufacturing. APM is an innovative combination of high-speed manufacturing equipment, sophisticated information systems and standardized process teams designed to manufacture mixtures of small quantities of products more flexibly and faster. The Company implemented APM for all its customers as part of restructuring strategy to focus the Company exclusively on delivering manufacturing solutions for high-mix products in high-speed modes. Implementation of APM required a complete redesign of the Company's manufacturing operations, reorganizing personnel into process teams and revising documentation. The physical moves were completed in September, and by the end of October, APM was fully implemented.

         High-mix manufacturing involves a discontinuous series of products fed through assembly in a start-stop manner, heretofore incompatible with high-velocity techniques. APM is an alternative to both traditional continuous (synchronous) flow processing ("CFM"), the predominant method used in high-volume manufacturing, and batch processing often used in smaller scale manufacturing. Until now, the combination of high-mix and high-speed has been viewed as difficult, if not impossible, by many high-mix manufacturers. CFM techniques used by high-volume, high-speed ECMs cannot accommodate high-mix product assembly without sacrificing speed, while smaller ECMs, capable of producing a wide variety of products, cannot afford top quality high-speed manufacturing assets or keep up with OEM's growing product demand. The Company's new high-mix-speed model, APM, improves throughput of certain assembly processes over CFM and is able to process products rapidly through the use of a combination of new discontinuous flow methods for differing product quantities and the Company's fast surface mount assembly systems, test equipment and wide-pipe, high-velocity production lines. In the APM model, materials are moved through the production queue with high velocity and not in a continuous or linear order as under CFM. Instead, materials are moved though the assembly procedure in the most efficient manner, using a proprietary algorithm, with all sequences controlled by an information system. While under CFM, all assembly took place on the same line, thereby slowing down the process with non-value-added operations, under APM, all non-value-added operations are performed in the most efficient manner, off-line, thereby keeping the assembly process moving. A hybrid of CFM and batch production techniques, APM sets optimal process parameters and maximizes velocity in producing smaller lot quantities. By designating teams to set up off-line feeders, standardizing loading methods regardless of product complexity, and most importantly, by improving employee motivation, the Company's application of APM has decreased set-up and cycle times, standardized work centers, allowed processing of smaller lot sizes and increased the Company's productivity.

         The Company has the capability to perform in-circuit and functional testing, as well as environmental stress screening. In-circuit tests verify that components have been properly inserted and that the electrical circuits are complete. Functional tests determine if a board or system assembly is performing to customer specifications. Environmental tests determine how a component will respond to varying environmental factors such as different temperatures and power surges. These tests are usually conducted on a sample of finished components although some customers may require testing of all products to be purchased by that customer. Usually, the Company designs or procures test fixtures and then develops its own test software. The change from pin-through-hole technology to SMT is leading to further changes in test technology. The Company seeks to provide customers with highly sophisticated testing services that are at the forefront of current test technology. Because the density and complexity of electronic circuitry constantly is increasing, the Company seeks to utilize developing test technology in its automated test equipment and inspection systems in order to provide superior services to its customers.

         The Company also participates in product design by providing its customers "concurrent engineering" or "design for manufacturability" services. The Company's applications engineering group interacts with the customer's engineers early in the design process to reduce variation and complexity in new designs and to increase the Company's ability to use automated production technologies. Application engineers are also responsible for assuring that a new design can be properly tested at a reasonable cost. Engineering input in component selection is also essential to assure that a minimum number of components are used, that components can be used in automated assembly and that components are readily available and cost efficient. The Company also offers customers a quick-turnaround, turnkey prototype service.

         CUSTOMERS AND MARKETING

         The Company seeks to serve a sufficiently large number of customers to avoid dependence on any one customer or industry. Nevertheless, historically, a substantial percentage of the Company's net sales have been to a small number of customers, the loss of any of which would adversely affect the Company. To that extent, the Company's success depends on the success of its customers, which depends substantially on the growth of the high-end data storage devices, medical equipment, communications and electronic instrumentation industries.
In 1996, two of the Company's customers, Exabyte and Ohmeda (BOC Group), each accounted for more than 10% of the Company's net sales and together represented 36.5% of net sales. In 1996, the Company's ten largest customers accounted for 75.9% of net sales. In 1995, three of the Company's customers, Hewlett Packard Company ("HP"), Ohmeda (BOC Group) and Colorado Memory Systems, Inc. (a subsidiary of HP), each accounted for more than 10% of the Company's net sales and together represented 53.1% of net sales. In 1995, the Company's ten largest customers accounted for 79.4% of net sales. In 1994, four of the Company's customers, Colorado Memory Systems, Inc., HP, XEL Communications, and Ohmeda, each accounted for more than 10% of the Company's net sales and together represented 76.3% of net sales. In 1994, the Company's ten largest customers accounted for 90.2% of net sales.

         The following table represents the Company's net sales by industry segment in excess of 10%:

                                        1996              1995              1994
                                        ----              ----              ----
         Computer peripherals           12.3%             50.7%            57.5%
                                        35.4%             27.5%            19.2%
         Medical equipment              41.0%               *                *
         High-end storage devices         *                 *              17.9%
         Telecommunications

--------------

*        Less than 10% of net sales.


         BACKLOG

         The Company's backlog was $28.5 million at December 31, 1996, compared to $32.5 million at December 31, 1995. Backlog generally consists of purchase orders believed to be firm that are expected to be filled within the next six months. Since orders and commitments may be rescheduled or canceled and customers' desired lead times may vary, backlog does not necessarily reflect the timing or amount of future sales. The Company generally seeks to deliver its products within four to eight weeks of obtaining purchase orders, which tends to decrease backlog in relation to annual sales.

         COMPETITION

         The contract manufacturing services provided by the Company are available from many independent sources. The Company also competes with in-house manufacturing operations of current and potential customers. The Company competes with numerous domestic and foreign ECMs, including SCI Systems, Inc., Solectron Corporation, Benchmark Electronics, Inc., The DII Group, Inc., and others. In addition the Company competes with large electronics manufacturers, such as International Business Machines Corporation
(IBM), Westinghouse and Texas Instruments, that provide contract manufacturing services to other OEMs. The Company also faces competition from its current and potential customers, who are continually evaluating the relative merits of internal manufacturing versus contract manufacturing for various products. Certain of the Company's competitors have broader geographic breadth than the Company. Many of such competitors are more established in the industry and have substantially greater financial, manufacturing or marketing resources than
the Company.   In addition, several contract manufacturers have established manufacturing facilities in foreign countries. The Company believes that foreign manufacturing facilities are more important for contract manufacturers that focus on high-volume consumer electronic products, and do not afford a significant competitive advantage in the Company's targeted market for complex, mid-volume products for which greater flexibility in specifications and lead times is required. The Company believes that the principal competitive factors in its targeted market are quality, reliability, ability to meet delivery schedules, technological sophistication, geographic location and price.

         SUPPLIERS

         The Company uses numerous suppliers of electronic components and other materials for its operations. The Company works with customers and suppliers to minimize the effect of any component shortages. Some components used by the Company have been subject to industry-wide shortages, and suppliers have been forced to allocate available quantities among their customers. The Company's inability to obtain any needed components during periods of allocations could cause delays in shipments to the Company's customers and could adversely affect results of operations. The Company works at mitigating the risks of component shortages by working with customers to delay delivery schedules or by working with suppliers to provide the needed components using just-in-time inventory programs. Although in the future the Company may experience periodic shortages of certain components, the Company believes that an overall trend toward greater component availability is developing in the industry.

         PATENTS AND TRADEMARKS

         The Company does not hold any patent or trademark rights. Management does not believe that patent or trademark protection is material to the Company's business.

         GOVERNMENTAL REGULATION

         The Company's operations are subject to certain federal, state and local regulatory requirements relating to environmental, waste management, health and safety matters, and there can be no assurance that material costs and liabilities will not be incurred in complying with those regulations or that past or future operations will not result in exposure to injury or claims of injury by employees or the public. To meet various legal requirements, the Company has modified its circuit board cleaning processes to eliminate the use of substantially all chlorofluorocarbons and now uses aqueous (water-based) methods in its cleaning processes.

         Some risk of costs and liabilities related to these matters is inherent in the Company's business, as with many similar businesses.
Management believes that the Company's business is operated in substantial compliance with applicable environmental, waste management, health and safety regulations, the violation of which could have a material adverse effect on the Company. In the event of violation, these regulations provide for civil and criminal fines, injunctions and other sanctions and, in certain instances, allow third parties to sue to enforce compliance. In addition, new, modified or more stringent requirements or enforcement policies could be adopted that may adversely affect the Company.

         The Company periodically generates and temporarily handles limited amounts of materials that are considered hazardous waste under applicable law. The Company contracts for the off-site disposal of these materials.

         EMPLOYEES

         As of March 31, 1997, the Company employed 671 persons, of whom 556 were engaged in manufacturing and operations, 62 in material handling and procurement, 11 in marketing and sales and 42 in finance and administration, and the Company engaged the full-time services of 54 temporary laborers through employment agencies in manufacturing and operations. None of the Company's employees is subject to a collective bargaining agreement. Management believes that the Company's relationship with its employees is good.

         DESCRIPTION OF PROPERTY

         The Company's executive offices, comprising 10,000 square feet, are located in Denver, Colorado and are leased by the Company for a period of 3 years. One of its manufacturing facilities, consisting of 52,000 square feet, is located on approximately 10 acres owned by the Company in Greeley, Colorado. The Company plans to expand this facility by 20,000 square feet and remodel the existing facility at a cost of about $1,500,000. This construction is expected to be completed by December 31, 1997. The Company has recently entered into a letter of intent to sell its other manufacturing facility located in Greeley, Colorado for approximately $2,500,000. The Company expects the sale to close in August, 1997. The Colorado properties owned by the Company are subject to a deed of trust securing indebtedness of $2,975,000 as of June 30, 1997. The Company also currently operates a campus including manufacturing facilities comprising 47,000 square feet in Newberg, Oregon, leased from Mr. Charles Hewitson, Mr. Gregory Hewitson and Mr. Matthew Hewitson, each of whom is a director of the Company, and a 20,000 square feet leased manufacturing facility in Moses Lake, Washington. The Company has entered into a contract to purchase 12 acres of land and to build a 65,000 square foot building in Newberg, Oregon at a total cost of about $5,000,000. The Company expects the construction to be completed by December 31, 1997 at which time it will relocate from the leased Newberg facility. The Company believes its facilities are in good condition.

         In connection with the Tucson portion of the Asset Purchase, the Company has entered into a contract for the purchase of 20.5 acres of land and a 65,000 square foot building in Tucson and remodeling of the existing building at a total cost of $2,500,000. This contract is contingent upon the closing of the Asset Purchase. The Company expects the remodeling to be completed by the end of 1997. In connection with the Florida portion of the Asset Purchase, the Company will enter into a subleasing arrangement with AlliedSignal for a 95,000 square feet portion of a building leased by AlliedSignal.

         LEGAL PROCEEDINGS

         The Company is not involved in any material pending legal proceedings.

         SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

         The Company submitted the following matters to a vote of security holders during the first quarter of 1997:

         The Company held a special meeting of shareholders on February 24, 1997. At such special meeting, the Company's shareholders voted to approve a proposal for the issuance of 1,980,000 shares of the Company's Common Stock, in connection with (A) the acquisition by merger of CEI in exchange for such common stock and a cash payment of $3,370,000, and (B) the acquisition of the outstanding capital stock of CEWI in exchange for $1,530,000 in cash. At such special meeting, 2,270,851 shares of Common Stock were voted in favor, 5,450 opposed, 1,500 abstained and 1,666,959 shares were not voted.

         At the February 24, 1997 special meeting, the Company's shareholders also approved the proposal to amend the Employee Plan to increase the number of shares of the Company's Common Stock reserved for issuance thereunder from 325,000 to 995,000 and to make certain other changes. 2,152,911 shares of Common Stock were voted in favor, 123,330 were opposed, 1,560 abstained and 1,666,959 shares were not voted. At such meeting, the Company's shareholders also approved the proposal to amend the Company's Non-Employee Plan to increase the number of shares of the Company's Common Stock reserved for issuance thereunder from 80,000 to 160,000; to provide that options may be granted thereunder to non-employee directors as determined by the Board of Directors of the Company and to make certain other changes. 2,260,191 shares of Common Stock were voted in favor, 16,050 were opposed, 1,560 abstained and 1,666,959 shares were not voted.

CIRCUIT TEST, INC. AND AFFILIATES

         GENERAL

         CTI, founded in 1982 and based in Memphis, Tennessee, is an electronic component repair organization focused on the computer and communications industries. One of CTI's principal strategies is to compete through the effective use of "hub-based" repair services, which CTI pioneered. As used in the transportation industry, the term "Hub" is used to denote the place where the primary package sorting center is located. CTI is the only provider with its operations inside the hub infrastructure of both of the largest transportation/logistics companies in the United States (in terms of usage of handling of time sensitive, express air service, as compared to those companies that provide ground based, less time sensitive, freight transportation. As of August 31, 1997, all of the issued and outstanding common stock of CTI was held by six (6) shareholders of record.

         Market Overview. The 1996 worldwide hardware maintenance segment of the information technology services industry is currently estimated to be $91 billion and is forecasted to grow 4.0% annually through 2000. However, the three sub-segments around which the CTI Companies' business is built -- personal computers ("PCs"), computer workstations and data communications equipment -- are the fastest growing areas of the hardware maintenance industry. These segments are currently expected to grow at 8.7%, 10.2% and 11.6% respectively. Combined, these three segments comprise $20 billion (or 22%) of the 1996 worldwide hardware maintenance market and are forecasted to grow at 2.5 times the pace of the overall hardware maintenance marketplace. Furthermore, the CTI Companies' management expects the trend toward outsourcing is expected to generate even faster growth for independent repair service providers.

         The current estimates for the projected growth in the repair market is driven by the combination of a large base of equipment in use, the "installed base," and strong growth expectations for new sales of PCs, computer workstations and data communications equipment. These underlying trends are further enhanced by a fundamental shift towards repair outsourcing in the OEM model for hardware support.

         On a broader scale, market research firms predict surges in sales of the core products which the CTI Companies handle. According to Dataquest, Inc., the aggregate U.S. sales of products worldwide for which the CTI Companies provide repairs is estimated to be $85 billion in 1996 and is forecast to grow 13% compounded annually though the year 2000. The CTI Companies' management considers portable computers and network routers to be among the fastest growing segments, supported by the emerging markets in networking as well as portable hand held and pen-based devices. Complementing this underlying expansion in the installed base, the hardware OEMs continue to shift towards outsourcing their hardware support. This shift is consistent with the trend toward outsourcing of electronic assembly and enables OEMs to focus on their core competencies of product design and marketing. The key to this shift is the ability of OEMs to find reliable outsourcing agents who can handle the service quality component of the repair business in both a time-effective and cost-effective manner.

         STRATEGY

         With an exclusive focus on computer and electronics OEMs, the CTI Companies offer a variety of technical repair services to achieve two goals:
(i) optimize the service spares inventory for advance-exchange programs and
(ii) accelerate the same-unit return and repair process.

         Due to its long tenure in the industry, its high-quality technical capabilities, its logistically advantageous site locations, and its tight relationships with the transportation industry leaders, the CTI Companies have developed an optimized "service spares pipeline" applicable to a high-mix of products which lower OEM costs and improve end-user service levels. The location of the CTI Companies at the transportation provider's airport hubs uniquely enables the CTI Companies to effectively provide an "end-of-runway" repair service. The effect of this stategic location is faster turnaround of replacement units, minimizing the inventory assets needed by the OEM to support its install base.

         The CTI Companies work with their customers on "advance exchange" programs, whereby end-users receive overnight replacement for their broken components, which are in turn repaired by the CTI Companies and replaced into the OEM's "service spares inventory pipeline" for future redistribution. With manufacturers under immense pressure to control their warranty and service costs without letting customer service suffer, a portion of OEM profits are essentially in escrow until the warranty period has expired. The CTI Companies allow the OEMs to reliably outsource the entire "back-end" of their product's life cycle while continuing to provide support to end-users once their warranty expires. The CTI Companies thus assist OEM customers in increasing inventory turns, reducing spares inventory, lowering overall costs, accelerating repair cycles, and improving customer service. Customer service is improved through both quicker turnaround time for in-warranty claims, as well as having the CTI Companies support end-customers with out-of-warranty and end-of-life products.

         The CTI Companies, recognizing the high growth projections of the mobile computing segment, pioneered the "integrated return and repair of the same unit to the same customer." Because the CTI Companies can offer an "end-of-runway" repair solution, they can often gain an additional shift of repair time, reducing the potential delay in the delivery process. The only feasible location for such service is at an air transportation hub and this advantage equates to an extra nine hours of repair time.

         REPAIR SERVICES

         Core products covered under the CTI Companies' technical services include repair of printed circuit boards, monitors, hubs, keyboards, routers, laptop assemblies, printers, modems, scanners, fax machines, pen-based products and personal digital assistants ("PDAs").

         In order to execute quality service standards, the CTI Companies provide a high degree of product and vendor specialization among its employees. The Tampa facility is ISO-9002 certified with the other facilities planning certification in early 1998. The CTI Companies provide regular employee training to reinforce existing skills and further guarantee up-to-date capabilities to handle recently released products. Additionally, the physical operations are organized to take advantage of this specialization and ensure complete quality inspection.

         The CTI Companies augment the process by actively taking full advantage of its advanced internal information systems to provide direct communications into OEM customers' information systems. Incoming repair orders and outgoing inventory replenishment as well as failure analyses are transmitted daily across this electronic communications network. The connecting systems are built around an internally developed bar-coding and tracking system. Each component is tracked through every stage of work in progress. Information captured includes the tests, procedures, times, dates, failures and component replacements. Additionally, the financial systems are tied into the order processing systems, which in turn are implemented identically across the CTI Companies' multiple locations.

         The process flow is thus organized to achieve the goal of fully optimizing the OEM's "service spares" pipeline, removing any steps that do not add value to the process. The CTI Companies assist OEMs in determining proper stocking levels, eliminating unnecessary stocking locations, removing unneeded transportation legs and delivering exchange components to field service locations or directly to end-users.

         The primary technical capabilities which the CTI Companies provide in addition to the core component level repair are outlined below:

         Systems Configuration Order. Many of the CTI Companies' customer products have a consistent design foundation, but require additional custom configuration. The CTI Companies provide the customization responsibility, thereby enabling the OEM to reduce its inventory of 100% completed products and substitute just the base platform. The CTI Companies will thus assist the OEMs with "just-in-time" or "JIT" fulfillment of customer configuration requirements, the associated testing or "burn-in" processes, and the determination of target level component inventory.

         Failure Tracking, Analysis and Engineering. The CTI Companies' integrated information systems track the repair progress and history of each component group. Not only is a failure analysis conducted on each vendor's component group, but the CTI Companies also have the expertise in-house to assist design teams with engineering improvements and potential redesigns. This process is critical to improving the reliability of the OEM customer's product, especially in the early phase of the product's life cycle.

         Cosmetics. Because whole unit "advance exchange" for in-warranty products has become the primary service strategy of OEMs, the returned product must meet the highest quality standards and appear as new. The CTI Companies are well known for providing cosmetic refurbishment (welding plastics, paint, texturing, and logo silk screening) of monitors, keyboards, and printers.

         End-of-Life Maintenance. The specific technical capabilities developed on in-warranty parts enable the CTI Companies to easily migrate into end-of-life (i.e. out-of warranty) product support. This enhances the value proposition to the OEM whose customer now receives full life-cycle coverage without obligation of the manufacturer.

The above-outlined technical services are performed on the following component groups:


                                                               Percentage of
                              Component                        1996 Revenue
                              ---------                        ------------
            Monitors (repair / testing / cosmetics)                   58%

            Laptops / Notebooks / PDAs                                20%
            Printers / Scanners / Fax Machines                        10%

            PC Boards / Keyboards / Power Supplies /                   6%
            Pen-Based Products

            Routers / Modems / Other Telecom                           6%

         CUSTOMERS AND MARKETING

         All of CTI's customers fall into the broad category of computing and communication products manufacturers, including 20 of the largest PC and electronics OEMs, including Apple, Ascend, Bay Networks, Cisco, Compaq, Dell, Digital, Gateway, Hewlett-Packard, IBM, Micron, Mitsubishi, Philips, Silicon Graphics, Sony and Toshiba. The top three OEMs will account for approximately 50% of projected 1997 revenue. However, management estimates that with the exception of one customer, CTI handles less than 5% of the repairs to any OEM's products. The CTI Companies' management believes that leaves an important opportunity to increase services to, and provide new repair services with respect to additional product lines of, its existing customer base.

         The CTI Companies have been able to achieve, sustain and improve its operating margins partially due to the minimal need for traditional sales and marketing expenses. CTI effectively leverages the market visibility provided by its relationships with its transportation partners. Given its unique location inside the logistics divisions of these transportation carriers, the CTI Companies are incorporated as part of the official logistics sales and marketing depot tour given by such transportation partners to their customers and prospective customers. This tour brings high-ranking decision-makers from large OEM organizations directly into the operations of the CTI Companies, which are then positioned as an add-on benefit to the transportation carrier's service offering. This system provides the CTI Companies with a fertile ground for new customer sourcing opportunities.

         BACKLOG

         Backlog consists generally of purchase orders believed to be firm that are expected to be filled within the next six months. Since orders and commitments may be received only immediately prior to commencement of production and may be rescheduled or canceled and customers' desired lead times may vary, backlog does not necessarily reflect the timing or amount of future sales. Accordingly, the CTI Companies have not historically tracked backlog.

         COMPETITION

         Historically, the component-level repair industry has been highly competitive and fragmented, with a large number of small players servicing specific geographic or product niches. Given that "component level repair" is a subset of "Service," there is some overlap from large service organizations. With the fairly recent innovation of combining "logistics" with "repair," there has been a recent surge in repair organizations moving their facilities to transportation service providers' hub cities.

         SUPPLIERS

         Sourcing and Qualification of suppliers is primarily the responsibility of the OEM. The CTI Companies, as part of the repair process, utilize the OEM's "Authorized Vendor List" or AVL, to acquire the piece parts necessary to repair the product. CTI will work directly with the OEM's Suppliers (many times overseas), or can also utilize U.S. distributors to access these suppliers. Usually, the OEM's Suppliers are contractually committed to provide "parts support" to the OEM for several years after the product was last manufactured.

         PATENTS AND TRADEMARKS

         The CTI Companies do not hold any patent or trademark rights. Management does not believe that patent or trademark protection is material to the CTI Companies' business.

         GOVERNMENTAL REGULATION

         The CTI Companies' operations are subject to certain federal, state and local regulatory requirements relating to environmental, waste management, health and safety matters, and there can be no assurance that material costs and liabilities will not be incurred in complying with those regulations or that past or future operations will not result in exposure to injury or claims of injury by employees or the public.

         Some risk of costs and liabilities related to these matters is inherent in the CTI Companies' business, as with many similar businesses. Management of the CTI Companies believes that their business is operated in substantial compliance with applicable environmental, waste management, health and safety regulations, the violation of which could have a material adverse effect on the CTI Companies. In the event of violation, these regulations provide for civil and criminal fines, injunctions and other sanctions and, in certain instances, allow third parties to sue to enforce compliance. In addition, new, modified or more stringent requirements or enforcement policies could be adopted that may adversely affect the CTI Companies.

         The CTI Companies periodically generate and temporarily handle limited amounts of materials that are considered hazardous waste under applicable law. The CTI Companies contract for the off-site disposal of these materials.


         EMPLOYEES

         As of December 31, 1996, the CTI Companies employed 850 persons, of whom 502 were engaged in repair services and operations, 76 in material handling and procurement, 4 in marketing and sales and 25 in finance and administration, and engaged the full-time services of 243 temporary laborers through employment agencies in manufacturing and operations. None of the CTI Companies' employees are subject to a collective bargaining agreement. The CTI Companies' management believes that the CTI Companies' relationship with its employees is good.

         DESCRIPTION OF PROPERTY

         The CTI Companies' repair services are carried out in three locations:
Memphis, Tennessee in 155,000 square feet of leased space, Louisville, Kentucky in 130,000 square feet of leased space, and Tampa, Florida in 25,000 square feet of leased space and a 30,000 square foot building owned by CTI. Tampa is a traditional depot repair facility which services those customers not requiring immediate repair and inventory replenishment.

         LEGAL PROCEEDINGS

         The CTI Companies are not involved in any material pending legal proceedings.


                              THE MERGER PROPOSAL

DESCRIPTION OF THE MERGER

         The Merger Agreement provides that, at Closing, the CTI Shareholders will exchange their shares of CTI Common Stock for the EFTC Equity in connection with the merger of CAC into CTI, with CTI being the surviving corporation. The Closing is to occur three business days after all of the conditions to Closing have been satisfied or waived; however, either the Company or CTI may terminate the Merger Agreement if Closing has not occurred by November 30, 1997. At Closing, the Company will simultaneously acquire all of the limited liability company interests of the CTI LLCs pursuant to the Purchase Agreement; the Company and the CTI Shareholders will enter into the Registration Rights Agreement; the Company and the CTI Shareholders will enter into the Indemnification Agreement; the Company will enter into Employment Agreements with Allen S. Braswell, Jr., Richard Strott, Andrew Hatch and

Dennis Ayo; and Allen S. Braswell, Sr. and Allen S. Braswell, Jr., will be appointed, effective at the Effective Time, as additional directors of the Company.

DESCRIPTION OF THE ACQUISITION


         The Purchase Agreement provides that, at Closing, the CTI LLC Members will sell to the Company all of the limited liability company interests in the CTI LLCs in exchange for $19,500,000 in cash (subject to certain adjustments as provided in the Purchase Agreement). As the result of the Acquisition, the Company will own 100% of the limited liability company interests of the CTI LLCs. CTI and the CTI LLCs are independently owned entities owned and controlled by various members, and entities in turn controlled by the family of Allen S. Braswell, Sr. Over seventy percent of the shares of CTI are owned by the Allen S. Braswell, Sr. Grantor Retained Income Trust. The following entities each own fifty percent (50%) of both of the CTI LLC's: (i) Circuit Test International Limited Partnership (Allen S. Braswell Sr. Living Trust, General Partner, Allen S. Braswell, Sr. Trustee); and (ii) Allen S. Braswell, Jr. Revocable Living Trust, Allen S. Braswell, Jr., Trustee.



         The completion of the Acquisition does not require the vote of the Company's shareholders and no vote with respect to the Acquisition is being sought. The acquisition, by means of the Merger, by the Company of CTI is a "stock for stock" transaction that requires shareholder approval pursuant to Nasdaq Stock Market rules. The Acquisition, however, is an acquisition of assets (limited liability company membership interests) in exchange for cash. This is structured as a separate transaction from the CTI transaction because CTI and the CTI LLCs are distinct legal entities with different, although affiliated, owners. In addition, unlike the Merger, the Acquisition of the CTI LLCs in not a tax-free transaction, therefore the CTI LLC Members are receiving cash consideration in a taxable transaction that does not require shareholder approval under the Nasdaq Stock Market rules.


TRANSACTIONS TO OCCUR CONCURRENTLY

         Under the terms of the Merger Agreement, the Closing of the Merger is conditioned on the concurrent closing of the Acquisition and, under the terms of the Purchase Agreement, the Closing of the Acquisition is conditioned upon the concurrent Closing of the Merger.

HISTORY AND BACKGROUND

         On August 5, 1996, the Board hired Mr. Jack Calderon as the new President and Chief Executive Officer of the Company. After a short period of cost restructuring and internal reorganization, Mr. Calderon implemented a program named "the 100 Week Journey of Progress," the unifying vision of which was to make the Company the undisputed national leader of high-mix electronic contract manufacturing and which included five key corporate goals: (i) become the recognized leader in high-mix electronic contract manufacturing; (ii) become a multi-sited manufacturer; (iii) double revenues; (iv) provide a broader range of service to a broader customer base; and (v) outperform competitors in return-on-equity, cash flow and sales growth. Among the strategies to meet such goals, the Company adopted an acquisition strategy centered on finding companies that are favorably located geographically, will strengthen the combined financial strength of the Company and are focused on the same high-mix strategy as the Company.

         Mr. Jack Calderon, President and CEO of EFTC and Mr. Allen Braswell, Jr., President of CTI, Inc. have known each other since the early 1980's. Over the years, they have maintained both a business and personal relationship. As a result, Mr. Calderon has been familiar with the growth and operations of the CTI Companies and has begun developing a hub-based strategy for EFTC similar in concept to the hub-based strategy pioneered by the CTI Companies. In March 1997, Mr. Braswell, Jr. informed Mr. Calderon that CTI was considering a possible corporate sale to a variety of electronic contract manufacturers. At that time, Mr. Calderon informed Mr. Braswell, Jr. that, under acceptable circumstances, EFTC would be interested in discussing the possibility of a business combination with the CTI Companies.

         In late April of 1997, Mr. Braswell, Jr. informed Mr. Calderon and Mr. Stuart Fuhlendorf, Vice President and Chief Financial Officer of EFTC, that the CTI Companies had decided to pursue opportunities for a sale of their business and were undertaking to seek a suitable electronic contract manufacturer to engage in such a transaction. Mr. Braswell, Jr. also disclosed that the CTI Companies had retained Mr. Robert McNamara, a director of EFTC and a Managing Director at Broadview Associates, LLC ("Broadview"), to help study business combination possibilities and market the CTI Companies to prospective purchasers. See "CERTAIN MATTERS TO BE CONSIDERED BY SHAREHOLDERS--Interests of Certain Persons in the Merger and the Acquisition."

         On May 9, 1997, Mr. Calderon and Mr. Fuhlendorf traveled to Nashville, Tennessee to meet with Kirk Lundblade, Senior Vice President of Corporate Finance at J.C. Bradford & Co. ("J.C. Bradford"). At that meeting, the possibility of a transaction with the CTI Companies was discussed. Among the issues considered were: financing of the transaction, the possible strategic fit of EFTC and the CTI Companies, the complimentary innovative service concepts





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
of EFTC and the CTI Companies and the likelihood of, and challenges involved in completing, such a transaction. At the close of the meeting it was decided that EFTC would approach the CTI Companies about the possible terms of a business combination.

         On the weekend of May 10, 1997, Mr. Calderon visited Mr. Braswell, Jr. in Memphis, Tennessee. At meetings on Saturday, May 10, and Sunday, May 11, Mr. Calderon and Mr. Braswell, Jr. discussed possible strategic benefits that might result by combining the complimentary service offerings and operations of the two companies and considered possible structures for a business combination. On Sunday, the two parties agreed that they would move forward and commence substantive negotiations based upon their initial outline of a structure for a business combination.

         On May 20, 1997, the management of the CTI Companies and EFTC met in Memphis, Tennessee, together with representatives of J.C. Bradford, an investment banking firm representing EFTC, and Broadview, an investment banking firm representing the CTI Companies. Mr. Calderon, Mr. Fuhlendorf and representatives of J.C. Bradford presented a possible structure for the financing for a business combination transaction to Mr. Allen Braswell, Sr., Mr. Allen Braswell, Jr., Mr. Bruce Braswell and representatives of Broadview Associates. During the day-long meeting, numerous aspects of a business combination were discussed, including possible structure and taxation issues, potential prices and the need for EFTC to secure financing, among other things. At the end of that meeting, the parties agreed to continue detailed discussions on the assumption that EFTC could secure reasonable terms for financing the transaction by June 30, 1997 and receive approval by the EFTC Board.

         On May 23, 1997, EFTC and CTI, Inc. signed an exclusivity letter stating that the CTI Companies could meet with, but not accept, offers from
other contract manufacturers.   Such letter outlined the general terms under
discussion and stated the parties intention to proceed with due diligence investigations and negotiating definitive agreements, subject to EFTC's securing acceptable terms for financing by June 30, 1997.

         On May 28, 1997, the Company's Board of Directors met to discuss the potential merger or acquisition of the CTI Companies. Mr. Fuhlendorf presented a pro forma analysis of the Company and the CTI Companies, and Mr. Calderon led a discussion of the proposed transaction. The Board discussed the structure of the proposed transaction, the corporate cultures of EFTC and the CTI Companies, combined corporate financial outlooks and whether Mr. Braswell, Sr. and Mr. Braswell, Jr. would receive seats on EFTC's Board following the transaction. Following such discussions, the Board recommended that the Company pursue the transaction and management commenced the preparation of proposed documentation for the Merger and the Acquisition. On June 2, 1997, the Company formally retained J.C. Bradford to represent EFTC in seeking possible sources and terms for the financing of the Merger and the Acquisition.

         Between June 16, 1997 and June 27, 1997, senior management of the Company and the CTI Companies conducted substantial due diligence investigations and participated in various intracompany and intercompany discussions regarding their due diligence findings and potential adjustments in purchase price. During the same period, representatives of both Companies met with numerous banks other financial institutions concerning the terms of possible financing. Between June 30, 1997 and July 3, 1997 the Company received three proposed letters of commitment from certain of such institutions.

         By July 9, 1997, following such due diligence, document negotiation and financing activities, EFTC's Board met to finalize and approve the Merger and the Acquisition. The Merger Agreement and the Purchase Agreement were signed by the parties on July 9, 1997.

REASONS FOR THE TRANSACTIONS

         The Company's vision is to be recognized as the undisputed national leader in high-mix electronic contract manufacturing. Included in the vision are some key corporate goals including expansion through strategic acquisitions that will lead to multiple sites, larger revenues and potentially greater corporate value. Since the hiring of Mr. Jack Calderon as the Company's President and Chief Executive Officer, the Company has actively pursued acquisitions in order to both realize its corporate vision and create opportunities for increasing shareholder value. The Company believes that the Merger and the related transactions are consistent with this strategy and will result in: (i) a strategic and geographic expansion of the Company's breadth of high-mix service offerings, enabling the Company to offer "cradle-to-grave" services such as concurrent engineering, subassembly manufacturing, next-day delivery of assemblies, warranty repair service and post-warranty repair services and to develop new programs to help OEMs reduce inventory; (ii) implementation of a hub-based strategy for contract manufacturing; (iii) opportunities to approach the CTI Companies' existing customer base to pursue additional high-mix electronic contract manufacturing opportunities; and (iv) delivery of the CTI Companies' repair services to the Company's existing customer base, which, together, are expected to provide the Company competitive advantages in the high-mix electronic contract manufacturing industry. The Board and management of the Company also believe that the CTI Companies' management team will represent a strong complement to the Company's existing management team. In addition, the CTI Companies have an innovative and customer-driven culture consistent with EFTC's emphasis on being an innovative high-mix service provider.

         The CTI Companies are hub-based, component-level repair organizations focused on the computer and communications industries.


         The Company is seeking to acquire CTI and both of the CTI LLCs because they operate separate complimentary lines of business that have been operated as an integral enterprise. The Company believes that acquiring all three of the CTI Companies is necessary to achieve the maximum benefit from the transaction because the Company will then be able to continue substantially all of the service offerings that CTI and CTI LLCs now provide, some of which are directly provided by CTI and others of which are provided by one or the other of the CTI LLCs. Without acquiring all three of CTI and the CTI LLCs, the Company would not be able to continue to provide all of the services that the CTI Companies currently provide to their joint customers.


         In reaching its determination to approve the Merger Agreement, the Purchase Agreement and all the transactions contemplated thereby, the Board has identified the following potential benefits of the Merger and the Acquisition that it believes will lead to the future success of the Company:

         EXPANSION OF HIGH-MIX SERVICE OFFERINGS.

         EFTC is focused on providing high-mix contract manufacturing and other services to OEMs. The CTI Companies' repair, logistics and custom configuration businesses are, by definition, high-mix services that EFTC's management believes are valuable and that EFTC does not now provide. The CTI Companies manage multiple configurations of numerous products which require next-day delivery box build services and repair and support services long after products are out of production. EFTC's acquisition of the CTI Companies will therefore allow EFTC to expand its breadth of high-mix service offerings into this new, complimentary area.

         EFTC's management believes that the trend in contract manufacturing is for contract manufacturers to assume an increasing number and scope of manufacturing-related services that OEMs traditionally performed in-house. The addition of the CTI Companies' service offerings to EFTC's existing operations through the Merger and the Acquisition will allow EFTC to offer "cradle-to-grave" high-mix services, from concurrent engineering, to subassembly manufacturing and final, next-day delivery box build and finally to warranty and post-warranty repair services and to develop new programs to help OEMs reduce inventory. EFTC's management believes that this scope of services will uniquely position EFTC as the only provider of geographically disbursed board manufacturing facilities supported by a next-day delivery custom configuration hub-based repair center.

         IMPLEMENTATION OF A HUB-BASED STRATEGY FOR CONTRACT MANUFACTURING.

         The CTI Companies were the first electronics repair organization to implement a repair strategy based on co-location with major air transportation and logistics service providers and are now the only electronics repair organization located inside the hub infrastructure and buildings of the logistics divisions of premium transportation/logistics partners. The CTI Companies' repair service offerings are fully integrated with the transportation logistics of these partners, which provides the CTI Companies unparalleled access to large OEM accounts. That innovative strategy has allowed the CTI Companies to steadily expand its customer base and achieve dramatic growth in revenues and margins. EFTC's management believes that the CTI Companies have developed superior brand equity and have become embedded as an integral part of the logistics service offerings of major national shipping companies for computer and communications OEMs. The CTI Companies have spent considerable time and effort to develop their "advance exchange" program, which contribute significantly to the effectiveness of the hub-based business model. In addition, the CTI Companies have shown these strategies to provide inventory cost savings to OEMs.

         ADDITIONAL HIGH-MIX CONTRACT MANUFACTURING OPPORTUNITIES FOR THE
COMPANY.

         The CTI Companies' customers consist of approximately 20 major, established manufacturers of computing and communications products operating in the United States. The CTI Companies' customer relationships are typically long-term, with most over five years old. The CTI Companies' customer base spans OEM component suppliers, OEM component customers, and system, desktop, and network vendors, as well as direct marketers and manufacturers who move their products through the distribution channel. While much of the contract manufacturing services performed for those OEMs is high-volume production, all of those OEMs have high-mix printed circuit board assembly production and custom-configuration business that represent attractive contract manufacturing opportunities for EFTC's existing operations. EFTC's management intends to utilize the CTI Companies' strong customer relationships and reputation with those OEMs to seek new high-mix contract manufacturing opportunities to existing customers of the CTI Companies that are not currently customers of EFTC.

         EFTC also believes that significant opportunities exist to provide electronics contract manufacturing services from a transportation hub-based system. EFTC currently offers "box-build" services whereby EFTC takes the printed circuit board assemblies which it has built and combines them with other component parts to build the customer's finished product. This service may also include final packaging of the product and direct shipment of custom-configured products to the OEM's customer. The current trend in technology products manufacturing is to reduce inventory and increase delivery speed by constructing a basic product chassis and then building final products to meet specific orders as they are received. Following completion of the Merger and the Acquisition, EFTC currently plans to exploit the hub-based logistics expertise of the CTI Companies to establish a contract manufacturing facility in Memphis, Tennessee or Louisville, Kentucky to provide next-day final assembly box-build operations of custom-configured products for EFTC's existing customers as well as other electronics manufacturers. Management intends that such hub location will allow EFTC to more rapidly and cost-effectively bring together component parts and ship-out finished products.

         DELIVERY OF THE CTI COMPANIES' REPAIR SERVICES TO THE COMPANY'S CUSTOMER BASE.

         The CTI Companies operations to date have focused on the provision of repair services to OEMs in the computer and communications industries. The management of EFTC and CTI believe that significant opportunities exist to deliver the hub-based repair operating model to OEMs in other industries that are currently served by EFTC, such as aviation, electronic medical and additional telecommunications devices. Following the completion of the Merger and the Acquisition, EFTC intends to pursue opportunities to provide repair services to many of EFTC's existing contract manufacturing customers.

         EXPERIENCED AND DEDICATED MANAGEMENT.

         The CTI Companies' management developed and has many years of experience running a hub-based component-level repair organization, and they have demonstrated the ability to run a profitable high-growth business. The Board believes that the management and staff at the CTI Companies are skilled and experienced and will maintain a well-managed business environment. The senior management of the CTI Companies is highly service focused and dedicated to staying on and building the business. The culture and attitude of the CTI Companies' management teams are similar to those of the Company's management, and the Board believes that the Company's and the CTI Companies' management teams will complement each other.

         OTHER MATTERS CONSIDERED BY THE BOARD.

         In the course of its deliberations, the Board reviewed and considered a number of other factors relevant to the Merger and the Acquisition, including: (i) the relative value that the CTI Companies might contribute to future business and prospects of the combined company, including earnings contributions; (ii) the Company's and the CTI Companies' respective historical financial performance, operations and products; (iii) opinions of the Company's management, including reports relating to extensive due diligence that the Company's management conducted regarding the CTI Companies' business, operations, technology, facilities, financial information and competitive position, and possible operating efficiencies and expansion opportunities for the combined companies; (iv) the availability of capacity enabling revenue growth; (v) pro forma financial information analyzing the combination of the Company and the CTI Companies and the accounting treatment of significant matters, such as goodwill, certain assets and liabilities and interest expense related to the Merger and the Acquisition; (vi) deal structure, including comparison of a pooling versus purchase accounting treatment, goodwill impacts and tax consequences; (vii) the compatibility of corporate cultures of the Company and the CTI Companies, including the companies' common focus on the high-mix market, providing value for the customers, creating new EMS services and employee environment; (viii) reports from management on the specific terms of the Merger Agreement and the Purchase Agreement, (ix) the value of the Company's stock to be issued in the Merger for goodwill purposes; and (x) the Company's and the CTI Companies' historical and projected financials and results of operations, particularly with regard to determining the consideration to be given for the CTI Companies. Neither the Company nor any of its affiliates received any report, opinion or appraisal from any outside party (including any investment bankers) which was or is materially related to the Merger or the consideration or the fairness of the consideration to be paid by the Company to the CTI Shareholders.



         The projections reviewed by the Board of Directors were internally-prepared projections that were generated and presented by the Company's management. Such projections showed an increase in earnings per share attributed to the Merger of $0.10 per share in the last four months of 1997, $0.09 per share in 1998 and $0.14 per share in 1999. Such projections, without taking the Merger into account, also showed the Company's earnings per share to be $0.12 in the last four months of 1997, $0.64 per share in 1998 and $1.00 per share in 1999. Those projected estimates are forward-looking statements based upon assumptions management considered reasonable at the time, some of which have changed, others of which may change in the future and still others of which may prove to be inaccurate. In particular, the assumptions underlying such projections with respect to amortization of goodwill related to the Merger have changed, which is reflected in the pro forma financial information set forth elsewhere herein. See "SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA" and "UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION." Furthermore, investors should be aware that such projected effects on the Company's earnings and such underlying assumptions may not be realized as the result of, or may be reduced or otherwise adversely affected by, various events and factors. Many events and factors that could adversely affect those projections may be outside of the Company's control, some of which may be unforeseeable at this time. Such factors could include, for example, reduction of the projected effects on the Company's earnings resulting from a delay in effectively integrating the operations of the CTI Companies and the Company, unsuccessful marketing of the combined service offerings that the Merger and the Acquisition will enable the Company to provide, changes to the accounting assumptions or rules that affect the financial reporting treatment the Company uses to report of the effect of the Merger, market conditions relating to the Company's services or the materials and equipment used by the Company and the CTI Companies in their operations and general market and economic conditions in the United States as a whole. See "INTRODUCTION - Cautionary Statement."


         The Board also considered a variety of potentially significant factors relating to the Merger and the Acquisition, including: (i) the potential dilutive impact of the issuance of EFTC Equity; (ii) the fees and transaction charges that the Company expects to incur in connection with the Merger and the Acquisition; (iii) the risks that the benefits sought in the Merger and the Acquisition would not be fully realized; (iv) the substantial capital resources required to support the CTI Companies' growth; and (v) the risk that the CTI Companies' management team would not be able to successfully implement the APM process and handle the technology and facility growth required in the future. The Board believes that these risks are outweighed by the potential benefits of the Merger and the Acquisition.

         The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive, but it does include the factors that the Board considered material to its decision to approve the Merger and the Acquisition. In view of the factors considered in connection with its evaluation, the Board did not find it practicable to and did not quantify or attempt to assign relative weights to the specific factors considered in reaching its decision. In addition, individual members of the Board may have given different weights to different factors.

FINANCING FOR THE MERGER AND ACQUISITION

         In connection with the Merger and Acquisition, the Company has negotiated the Bank One Loan comprised of a $30 million revolving credit facility and a $15 million term loan and the issuance of $15 million in Subordinated Notes. In order to repay all or part of the Bank One Loan and the Subordinated Notes, the Company is considering a public offering of Common Stock in the near future, but there can be no assurances that any such offering will be commenced, or if commenced, will be completed. See "CERTAIN MATTERS TO BE CONSIDERED BY SHAREHOLDERS--Interests of Certain Persons in the Merger and Acquisition--Issuance of Subordinated Notes;" and "MANAGEMENTS' DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--The Company--Liquidity and Capital Resources."

COMMON STOCK HELD BY DIRECTORS AND EXECUTIVE OFFICERS

         The directors and executive officers of the Company held in the aggregate 3,822,570 shares of the Common Stock as of August 31, 1997. The Company has been informed that all such shares will be voted in favor of each of the Proposals at the Special Meeting. See "SECURITY OWNERSHIP."

TAX AND ACCOUNTING TREATMENT

         The Merger has been structured by the parties so that it will qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Although the parties believe that the Merger will so qualify, no tax opinion will be received with respect to the Merger. Both the Merger and the Acquisition will be accounted for using the "purchase" method of accounting.

VOTE REQUIRED

         Under the rules applicable to Nasdaq National Market issuers, approval of the Company's shareholders is required for any transaction or series of transactions in which 20% or more of the voting stock of the Company is to be issued. To be adopted, the Merger Proposal must be approved by the holders of a majority of the shares of the Common Stock represented in person or by proxy and entitled to vote at the Special Meeting, assuming a quorum is present.

                      DESCRIPTION OF THE MERGER AGREEMENT

         The following is a summary of the terms of the Merger based on the Merger Agreement entered into on July 9, 1997, among the Company, CAC and CTI, the Voting Agreement entered into as of July 9, 1997, among the Company and the CTI Shareholders and the Letter Agreement entered into as of July 9, 1997 among CTI and certain EFTC

Directors. The following summary of the Merger Agreement is qualified in its entirety by the full text of the Merger Agreement attached as Appendix A to this Proxy Statement.

THE MERGER AGREEMENT

         General; Effective Time. The Merger Agreement provides for the merger of CAC, a wholly-owned subsidiary of the Company, into CTI, with CTI being the surviving corporation (the "Surviving Corporation") and CAC ceasing to have any separate corporate existence. As a result of the Merger, the Company will issue the EFTC Equity to the CTI Shareholders representing approximately 23.85% of the Common Stock of the Company outstanding after giving effect to the Merger and related transactions. The CTI Shareholders currently do not own any shares of the Company's Common Stock. The Merger will become effective at the time when the articles of merger are filed in accordance with the Florida 1989 Business Corporation Act with the Department of State of the State of Florida or at such later time that the parties agree and is designated in such articles of merger. It is anticipated that if the Merger Agreement is approved at the Special Meeting and all other conditions have been fulfilled or waived, the Effective Time will occur as soon as practicable after the Special Meeting. At the Effective Time, the holders of CTI Common Stock will receive the Merger Consideration described below.

         Merger Consideration. At the Effective Time and whether or not surrendered at the Closing, each issued and outstanding share of CTI Common Stock will be converted into the right to receive approximately 152.788 shares of Common Stock of EFTC. The aggregate number of shares of the Company's Common Stock constituting the EFTC Equity is fixed pursuant to the Merger Agreement at 1,858,975 shares.

         Conditions to the Merger. None of the Company, CAC and CTI are obligated to consummate the transactions contemplated by the Merger Agreement unless, among other things, the Merger and the Merger Agreement are approved by the requisite vote of the shareholders of the Company and the CTI Shareholders; there is no legal, governmental or regulatory proceeding or action restraining consummation of the transactions contemplated by the Merger Agreement or that makes consummation of the Merger illegal; there are no governmental approvals, waivers or consents necessary for the consummation of or in connection with the Merger and the transactions contemplated thereby that have not been obtained; and the transactions contemplated under the Purchase Agreement are simultaneously consummated.

         The obligations of the Company and CAC to consummate the transactions contemplated by the Merger Agreement are subject to, among other things: CTI's performance of all its covenants, obligations and agreements under the Merger Agreement; the truth and correctness of CTI's representations and warranties in all material respects when made and as of the Effective Time; receipt of the resignations of CTI's incumbent directors; the absence of any material adverse events affecting CTI; the receipt of a legal opinion from Burch, Porter & Johnson, PLLC, counsel to the CTI Companies; receipt of consents or approvals of those persons whose consents or approvals are required in connection with the Merger under any material contract of CTI; the performance by the CTI Shareholders of and their compliance with the Voting Agreement; the execution and delivery by certain CTI Shareholders, as the case may be, of the Registration Rights Agreement, the Indemnification Agreement, and a letter concerning certain tax matters; execution and delivery of the Employment Agreements; the absence of any material variations between the audited financial statements for the year ended December 31, 1996 delivered to the Company in accordance with the terms of the Merger Agreement and the unaudited financial statements previously delivered to the Company; all corporate matters, except those not requiring Board approval shall have been approved or ratified by the CTI Board of Directors; and the receipt of various customary certificates, instruments, and other documents from CTI and others.

         The obligation of CTI to consummate the transactions contemplated by the Merger Agreement is subject to, among other things: the Company's and CAC's performance of all their covenants, obligations and agreements under the Merger Agreement; the truth and correctness of the Company's and CAC's representations and warranties in all material respects when made and as of the Effective Time; the receipt of a legal opinions from Holme Roberts & Owen LLP, counsel to the Company; the execution and delivery by the Company of the Registration Rights Agreement; the grant to certain members of CTI's management of employee stock options in the Company's Common Stock; the execution and delivery by the Company of the Employment Agreements with certain former employees of CTI; and the receipt of various customary certificates, instruments and other documents from the Company, CAC and others.

         Covenants. Until the Effective Time, CTI has agreed, among other things, to carry on its business in the usual, regular and ordinary course and to do certain other things so as not to impair its goodwill and ongoing business; to maintain insurance coverages; maintain its plants, property and equipment in good repair, working order and condition; to perform its obligations under its contracts and commitments; to notify the Company about certain material adverse effects; and to pay accounts in the ordinary course. CTI also has agreed, among other things, not to amend its articles of incorporation or bylaws; not to adopt, accelerate, amend or change any employee or director stock option plan or options or rights thereunder; not to enter into or amend agreements granting others exclusive marketing or other exclusive rights concerning its products or technologies; not to hire new key employees or pay any special bonus or special remuneration to any employee or director, or increase the salaries or wage rates of its employees, except as permitted by the Merger Agreement; not to commence lawsuits other than certain routine collection suits; not to acquire or agree to merger with any entity; and not to do anything that would make any representation or warranty untrue.

         No Solicitation. The Merger Agreement also provides that, subject to the fiduciary duties of CTI's board of directors, CTI will not directly or indirectly solicit, initiate or encourage inquiries or submission of proposals or offers from any person relating to any sale of, or business combination with, CTI or participate in any negotiation, furnish information or otherwise cooperate in any attempt to do the foregoing.

         Termination; Amendment. The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after approval by the shareholders of the Company or the CTI Shareholders: (i) by mutual consent of the Company and CTI; (ii) by either the Company or CTI, if, without fault of the terminating party, the Closing does not occur on or before November 30, 1997, or such later date as agreed by the parties; (iii) by either the Company or CTI, if the notifying party is not obligated to close due to the failure of any of its conditions to close; or (iv) by either the Company or CTI, if the other party breaches its representations, warranties or obligations under the Merger Agreement in a material respect and the breach continues for ten days after notice of such breach has been given in accordance with the Merger Agreement.

         In the event of termination of the Merger Agreement, the Merger Agreement will become void and there will be no liability or obligation on the part of the Company, CAC or CTI or their respective officers, directors, shareholders or affiliates, except to the extent that termination results from the breach by a party to the Merger Agreement of any of its representations, warranties or covenants and except that certain specified provisions of the Merger Agreement will survive the termination thereof.

         The respective boards of directors of the parties may cause the Merger Agreement to be amended, on the condition that any amendment made subsequently to the approval of the Merger Agreement by the shareholders of the Company or the CTI Shareholders shall not alter or change (i) the amount or kind of consideration to be received on conversion of CTI Common Stock; (ii) any term of the articles of incorporation of CTI to be effected by the Merger; or (iii) any of the terms and conditions of the Merger Agreement if such alteration or change would adversely affect the shareholders of the Company or the CTI Shareholders.

CHANGE OF THE COMPANY'S BOARD

         At the Effective Time the Board will (i) increase the number of the Company's directors from 14 to 16 and (ii) nominate and appoint Allen S. Braswell, Sr., as an additional Class II director to hold office until the 1999 Annual Meeting of the Company's shareholders and Allen S. Braswell, Jr., as an additional Class I director to hold office until the 1998 Annual Meeting of the Company's shareholders. Allen S. Braswell, Sr. and Allen S. Braswell, Jr. are father and son. The Company has agreed to take the actions necessary to nominate Messrs. Braswell for election to the Company's Board of Directors at the next annual meeting of the shareholders of the Company.

EFTC DIRECTOR VOTING ARRANGEMENTS

         The EFTC Directors who are also shareholders of the Company have agreed with CTI that they will give their consent with respect to or vote their shares of Company Common Stock to approve the Merger Agreement and the Merger. The shares of Common Stock owned by the EFTC Directors represent approximately 64.2% of the outstanding shares of the Company's Common Stock.

CTI SHAREHOLDER VOTING ARRANGEMENTS

         The CTI Shareholders have agreed with the Company that they will give their consent with respect to or vote their shares of CTI Common Stock to approve the Merger Agreement and the Merger. Because the shares of CTI Common Stock owned by the CTI Shareholders represent 100% of the outstanding shares of CTI Common Stock, approval of the Merger Agreement and the Merger by the shareholders of CTI is assured.


                     DESCRIPTION OF THE RELATED AGREEMENTS

         The following is a summary of the terms of the Purchase Agreement entered into on July 9, 1997, among the Company, Acquisition Corp., and the CTI LLC Members; the Earnout Agreement entered into on July 9, 1997, among the Company and the CTI LLC Members; the Registration Rights Agreement to be entered into at the Closing of the Merger; an Indemnification Agreement to be entered into at the Closing of the Merger; and certain Employment Agreements to be offered by the Company to certain members of CTI's management.

THE PURCHASE AGREEMENT

         Purchase Price. Simultaneously with the consummation of the Merger, the Company and Acquisition Corp. will purchase and the CTI LLC Members will sell to the Company and Acquisition Corp. all the ownership interests in the CTI LLCs for $19,500,000 in cash, subject to adjustment as described below.
The purchase price will be (i) decreased by the amount, if any, that interest-bearing indebtedness, net of cash and excluding certain obligations permitted by the Purchase Agreement and the Merger Agreement (the "Debt") of the CTI Companies exceeds $5,700,000 or (ii) increased by the amount, if any, that the Debt of the CTI Companies is less than $5,700,000. The completion of the Acquisition itself does not require the vote of the Company's Shareholders and no vote is being sought with respect to the Acquisition. CTI and the CTI LLCs are independently owned entities owned and controlled by various members, and entities in turn controlled by the family of Allen S. Braswell, Sr. Over seventy percent of the shares of CTI are owned by the Allen S. Braswell, Sr. Grantor Retained Income Trust. The following entities each own fifty percent (50%) of both of the CTI LLC's: (i) Circuit Test International Limited Partnership (Allen S. Braswell Sr. Living Trust, General Partner, Allen S. Braswell, Sr. Trustee); and (ii) Allen S. Braswell, Jr. Revocable Living Trust, Allen S. Braswell, Jr., Trustee.

         Covenants. Until the Effective Time, the CTI LLCs have agreed, among other things, to carry on their business in the usual, regular and ordinary course and do certain other things so as not to impair their goodwill and ongoing business; to maintain insurance coverages; to maintain their plants, property and equipment in good repair, working order and condition; to perform their obligations under its contracts and commitments; to notify the Company about certain material adverse effects; and to pay accounts in the ordinary course. The CTI LLCs also have agreed not to amend formation documents; not to enter into or amend agreements granting others exclusive marketing or other exclusive rights concerning their products or technologies; not to hire new key employees or pay any special bonus or special remuneration to any employee or director, or increase the salaries or wage rates of their employees; not to commence lawsuits other than certain routine collection suits; not to acquire or agree to merger with any entity; not to do anything that would make any representation or warranty untrue; not to sell, lease or otherwise dispose of any property or asset; and not to declare or pay any distribution to the CTI LLC Members.

EARNOUT PAYMENTS

         The Earnout Agreement provides for Earnout Payments to be made in cash to the CTI LLC Members on a pro rata basis, payable after the end of the Company's three fiscal years ending December 31, 1997, 1998 and 1999 in the following amounts: (i) for 1997, $2,000,000, but only if the aggregate earnings before interest and taxes, determined on a consolidated basis in accordance with generally accepted accounting principles, ("EBIT") of the CTI LLCs (and, if necessary to achieve the target amount of EBIT, of CTI) exceed $4,500,000; (ii) for 1998, $4,000,000, minus any payments made for 1997, but only if EBIT as so calculated exceeds $9,000,000; (iii) for 1999, $6,000,000, minus payments made for 1997 and 1998, but only if EBIT as so calculated exceeds $13,500,000. The Earnout Agreement further provides for payment to the CTI LLC Members of $6,000,000 minus any Earnout Payments made or due and payable, in the event of either (i) a change in control of the Company; (ii) a public offering of the Company's Common

Stock; or (iii) a private offering of the Company's Common Stock with aggregate net proceeds to the Company of not less than $40,000,000. Any Earnout Payments made by the Company will be recorded by the Company as additional goodwill.

         In order to determine EBIT for the purposes of the Earnout Agreement, the CTI Companies will be audited in accordance with generally accepted accounting standards by a certified public accounting firm chosen by the Company. EBIT will be determined independently of the Company and its affiliates, other than the CTI Companies, without any allocation of income or expense not directly incurred by the CTI Companies (based on historic operations measured as of the Effective Time). EBIT will not include charges and expenses, deferred compensation in the amount of $500,000 and bonuses payable by the CTI Companies in connection with the Merger and the Acquisition (the "Transaction Expenses") and payments made to Broadview Associates as described in the Merger Agreement. In the event of a dispute over EBIT, any CTI LLC Member may request that the records of the CTI Companies be examined by an independent certified public accounting firm, other than that used by the Company. The report of such accountants will be final, binding and conclusive on the parties. The expense of such audit will be borne by the CTI LLC Member who disputed the EBIT calculation, unless the audit finds an error results in payment of an Earnout Payment that would otherwise not have been paid. In that event, the Company will be responsible for reasonable fees incurred in such audit. A dispute over Transaction Expenses will be resolved in final and binding arbitration by a panel of three arbitrators.

THE REGISTRATION RIGHTS AGREEMENT

         The shares of Company's Common Stock representing the EFTC Equity to be delivered to the CTI Shareholders in connection with the Merger will not be registered under the Securities Act, nor qualified under applicable state securities laws and are being offered and sold to the CTI Shareholders based in part on certain representations and warranties given by them. Accordingly, the CTI Shareholders will receive the EFTC Equity subject to restrictions on resale set forth in the Merger Agreement and a Registration Rights Agreement that will be entered into at the closing of the Merger among the Company and the CTI Shareholders. The Registration Rights Agreement also will provide for certain registration rights with respect to the EFTC Equity.

         Demand Registration. At any time within one year after the date of the Registration Rights Agreement, the holders of a majority of the then Registrable Securities (as defined in the Registration Rights Agreement) may require the Company to register all or part of their Registrable Securities (the "Initial Demand"). In addition, at any time eighteen months after the effectiveness of the registration statement filed with respect to the Initial Demand, the holders of a majority of then outstanding Registrable Securities may request an additional registration of some or all of their Registrable Securities not registered pursuant to the Initial Demand. In either case, the aggregate amount of Registrable Securities that the holders request be included in the registration must equal at least 40% of all Registrable Securities and have a fair market value at the time of the request equal to $5,000,000. If any Demand Registration (as defined in the Registration Rights Agreement) involves an underwritten offering, then as many securities of the Company as the Company elects may be included in such registration on the same terms and conditions as the Registrable Securities to be included in such registration, on the condition that if the managing underwriters advise the Company that in their opinion the number of shares proposed to be included in such offering should be limited, the Company will give priority for inclusion in such registration: (i) first, to the Registrable Securities that the holders request to be included in such registration; (ii) second, to the securities, if any, requested to be included in such registration pursuant to warrants or options issued to the representatives of the underwriters with respect thereto; (iii) third, to the securities that the Company elects to be included in such registration; (iv) fourth, to other securities that the Company is obligated to include in such registration; and (v) fifth, to other securities that the Company may desire to include in such registration. The Company may also delay a Demand Registration for up to 90 days if in the good faith reasonable judgment of the Company's board of directors such registration would materially interfere with, or require premature disclosure of, any financing, acquisition or reorganization involving the Company or would otherwise have a material adverse effect on the Company.

         Piggyback Registration. If the Company at any time proposes to register any of its securities under the Securities Act (other than as (i) a Demand Registration; (ii) registration of securities in connection with a merger, an acquisition, an exchange offer, another business combination or an employee benefit plan maintained by the Company or its subsidiaries; or (iii) a registration of securities on Form S-4 or S-8 or any successor or similar form) and the registration statement to be used may be used for the registration of Registrable Securities, the Company must give the Shareholders notice to the of its intention to do so and offer to include the Registrable Securities in such registration.

         If any Piggyback Registration involves an underwritten offering initiated by the Company and the managing underwriters advise the Company that in their opinion the number of shares proposed to be included in such offering should be limited, the Company will give priority for inclusion in such registration: (i) first, to the securities that the Company proposes to be included in such registration; (ii) second, to the securities, if any, requested to be included in such registration pursuant to warrants or options issued to the representatives of the underwriters with respect thereto; (iii) third, securities that the Company has become, prior to the date of the Registration Rights Agreement, otherwise obligated to include in such registration; (iv) fourth, to the Registrable Securities that the holders request to be included in such registration and to other securities that the Company is obligated to include in such registration; and (v) fifth, to other securities that the Company may desire or is obligated to include in such registration.

         If any Piggyback Registration involves an underwritten offering initiated on behalf of holders of the Company's securities and the managing underwriters advise the Company that in their opinion the number of shares proposed to be included in such offering should be limited, the Company will give priority for inclusion in such registration: (i) first, to the securities that such holders propose to be included in such registration; (ii) second, to the securities, if any, requested to be included in such registration pursuant to warrants or options issued to the representatives of the underwriters with respect thereto; (iii) third, to the Registrable Securities that the holders request to be included in such registration; and (iv) fourth, to other securities that the Company may desire to include in such registration.

         Registration Expenses. Except as otherwise provided in the Registration Rights Agreement, the Company will pay all Registration Expenses in connection with a Demand Registration and with any Piggyback Registration, except that in the case of either a Demand Registration or a Piggyback Registration that is an underwritten offering, all underwriting discounts, commission spreads or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the Registrable Securities being offered thereby will be paid by the holders thereof pro rata based on the number of Registrable Securities that each such holder has requested be registered.

         Indemnification. The Company will indemnify, to the extent permitted by law, the holders of Registrable Securities from and against any complaints, claims, losses, damages, liabilities and expenses that a holder may suffer arising out of any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus, preliminary prospectus, or other related filing with the SEC or other federal or state agency, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by any holder expressly for use therein or by any holder's failure to comply with any legal requirement applicable to such holder not contractually assumed by the Company to deliver a copy of the Registration Statement or prospectus or any amendment or supplement thereto after the Company has furnished the holder with sufficient copies of the same.

         Each holder of Registrable Securities will indemnify, to the extent permitted by law, the Company from and against the holder's Pro Rata Share of all complaints, claims, losses, damages, liabilities and expenses that the Company may suffer arising out of any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus, preliminary prospectus, or other related filing with the SEC or other federal or state agency, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are caused by or contained in any information furnished in writing to the Company by the holder expressly for use therein or by any holder's failure to comply with any legal requirement applicable to such holder not contractually assumed by the Company to deliver a copy of the Registration Statement or prospectus or any amendment or supplement thereto after the Company has furnished the holder with sufficient copies of the same.

EMPLOYMENT MATTERS

         The Employment Agreements. At the Effective Time, the Company also will offer employment agreements (the "Employment Agreements") to Allen S. Braswell, Jr., Richard Strott, Andrew Hatch and Dennis Ayo, each of whom is a member of CTI's senior management. The Employment Agreements provide for each employee to work on a full time basis with the Company for a period of three years. As compensation for their services the Company would pay each employee the salary specified in the Employment Agreement. In addition to the grants by the Company of employee stock options in connection with the Merger, each employee would also be eligible to participate in the Company's bonus and stock option plans and would receive additional benefits that the Company customarily provides to its employees.

The Employment Agreements would also prohibit the employee from providing services to or owning 5% or more of the outstanding stock of a competitor of the Company during the term of his Employment Agreement and for two years after his termination.

         Other Employment Matters. Immediately following the Merger the Company will grant certain members of CTI's management employee stock options to purchase shares of the Company's Common Stock.

THE INDEMNIFICATION AGREEMENT

         Survival of Representations and Warranties. Under the Merger Agreement, the representations and warranties made by CTI relating to S corporation status and employee benefit plans survive indefinitely. All other representations and warranties of the Merger Agreement made by CTI survive for two years after the Effective Time. The representations and warranties of the Merger Agreement made by the Company and CAC survive for two years after the Effective Time. Under the Purchase Agreement, the representations and warranties of the CTI LLC Members survive for two years after the date of the Closing, except for those relating to taxes which survive for the applicable statute of limitations period. The representations and warranties of the Purchase Agreement made by the Company and Acquisition Corp. do not survive the Acquisition.

         Indemnification. Subject to the terms and conditions of the Indemnification Agreement and the provisions limiting the survival of representations and warranties in the Merger Agreement and the Purchase Agreement, each CTI Shareholder and CTI LLC Member has agreed to indemnify and hold harmless the Company from and against such Shareholder's or Member's pro rata share of all complaints, claims, losses, damages, liabilities and expenses that the Company may suffer arising from (i) CTI's breach of a covenant in the Merger Agreement or any representation or warranty of CTI in the Merger Agreement being inaccurate; and (ii) the CTI LLCs or any CTI LLC Member breaches a covenant or any representation or warranty in the Purchase Agreement being inaccurate, except that the CTI Shareholders and CTI LLC Members will not have such an obligation to indemnify (i) until the Company has suffered Losses by reason thereof in excess of $100,000 in the aggregate and (ii) to the extent that Losses suffered by reason thereof exceeds a $2,500,000 aggregate ceiling (after which the CTI Shareholders and CTI LLC Members will have no obligation to indemnify the Company from any further Losses), unless such Losses are caused by or arise out of any breach or inaccuracy of which any CTI Shareholder or CTI LLC Member had actual knowledge at the time to related agreement or representation was made or deemed made, in which case, there shall be no limitation on the aggregate liability of the CTI Shareholders and CTI LLC Members.


                CERTAIN MATTERS TO BE CONSIDERED BY SHAREHOLDERS

         Immediately following the consummation of the Merger, the composition of the Company's Board will change, as discussed elsewhere in the Proxy Statement, with Allen S. Braswell, Sr. and Allen S. Braswell, Jr. being appointed as Directors. There will not be any significant change in the management of the Company. See "DESCRIPTION OF THE MERGER AGREEMENT--Change of the Company's Board."

INTERESTS OF CERTAIN PERSONS IN THE MERGER AND THE ACQUISITION

         SMI. Sales Management International, Inc. ("SMI") was formed in 1987 by Mr. Jack Calderon, President, Chief Executive Officer and a Director of EFTC, Mr. Allen S. Braswell, Sr., the Chairman of CTI and Mr. Allen S. Braswell, Jr., the President and CEO of CTI. SMI secured for CTI a large contract from IBM Corporation to repair computer monitors for CTI as a sales agent and receives a commission of 2% of revenues derived from such contract. In November of 1990 CTI's Board of Directors passed a resolution stating that in the event of a change of control of CTI, SMI would receive 2% of the purchase price or $500,000, whichever is less. The total proceeds received by SMI as the result of the consummation of the Merger will be $500,000, of which Mr. Calderon will receive $166,667, representing his 33.3% interest. Since his employment with EFTC, Mr. Calderon has not received any compensation from SMI.

         Lease. CTI leases a repair facility in Florida from Allen S. Braswell, Sr. who will become a director of the EFTC upon completion of the Merger and the Acquisition. The building is approximately 25,000 square feet and the monthly lease cost is $5,080, or $3.44 per square foot, and $300 per month for taxes. The building is used for repair operations and storage. EFTC's Management has agreed that CTI shall continue to lease such facility upon substantially the same terms following the consummation of the Merger and the Acquisition.

         Director Representation of the CTI Companies. Mr. Robert K. McNamara, a director of the Company, is a Managing Director of Broadview and in such capacity is representing the CTI Companies in connection with the Merger and the Acquisition. Broadview is an investment bank that has represented numerous companies in connection with mergers and acquisitions in the technology sector. Broadview will receive a fee of approximately $800,000 in connection with the consummation of the Merger and the related Acquisitions.

         Issuance of Subordinated Notes. Mr. Richard L. Monfort, a member of EFTC's Board of Directors, is participating in the financing of the CTI transaction by purchasing $15 million in aggregate principal amount of Subordinated Notes to be issued by EFTC. The Subordinated Notes will have a five year maturity and will bear interest at 200 basis points over the applicable London Inter-Bank Offered Rate (LIBOR). The principal amount of the Subordinated Notes will mature in five equal installments, commencing on the first anniversary of their issuance at the consummation of the Merger and the related Acquisitions. The principal amount of the outstanding Notes will be accompanied by Warrants for 500,000 shares of the Company's Common Stock at an exercise price of $8.00 per share.

DILUTION

         The issuance of the EFTC Equity will cause proportionate dilution in the voting rights of the existing shareholders of the Company. Following Closing, the issued and outstanding shares of the Common Stock held by the current shareholders will be reduced to approximately 76.1% of the total issued and outstanding shares of the Common Stock. At August 6, 1997, the Record Date, the Company had 5,939,410 shares of Common Stock outstanding and after Closing there will be approximately 7,798,385 shares of Common Stock outstanding.


         On June 30, 1997, each share of Common Stock had a net book value of $3.26 per share, calculated on a historical basis. After Closing, each share of Common Stock will have a pro forma net book value of $3.60 per share. See "UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION."


CAPITALIZATION OF THE COMPANY

         After the completion of the Merger and the Acquisition, the Company will have approximately $39 million in long-term debt outstanding and stockholders' equity of approximately $26 million. See "UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION." The management of the Company believes such amounts of indebtedness to be reasonable in light of the size and operations of the Company. The Bank One Loan will contain significant restrictive covenants eliminating the Company's ability to incur additional debt, grant dividends and engage in mergers and acquisitions without Bank One's consent. See "MANAGEMENTS' DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--The Company--Liquidity and Capital Resources."

CHALLENGES OF BUSINESS INTEGRATION

         The Company will seek to increase earnings by, among other things, reducing operating costs as a percentage of revenues through improved operating efficiencies and economics of scale. Although the Company expects to be able to achieve such efficiencies and economies, the combination of the Company and the CTI Companies will require successful integration of the administrative, marketing, information, materials and manufacturing operations of the Company and the CTI Companies. This will require substantial attention from the Company's and the CTI Companies' management teams and employees, but there can be no assurance that such efforts will successfully achieve the anticipated benefits of the Merger and related transactions. While the Company's Chief Executive Officer is experienced in the integration of acquired operations, a transaction of this size may divert management attention and any difficulties encountered in this more complex transaction could have an adverse impact on the revenues and operating results of the combined companies. Additionally, attempts to achieve economies of scale through cost cutting may, at least in the short term, have an adverse impact upon the combined companies' operations.

                        FEDERAL INCOME TAX CONSEQUENCES

         The following discussion of the federal income tax consequences to the Company and its shareholders resulting from the Merger and the Acquisition is for general information only. This summary is based upon laws, regulations, rulings and judicial decisions now in effect, all of which are subject to change. This discussion does not cover all aspects of federal taxation that may be relevant and it does not address state, local, foreign or other tax laws.

         The Merger has been structured by the parties so that the merger will qualify as a nontaxable reorganization under section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Although the parties believe that the Merger will so qualify, no tax opinion will be received with respect to the merger. As a nontaxable Merger, neither the Company nor CTI would be required to recognize or gain or loss as a result of the merger. If the Merger were to be a taxable transaction, the CTI Shareholders would recognize gain from the deemed sale of their CTI stock and would be liable for the taxes payable with respect to that gain.

         With respect to the acquisition of the LLC interests of the CTI LLCs for cash, no gain or loss will be recognized by the Company. The selling CTI LLC Members will recognize taxable gain, however.

         There will be no federal tax consequences to the holders of the Common Stock of the Company in connection with the Merger and the Acquisition.


                  APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS

         Shareholders of the Company who do not vote in favor of the Merger Proposal will not have the right to seek payment in cash of the fair market value of their shares of Common Stock.


                      MANAGEMENTS' DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         The information set forth below contains "forward looking statements" within the meaning of the federal securities laws, including statements regarding opportunities for growth from expanded use of contract manufacturing by OEMs, the Company's new strategic business plan and development of its new management information system, the trend toward turnkey manufacturing, the Company's expectations regarding increases in the numbers of assemblies ordered by customers, and other statements of expectations, beliefs, plans, and similar expressions concerning matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements. See "INTRODUCTION-- Cautionary Statement."

THE COMPANY

         GENERAL

         The Company has provided electronic manufacturing services to its customers since 1981. Since 1981, there has been a general shift in the nature and scope of the Company's services and the makeup of the relative components of its sales. Within the electronic manufacturing services industry in general and as experienced by the Company, there has been a significant shift from consignment business to turnkey business. For consignment projects, the Company charges only for value-added labor and manufacturing costs and uses materials provided by the customer. Turnkey projects require the Company to provide value-added labor, incur manufacturing costs and acquire components and other materials used in the assembly process. In addition, turnkey projects generally offer higher net sales and higher gross profits than consignment projects as the sales and costs of components and other materials are included in the results of the Company's operations. However, the gross profit percentage earned on materials sales is generally lower than that earned on assembly services, resulting in a trend over time toward a lower gross profit percentage as turnkey sales increase. Conversely, the productivity levels realized from the implementation of Asynchronous Process Manufacturing (APM) in the latter half of 1996 has led to a general trend toward higher gross profit percentages. The growth in turnkey sales has also required the Company to increase its investment in working capital, particularly as it relates to inventory and accounts receivable. The percentage of net sales attributable to sales of materials increased from 58.4% in 1992 to 79.8% in 1996.

         As a percentage of net sales, Selling, General and Administrative Expenses from 1994 to 1996 have increased annually. Such increase is attributed to charges incurred by the Company as a result of restructuring and as a result of the acquisition of the CE Companies.

         The Company's results of operations are affected by a number of factors, including the level and timing of customer orders, the mix of turnkey and consignment orders, the degree of automation used in the manufacturing process, fluctuations in material costs, the overhead efficiencies achieved by the Company in managing the costs of its operations, price competition, the Company's level of experience in manufacturing a particular product, and the timing of expenditures in anticipation of increased sales. Inflation has not been a significant factor in the results of the Company's operations because the Company's price quotations for turnkey jobs are generally good for only 90 days and the Company is entitled to pass on certain cost increases under some of its turnkey contracts.

         The following table sets forth certain operating data as a percentage of net sales:


                                              Six Months Ended        Year Ended December 31,
                                                   June 30,         ---------------------------
                                              -----------------
                                               1997       1996       1996       1995       1994
                                              ------     ------     ------     ------     ------
    Net Sales .............................    100.0%     100.0%     100.0%     100.0%     100.0%
    Gross Profit ..........................     12.2        4.4        5.1        7.9       10.3
    Selling, general and administrative
              expenses ....................      8.1        5.4        7.4        6.3        4.6
    Goodwill ..............................      0.2         --         --         --         --
    Impairment of fixed assets ............       --         --        1.3         --         --
                                              ------     ------     ------     ------     ------
    Operating income (loss) ...............      3.9       (1.0)      (3.6)       1.6        5.7
    Interest expense ......................     (1.5)      (0.8)       (.9)       (.8)       (.3)
    Other, net ............................      0.1        0.1        0.2        0.2        0.2
                                              ------     ------     ------     ------     ------
    Income (loss) before income taxes .....      2.5       (1.7)      (4.3)       1.0        5.6
    Income tax expense (benefit) ..........      0.5       (0.7)      (1.5)       0.3        2.0
                                                                    ------     ------     ------
    Net Income (loss) .....................      1.6       (1.0)      (2.8)       0.7        3.6
                                              ======     ======     ======     ======     ======


         RESULTS OF OPERATIONS

         Six Months Ended June 30, 1997 Compared to Six Months Ended June 30,
1996

         Net Sales. Net sales are net of discounts and are recognized upon shipment to a customer. The Company's net sales increased by 18.9% to $36,782,349 during the six months of fiscal 1997, from $30,944,370 during the same period of fiscal 1996. The increase in net sales is due primarily to the inclusion of the operations from Current Electronics, Inc.
which was acquired on February 24, 1997.

         Gross Profit. Gross profit equals net sales less cost of goods sold (such as salaries, leasing costs, and depreciation charges related to production operations) and non-direct, variable manufacturing costs (such as supplies and employee benefits). In the first six months of 1997 gross profit increased by 229.6% to $4,496,567 compared to $1,364,338 for the first six months of fiscal 1996. The gross profit margin for the first six months of fiscal 1997 was 12.2% compared to 4.4% for the first six months of 1996. The primary reason for the increase in gross profit percentage is related to the operations of the CE Companies, which have a higher gross profit percentage. Another reason for the increase in gross profit is the adoption of APM in the later part of 1996 in the Rocky Mountain facility. APM standardizes processes and sets them up in a parallel pattern on the manufacturing floor. Product can flow to any process, i.e., any board to any line. This unique arrangement combined with powerful proprietary information technologies allows for the manufacture of high-mix product in a high speed mode. The key to making APM work is to increase throughput by decreasing setup time, standardizing work centers and processing smaller lot sizes. EFTC has done this by designating teams to set up off-line feeders and standardizing loading methods regardless of product complexity. APM has allowed EFTC to increase productivity by producing product with less people which ultimately reduces costs and increases gross profit.

         Selling, General and Administrative Expenses. Selling, general and administrative expenses increased by 98.1% to $2,986,655 for the six months of fiscal 1997 compared with $1,656,540 a year earlier. As a percentage of net sales, SGA increased to 8.1% in the first six months of 1997 from 5.4% in the same period of fiscal 1996. The increase is primarily due to the inclusion of the CE Companies' SGA expenses in 1997 from February 24 to June 30 in the amount of approximately $1,132,000.

         Operating Income. Operating income for the first six months of fiscal 1997 increased 586.1% to $1,402,311 from a loss of $292,202 for the first six months of fiscal 1996. Operating income as a percentage of net sales increased to 3.9% in the first six months of fiscal 1997 from (0.9%) in the same period last year. The increase in operating income is attributable to increased efficiencies associated with APM and the acquisition of the CE Companies as explained above.

         Interest Expense. Interest expense for the first six months of 1997 was $537,143 compared to $242,613 for the same period in fiscal 1996. The increase in interest is primarily the result of the acquisition debt associated with the merger and acquisition of the CE Companies and increased operating debt used to finance both inventories and receivables for EFTC and the CE Companies in the first six months of fiscal 1997.

         Income Tax Expense. The effective income tax rate for the first six months of fiscal 1997 was 36.8% compared to 38.9% from the same period a year earlier. This percentage fluctuates substantially because relatively small dollar amounts tend to move the rate significantly as estimates change. The Company expects that the rate will normalize in future quarters and be approximately 37%.

         1996 Compared to 1995

         Net Sales. Net sales are net of discounts and are recognized upon shipment of an order to a customer. Net sales in 1996 increased 15.6% to $56,880,067 from $49,220,070 in 1995. The increase in net sales is due primarily to increased material sales associated with electro-mechanical assembly (box-build) to one customer. The top ten customers in 1996 accounted for 75.9% of total sales volume, as compared to 79.4% in 1995.

         Gross Profit. Gross profit equals net sales less cost of goods sold (such as salaries, leasing costs, and depreciation charges related to production operations) and non-direct, variable manufacturing costs (such as supplies and employee benefits). Gross profit in 1996 decreased 25.5% from 1995 to $2,900,000. Gross profit as a percentage of net sales for 1996 was 5.1% compared to 7.9% in 1995. One reason for the decline in gross profit is related to restructuring charges of $479,029 that were included in cost of goods sold in the third quarter of 1996. Without the restructuring, gross profit would have been $3,379,029 or 5.9% of net sales. These restructuring charges were severance expenses related to a decrease in workforce, write down of inventory related to changes in the Company's customer mix, and expenses related to the reorganization of the manufacturing floor and manufacturing process.

         Selling General and Administrative Expenses. Selling, general and administrative expenses ("SGA expense") consist primarily of non-manufacturing salaries, sales commissions, and other general expenses. SGA expense for 1996 increased by 35.6% over 1995 to $4,195,784. The increase is due to restructuring charges for severance expenses related to reduction in workforce and other expenses related to organizational changes in the amount of $922,404 in the third quarter of 1996. Excluding the restructuring charges, the SGA expense would have been $3,273,380 an increase of $179,980 or 5.8% over 1995. This increase was due primarily to increased sales commissions and related expenses associated with the sales growth from 1995 to 1996 levels as noted above. As a percentage of net sales, SGA expense increased to 7.4% in 1996 from 6.3% in 1995. Without the restructuring changes, SGA expenses would have been 5.8% of net sales for the year ended 1996.

         Impairment of Fixed Assets. During the third quarter of 1996, the Company incurred a write down associated with impaired assets in the amount of $725,869. Statement of Financial Accounting Standards No. 121 "Accounting for the impairment of long-lived assets and for long-lived assets to be disposed of," requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Long-lived assets and certain identifiable intangibles to be disposed of should be reported at the lower of carrying amount of fair value less cost to sell. The Company went through a corporate restructuring in the third quarter of 1996 which included a workforce reduction and an change in the way product is manufactured which resulted in certain assets no longer being used in operations. Certain software that will no longer be used, as well as excess equipment that is now held for sale, were written down to fair value in accordance with Statement No. 121.

         Operating Income. Operating income in 1996 decreased 352.3% to a loss of $2,021,653 from income of $801,321. Operating income as a percent of sales decreased to (3.6%) in 1996 from 1.6% in 1995. The decrease in operating income was primarily attributable to the restructuring charges and impairment of fixed assets noted above in the amount of $2,127,302. Excluding the restructuring charges, the Company would have had operating income of $105,649 or .2% of net sales for 1996. The decrease, excluding the restructuring charges, was related to product mix changes and related overhead expenses to put new programs in place as well as increased variable selling costs associated with higher sales volumes in the first two quarters of 1996.

         Interest Expense. Interest expense in 1996 increased 31.7% from 1995 to $525,854. Borrowing due to increases in inventory and accounts receivable levels is the primary reason for the increase in interest expense.

         Income Tax Expense. The Company's effective income tax rate for 1996 was 35.4% compared to 26.3% for 1995. Tax expense for 1995 was lower due to certain research expenditures incurred in 1992, 1993, 1994 for which the Company claimed federal tax credits. The Company is also located in a state enterprise zone. The Company receives state tax credits for capital expenditures and increases in the number of Company employees. As sales increase, these state tax credits will have a relatively smaller effect on the Company's effective income tax rate.

         1995 Compared to 1994

         Net Sales. Net sales are net of discounts and are recognized upon shipment of an order to a customer. Net sales in 1995 decreased 6.3% to $49,220,070 from $52,541,842 in 1994. In 1995, three of the Company's largest customers decreased orders by approximately $13.6 million when compared to 1994 levels. One customer moved into a larger facility and decided to decrease its outsourced manufacturing requirements. The decrease in orders from the other two customers was due to the Company's inability to be competitive on material pricing because of the Company's inability to take advantage of volume buying. In 1994, these three customers accounted for approximately $23.6 million of revenues compared to approximately $10 million in 1995. Although the loss of revenues from these three customers was a significant factor in decreased sales in 1995, the Company believes it will have lower customer concentrations in 1996. The top ten customers in 1995 accounted for 79.4% of total sales volume, as compared to 90.2% in 1994. The Company replaced a significant portion of the lost revenues attributable to the decrease in orders with new sources of revenue during 1995.

         Gross Profit. Gross profit equals net sales less cost of goods sold, which consists of material and direct and indirect overhead labor, fixed manufacturing costs (primarily lease payments for, and depreciation of, manufacturing equipment and facilities) and other manufacturing costs. Gross profit in 1995 decreased 27.0% from 1994 to $3,894,721. Gross profit as a percentage of net sales for 1995 was 7.9% , compared to 10.3% in 1994. These decreases are attributable to several factors. First, the overall number of different assemblies ordered annually by customers increased by 200 assemblies from 703 assemblies at December 31, 1994 to 903 assemblies at December 31, 1995. At December 31, 1993, the Company had approximately 619 assemblies. The increase in the number of assemblies resulted in a decrease in efficiency manifested in increased costs related to the start-up of manufacturing of such new assemblies and other costs. Such start-up costs primarily consisted of increased labor costs due to difficulties in scheduling large numbers of assemblies, including costs for new personnel, training, overtime and increased rework costs. The Company also experienced increases in other manufacturing costs, including increased costs of production planning, documentation, engineering and scrap costs. Second, the Company made investments in equipment and facilities at the end of 1994 and the beginning of 1995. Due to such investments, depreciation expense increased by $743,579 to $1,716,841 in 1995 from $973,262 in 1994. Third, during 1995, periodic material shortages created upward pressure on material prices and affected manufacturing schedules which had a negative impact on gross margins.

         Selling, General and Administrative Expenses. Selling, general and administrative expenses ("SGA expense") consist primarily of non-manufacturing salaries, sales commissions and other general expenses. SGA expense for 1995 increased by 25.2% over 1994 to $3,093,400. The increase is primarily the result of non-recurring costs related to corporate re-structuring in the third quarter, consulting fees related to corporate reengineering processes, increased selling expenses related to a new sales office in Texas and a new sales representative in California, and increased administrative expenses related to being a publicly-held company. As a percentage of net sales, SGA expense increased to 6.3% in 1995 from 4.6% in 1994.

         Operating Income. As a result of the factors described above, operating income in 1995 decreased 73.5% under 1994 to $801,321. Operating income as a percentage of net sales decreased from 5.7% in 1994 to 1.6% in 1995.

         Interest Expense. Interest expense in 1995 increased 56.1% from 1994 to $399,389. The increase was attributable the Company's use of bank debt to fund increases in inventory growth and accounts receivable which were related to the previously mentioned change in product mix. Also, the Company acquired approximately $2.5 million in property and equipment in 1995, which was financed with short term debt. As discussed below under "Liquidity and Capital Resources," the Company completed a sale-leaseback transaction in December of 1995. The Company used the proceeds of the sale leaseback transaction to retire $3,310,000 of short term debt.

         Income Tax Expense. The Company's effective income tax rate for 1995 was 26.3% compared to 35.2% for 1994. The decrease in the effective tax rate is primarily attributable to certain research expenditures incurred in 1992, 1993, 1994 and 1995 for which the Company will claim federal tax credits. Also, the Company's facilities are located in a state enterprise zone. The Company receives state tax credits for capital expenditures and increases in the number of Company employees. As sales and earnings increase, these state tax credits will have a relatively smaller effect on the Company's effective income tax rate.

         LIQUIDITY AND CAPITAL RESOURCES

         At June 30, 1997, working capital totaled $10,717,844. Working capital at December 31, 1996 was $8,508,489 compared to $9,867,843 at December 31, 1995 and $6,744,318 at December 31, 1994. The increase in working capital from 1994 to 1995 is attributable primarily to a sale-leaseback transaction which closed in December 1995. The Company sold equipment at a sales price of $3,678,014 and retired short-term debt in the amount of $3,310,000 in December 1995. The subsequent decrease in working capital in 1996 is attributable primarily to the purchase of fixed assets and long-term debt retirement. The increase in working capital in the first six months of 1997 is attributable to the inclusion of the acquisition of the CE Companies that occurred on February 24, 1997.

         Cash used in operations for the first six months of 1997 was $1,275,419 compared to $3,611,555 in the same period last year. Cash provided by operations in 1996 was $35,667 compared to cash used in operations of $933,589 in 1995 and $697,176 in 1994. Increased profitability and an increase in working capital components are the primary reasons for the decrease in the cash used in operations in 1997 when compared to 1996. The increase in cash used in operations in 1995 is attributable primarily to increases in accounts receivable and inventories. Accounts receivable decreased 1.8% to $7,032,934 at June 30, 1997 from $7,164,174 at June 30, 1996. Accounts receivable decreased 22.4% to $3,866,991 at December 31,1996 from $4,982,450 at December 31, 1995.
Accounts receivable increased 29.1% at December 31, 1995 from $3,858,523 at December 31, 1994. A comparison of receivable turns (i.e. annualized sales divided by current accounts receivable) for the first six months of fiscal 1997 and the first six months of fiscal 1996 is 10.5 and 8.7 turns, respectively. The 1997 receivable turn is distorted because the sales for the first quarter includes only one month and four days of the CE Companies' revenues. Based on historical annual revenues of the CE Companies and the Company combined, the receivable turns would be 11.9 times. Receivable turns for 1996, 1995 and 1994 were 14.7, 9.9 and 13.6, respectively. Inventories increased 65.1% to $17,859,385 at June 30, 1997 from $10,816,201 at June 30, 1996. Inventories decreased 7.2% to $9,146,505 on December 31, 1996 from $9,859,414 on December 31, 1995 and increased 31.8% on December 31, 1995 from $7,479,374 on December 31, 1994. A comparison of inventory turns (i.e. annualized cost of sales divided by current inventory) for the first six months of fiscal 1997 and 1996 shows a decrease to 3.6 from 5.5, respectively. The 1997 inventory turn is distorted because the cost of sales for the first quarter includes only one month and four days of the CE Companies' costs. Based on historical annual cost of sales of the CE Companies and the Company combined, the inventory turns would be 4.2 times. Inventory turns for 1996, 1995 and 1994 were 5.9, 4.6 and 6.3, respectively. Inventory turns have increased primarily because of new projects that were being introduced towards the end of 1995. Inventory increases in the early stages of new turnkey business which may create delays and decrease the turning of inventory until the new assemblies are in full production.

         The Company used cash to purchase capital equipment totaling $1,292,053 in the first six months of 1997, compared with $1,061,879 in the same period last year. The Company also used cash to purchase the CE Companies, as explained earlier, in the amount of $7,398,728. Proceeds from long-term borrowings of $6,700,000 were used to help fund the purchase of the CE Companies. The Company used cash from investing activities of $2,028,865 in 1996, compared to providing cash of $1,265,525 in 1995 and using cash of $9,035,395 in 1994. The Company used cash to purchase capital equipment totaling $2,374,403 in 1996, compared with $2,473,819 in 1995. In 1995 the
Company received cash from the sale of equipment primarily from the sale-leaseback transaction mentioned above of $3,739,344. In 1994 capital equipment consisting primarily of manufacturing and computer equipment in the amount of $5,346,016 was purchased. In addition, $3,689,379 was spent for the construction of a new manufacturing facility and an additional parcel of land to allow for future expansion. The capital equipment was purchased with proceeds from the Company's initial public offering.

         On February 24, 1997, the Company renegotiated its revolving line of credit, negotiated a 90-day bridge loan and incurred additional equipment debt in conjunction with the merger and acquisition of the CE Companies. The revolving line of credit was increased to $15,000,000 with a maturity date of June 5, 1998. The amount outstanding was $5,800,000 at June 30, 1997. Interest on borrowings under this credit facility accrues at the Bank One Prime rate plus .25% (8.75% at March 31, 1997). The credit facility is collateralized by substantially all of the Company's assets, other than real estate. The loan agreement from this facility contains restrictive covenants relating to capital expenditures, borrowings and payment of dividends, and certain financial statement ratios. The credit facility may be withdrawn/canceled at the bank's option under certain conditions such as default or in the event the Company experiences a material negative change in financial condition. The short term bridge facility was for $4,900,000 and had a maturity date of May 24, 1997 and will be repaid from the proceeds of the Bank One Loan. The interest accrues at the Bank One Prime Rate plus .25% (8.75% at June 30, 1997). The proceeds from this loan were used to pay the cash portion of the consideration to be paid in the merger and acquisition of the CE Companies noted above. The Company also issued a $1,800,000 five year note with a maturity date of April 5, 2002. The interest rate is 8.95% per annum. The Company will pay this loan in 60 regular monthly payments of $36,983 and one final payment of $41,983. These payments include both principal and interest. The proceeds of this loan were used to pay off equipment debt of the CE Companies pursuant to the merger agreement.

         In connection with the Merger and Acquisition and the Asset Purchase, the Company has negotiated a commitment letter for the Bank One Loan comprised of a $30 million revolving line of credit, maturing on September 30, 2000 and a $15 million term loan maturing on September 30, 2002. The proceeds of the Bank One Loan may be used for (i) funding the Merger and Acquisition; (ii) funding the Asset Purchase; (iii) funding the Real Property Purchase; (iv) repayment of the existing Bank One line of credit and bridge facility; and (v) working capital requirements. The Bank One Loan will bear interest at a rate based on either the Bank One prime rate or the LIBOR plus applicable margins ranging from 3.25% to 0.50% for the term facility and 2.75% to 0.00% for the revolving facility. Borrowings on the revolving facility are subject to limitation based on the value of the available collateral. The Bank One Loan is collateralized by substantially all of the Company's assets, including real estate, whether now owned or hereinafter acquired. The loan agreement for the Bank One Loan is expected to contain restrictive covenants relating to capital expenditures, limitation of investments, borrowings, payment of dividends, mergers and acquisitions. In addition, the loan agreement is expected to contain financial covenants relating to the following ratios: (i) maximum senior debt to EBIDTA;
(ii) maximum total debt to EBIDTA; (iii) minimum fixed charge coverage; (iv) minimum EBIDTA to interest; (v) minimum tangible net worth requirement with periodic step-up; (vi) maximum annual capital expenditures; and (vii) excess cash flow recapture. The Bank One Loan is subject to the negotiation of definitive loan documents, and there can be no assurance that the Company will be able to obtain the Bank One Loan on terms satisfactory to the Company.

         In addition to the Bank One Loan, the Company has agreed upon the terms for the issuance of $15 million in Subordinated Notes, with a maturity date of June 24, 2002 and bearing a fixed coupon of LIBOR plus 2.00%. The Subordinated Notes are amortized yearly with payments of $50,000 and one final payment of $14,800,000 and may be prepaid in whole or in part at any time, with any prepayment subordinated to the Bank One Loan. The Subordinated Notes will be accompanied by warrants for 500,000 shares of the Company's Common Stock at an exercise price of $8.00. The holder of the Subordinated Notes will be Richard L. Monfort, a director of the Company. See "CERTAIN

MATTERS TO BE CONSIDERED BY SHAREHOLDERS--Interests of Certain Persons in the Merger and Acquisition--Issuance of Subordinated Notes."

         The Company has committed to construct a new manufacturing facility in Oregon to replace the present location in Oregon at an approximate cost of $5,000,000. The Company has agreed upon the terms for the financing of this new facility and has started construction.

         In order to repay all or part of the Bank One Loan and the Subordinated Notes, the Company is considering a public offering of Common Stock in the near future, but there can be no assurances that any such offering will be commenced, or if commenced, will be completed.

         New Accounting Standard. In February 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings Per Share" ("SFAS 128") which revised the calculation and presentation provisions of Accounting Principles Board Opinion 15 and related interpretations. SFAS 128 is effective for the Company's fiscal year ending December 31, 1997 and retroactive application is required. The Company believes the adoption of SFAS 128 will not have a material effect on its determination of earnings per share.

         The Company may require additional capital to finance enhancements to, or expansions of, its manufacturing capacity in accordance with its business strategy. Management believes that the need for working capital will continue to grow at a rate generally consistent with the growth of the Company's operation. Although no assurance can be given that financing will be available on terms acceptable to the Company, the Company may seek additional funds, from time to time, through public or private debt or equity offerings, bank borrowing, or leasing arrangements.

CIRCUIT TEST, INC. AND AFFILIATES

         RESULTS OF OPERATIONS

         Six Months Ended June 30, 1997 Compared to Six Months Ended June 30, 1996.

         Net Sales. Net sales are net of discounts and are recognized upon shipment of an order to a customer. Net sales in the six months of fiscal year 1997 increased 104.0% to $19,895,878 from $9,754,621 in the first six months of fiscal year 1996. In 1997, the increase in revenues was primarily the result of two factors. First, the revenues in Louisville increased due to orders from new and existing customers related to expanded capacity. Second, there was continued growth in the Memphis location as orders were received from new and existing customers.

         Gross Profit. Gross profit equals net sales less cost of revenues, which consist of material, direct and indirect overhead, labor, fixed operational costs and other variable costs. Gross profit in the first six months of 1997 increased $4,348,283 from $2,258,953 in the first six months of 1996 to $6,607,236 in the first six months of 1997, a 192.5% increase. Gross profit as a percentage of net sales for the first six months of 1997 was 33.2%, compared to 23.2% in the first quarter of 1996. The increase in gross profit was a result of increased sales and the resulting profitability on the revenues. The increase in gross profit percentage was the result of operational efficiencies due to the rapid increase in revenue.

         Selling, General and Administrative Expenses. SGA expenses consist primarily of non-direct labor salaries, sales costs, travel and other general expenses. SGA expense for the first six months of 1997 increased by 39.6% over the first six months of 1996 to $3,957,619. The increase is primarily the result of increased costs related to the creation of infrastructure of the newly created Louisville facility. As a percentage of net sales, SGA expense was 19.9% in the first six months of 1997 compared to 29.1% in the first six months of 1996.

         The CTI Companies anticipate that they will experience increased SGA costs in 1997 due to the transition from private to public entity. Also, the CTI Companies will continue to create new and innovative services which possess start-up costs and initial operating inefficiencies.

         Operating Income. As a result of the factors described above, operating income in the first six months of 1997 increased 560.1% over the first six months of 1996 to $2,649,617. Operating income as a percentage of net sales increased from 5.9% in the first six months of 1996 to 13.3% in the first six months of 1997.

         Interest Expense. Interest expense in the first six months of 1997 increased 36.6 % from the first six months of 1996 to $262,152. Interest expense was slightly higher due to higher borrowing related to working capital needs as the CTI Companies' revenues increased.

         Income Tax Expense. Each of the CTI Companies has elected to be taxed as an S corporation or a limited liability company, as applicable. Earnings and losses for federal tax purposes were included in the personal tax returns of the shareholders. Accordingly, there were no provisions for income taxes or deferred taxes reflected in the accompanying combined financial statements related to the CTI Companies.

         1996 Compared to 1995.

         Net Sales. Net sales are net of discounts and are recognized upon shipment of an order to a customer. Net sales in 1996 increased 63.8 % to $26,509,725 from $16,183,590 in 1995. In 1996, the increase in revenues was primarily the result of two factors. First, the revenues in Louisville increased $7,908,891 due to the move from a temporary to a permanent facility which created capacity and infrastructure to accommodate new orders. Second, there was continued growth in the Memphis location with the opening of a second facility. The CTI Companies anticipate higher revenue levels as new and existing business increases in Memphis and Louisville.

         Gross Profit. Gross profit equals net sales less cost of revenues, which consist of material, direct and indirect overhead, labor, fixed operational costs and other variable costs. Gross profit in 1996 increased $1,545,285 from $5,384,100 in 1995 to $6,929,385 in 1996, a 28.7% increase.
Gross profit as a percentage of net sales for 1996 was 26.1%, compared to 33.3% in 1995. The increase in gross profit was a result of increased sales and the resulting profitability on the revenues. The decrease in gross profit percentage was the result of operational inefficiencies due to the rapid increase in revenue and resultant creation of needed capacity, particularly in the Louisville facility. Gross margin is expected to increase as the CTI Companies become more operationally efficient and absorbs newly created overhead.

         Selling, General and Administrative Expenses. SGA expense consist primarily of non-direct labor salaries, sales costs, travel and other general expenses. SGA expense for 1996 increased by 64.8% over 1995 to $6,251,364. The increase is primarily the result of increased costs related to the creation of infrastructure of the newly created Louisville facility. As a percentage of net sales, SGA expense was 23.6% in 1996 compared to 23.4% in 1995.

         The CTI Companies anticipate that they will experience increased SGA costs in 1997 due to the transition from private to public entity. Also, the CTI Companies will continue to create new and innovative services which possess start-up costs and initial operating inefficiencies.

         Operating Income. As a result of the factors described above, operating income in 1996 decreased 57.4% over 1995 to $678,021. Operating income as a percentage of net sales decreased from 9.8% in 1995 to 2.5% in 1996. Operating income is expected to increase as the CTI Companies become more operationally efficient and revenues continue to grow and absorb overhead created in 1996.

         Interest Expense. Interest expense in 1996 increased 49.2% from 1995 to $434,345. The increase was attributable to the expansion of the Louisville facility which resulted in higher borrowings. Also, the CTI Companies experienced rapid growth, which created working capital needs as the CTI Companies invested in certain balance sheet items such as inventory, accounts receivable and fixed assets.

         Income Tax Expense. Each of the CTI Companies has elected to be taxed as an S corporation or limited liability company, as applicable. Earnings and losses for federal tax purposes were included in the personal tax returns of the shareholders. Accordingly, there were no provisions for income taxes or deferred taxes reflected in the accompanying combined financial statements related to the CTI Companies.

         1995 Compared to 1994.

         Net Sales. Net sales are net of discounts and are recognized upon shipment of an order to a customer. Net sales in 1995 increased 79.2 % to $16,183,590 from $9,028,587 in 1994. In 1995, the increase in revenues was primarily the result of two factors. The net revenues at the Memphis location increased $6,286,318 as the benefits of the hub-based service concept became apparent to the CTI Companies' customers. Also, the CTI Companies increased capacity to accommodate the ensuing increased orders.

         Gross Profit. Gross profit equals net sales less cost of good sold, which consist of material, direct and indirect overhead, labor, fixed operational costs and other variable costs. Gross profit in 1995 increased $2,666,143 from $2,717,957 in 1994 to $5,384,100 in 1995, a 98.1% increase.
Gross profit as a percentage of net sales for 1995 was 33.3%, compared to 30.1% in 1994. The increase in gross profit was a result of increased sales and the resulting profitability on the revenues in the Memphis facility. The increase in gross profit percentage was the result of increased operating efficiencies.

         Selling, General and Administrative Expenses. SGA expense consist primarily of non-direct labor salaries, sales costs, travel and other general expenses. SGA expense for 1995 increased by 50.2% over 1994 to $3,793,320. The increase is primarily the result of increased costs related to the growth in the Memphis facility as discussed above. As a percentage of net sales, SGA expense was 23.4 % in 1995 compared to 28.0% in 1994 due to higher revenue levels in 1995, and the subsequent absorption of overhead associated with the higher volumes.

         Operating Income. As a result of the factors described above, operating income in 1995 increased 723.6% over 1994 to $1,590,780. Operating income as a percentage of net sales increased from 2.1% in 1994 to 9.8% in 1995.

         Interest Expense. Interest expense in 1995 increased 161.6% from 1994 to $291,061. The increase was attributable to the expansion of the Memphis facility which resulted in higher borrowings. Also, the CTI Companies experienced rapid growth, which created working capital needs as the CTI Companies invested in certain balance sheet items such as inventory, accounts receivable and fixed assets.

         Income Tax Expense. Each of the CTI Companies has elected to be taxed as an S corporation or a limited liability company, as applicable. Earnings and losses for federal tax purposes were included in the personal tax returns of the shareholders. Accordingly, there were no provisions for income taxes or deferred taxes reflected in the accompanying combined financial statements related to the CTI Companies.


         LIQUIDITY AND CAPITAL RESOURCES

         At December 31, 1996, working capital was a deficit of $805,303 compared to $50,089 of working capital at December 31,1995, a decrease of $855,392. The decrease in working capital from 1995 to 1996 is primarily attributable to expansion of the Louisville facility and increased pressure to fund revenue growth. The majority of the growth has been funded by short-term operating debt rather than long-term financing which has reduced the CTI Companies' working capital position.

         Cash provided by operations in 1996 was $583,309 compared to cash used in operations of $177,936 in 1995. The increase in cash provided by operations in 1996 is primarily attributable the increase in accounts payable and accrued expenses related to increased business volumes. The increases in current liabilities were in excess of growth of current assets such as inventory and accounts receivable. Accounts receivable increased 9.6 % to $4,110,743 at December 31,1996 from $3,750,733 at December 31,1995. Receivable turns (i.e. net sales divided by year-end accounts receivable) for 1996 and 1995 were 6.4 and 4.3, respectively. Receivable turns have increased as the CTI Companies have better defined payment processes among the hubsite transportation providers and the CTI Companies' customers. Inventories increased 71.9% to $4,242,152 on December 31, 1996 from $2,467,679 at December 31, 1995. Inventory turns (i.e. cost of revenues divided by year-end inventory) for 1996 and 1995 were 4.6 and 4.4, respectively. The CTI Companies have experienced a greater percentage of its sales mix in value-added services which has resulted in a higher percentage of costs of revenues in labor costs vs material costs. As a result of this, inventory levels have grown as a slower rate than cost of revenues resulting in increased inventory turns. Also, the CTI Companies have better defined its purchasing and inventory handling processes with its customers.

         The CTI Companies used cash in investing activities of $1,382,640 in 1996, compared to using cash of $621,754 in 1995. The use of cash in investing activities in 1995 and 1996 was for capital expenditures related to operations. The capital equipment was purchased with corporate cash flow and bank debt. The bank loans are secured by machinery and equipment and are personally guaranteed by certain of the CTI Companies' shareholders.

         At December 31, 1996, the CTI Companies had available a revolving line of credit of $4,000,000 with Barnett Bank with interest payable at the lenders prime (8.25% at December 31,1996) and interest payable monthly with principal due on demand. This note was renegotiated in February, 1997 increasing the line to $6,000,000 with no other terms changing. There was $3,747,418 outstanding at December 31, 1996 under the line of credit. The loan agreements from the credit facilities contain restrictive covenants relating to certain items such as borrowings, and payment of dividends. These credit facilities may be withdrawn/canceled at the bank's option under certain conditions such as default or in the event the CTI Companies experience a material negative change in financial condition.

         At December 31, 1996 the CTI Companies had a $1,000,000 non-revolving line of credit. Advances bear interest at either the lender's prime rate or a prevalent fixed rate at the time of the advance (8.25% at December 31, 1996); master note payable on demand with individual advances payable in three years consisting of monthly principal and interest payments; collateralized by substantially all of the CTI Companies's machinery, equipment, fixtures and furniture and guaranteed by certain of the CTI Companies' shareholders. This note was renegotiated in February, 1997 increasing the line to $2,250,000 with no other terms changing.

         At December 31, 1996 the CTI Companies had a $525,000 commercial term loan due June 1, 1998. The Note bears interest at the lender's prime rate (8.25% at December 31, 1996); monthly principal and interest payments through June 1, 1998; collateralized by substantially all of the CTI Companies' machinery, equipment, fixtures and furniture and guaranteed by certain of the CTI Companies' shareholders.

         The CTI Companies have budgeted capital expenditures for 1997 of approximately $750,000, intending to upgrade information systems, and machinery and equipment required for the further expansions of the Memphis and Louisville facilities. The expenditures are anticipated to occur at relatively even intervals over the course of 1997.

         The CTI Companies may require additional capital to finance enhancements to, or expansions of their operating capacity in accordance with its business strategy. Management believes that the need for working capital will continue to grow at a rate generally consistent with the growth of operations. Although no assurance can be given that financing will be available on acceptable terms, the CTI Companies may seek additional funds, from time to time, through public or private debt or equity offerings, bank borrowing, or leasing arrangements.

                         UNAUDITED PRO FORMA CONDENSED
                             FINANCIAL INFORMATION

         The following unaudited pro forma condensed financial information is based upon the historical financial statements of EFTC Corporation ("EFTC"), the historical combined financial statements of Current Electronics, Inc. (the "CE Companies") and the historical combined financial statements of Circuit Test, Inc. and the CTI LLCs (collectively, the "CTI Companies").


         The unaudited pro forma condensed combined balance sheet presents the combined financial position of EFTC, including the CE Companies, and the CTI Companies as of June 30, 1997, assuming EFTC had completed the Merger and the Acquisition as of that date using the purchase method of accounting, and also assuming that EFTC had completed the Asset Purchase as of June 30, 1997. The purchase accounting adjustments are included in the EFTC June 30, 1997 balances. Accordingly, the combined identifiable assets and liabilities of the CTI Companies have been adjusted to their estimated fair values based upon a preliminary purchase price of approximately $28.5 million. The unaudited condensed combined pro forma statements of operations for the six months ended June 30, 1997 and the year ended December 31, 1996 assume the CE Companies and CTI Companies business combinations occurred on January 1, 1996 and include the historical operations of EFTC and the CTI Companies for those periods and the CE Companies (for the period from

January 1, 1997 to February 24, 1997 and the year ended September 30, 1996), adjusted for the pro forma effects of the business combinations.

         The following unaudited condensed pro forma financial information has been prepared based upon assumptions deemed appropriate by EFTC and are not necessarily indicative of the consolidated financial position or results of operations if the business combination had been consummated on the assumed dates and are not necessarily indicative of the actual results of the future operations of the combined companies.

                                EFTC Corporation
              Unaudited Pro Forma Condensed Combined Balance Sheet
                                 June 30, 1997





                                                                             CTI             AlliedSignal
                                                                          Pro Forma           Pro Forma        Pro Forma
                                          EFTC       CTI Companies       Adjustments         Adjustments        Combined
                                      ------------   -------------       -----------         ------------      ----------
ASSETS
Current assets:
     Cash and cash
     equivalents ..................   $    897,579        367,350        (19,750,000)(1)      7,650,000 (7)      1,014,929
                                                                         (23,000,000)(2)     (7,650,000)(8)
                                                                          (3,500,000)(6)
     Accounts receivable ..........      7,032,934      5,050,110                 --                 --         12,083,044
     Inventories ..................     17,859,385      3,704,089                 --         10,500,000 (8)     32,063,474
     Income taxes receivable ......        469,774             --                 --                 --            469,774
     Other current assets .........      1,110,661        391,814                 --                 --          1,502,475
                                      ------------     ----------         ----------         ----------        -----------
          Total current assets ....     27,370,333      9,513,363           (250,000)        10,500,000         47,133,696
  Property, plant and
  equipment, net ..................     10,659,362      3,674,313                 --          2,700,000 (8)     17,033,675
  Goodwill ........................      7,974,933             --         24,915,692 (1)             --         36,390,625
                                                                           3,500,000 (6)             --
  Other assets ....................        114,943        112,830                 --                 --            227,773
                                      ------------     ----------         ----------         ----------        -----------
                                      $ 46,119,571     13,300,506         28,165,692         13,200,000        100,785,769
                                      ============     ==========         ==========         ==========        ===========
LIABILITIES AND
SHAREHOLDERS'
EQUITY
 Current liabilities:
     Notes payable ................   $  5,800,000      4,728,752                 --                 --         10,528,752
     Shareholder loans ............             --        943,000                 --                 --            943,000
     Current portion of long-
     term debt ....................        468,655             --                 --                 --            468,655
     Accounts payable .............      7,893,819      1,447,489                 --                 --          9,341,308
     Other current liabilities ....      2,490,015      2,461,728                 --          5,550,000 (8)     10,501,743
                                      ------------     ----------         ----------         ----------        -----------
          Total current
          liabilities .............   $ 16,652,489      9,580,969                             5,550,000         31,783,458

Long-term debt, net of
current portion ...................      9,140,117        148,229         23,000,000 (2)      7,650,000 (7)     39,938,346 (11)
Deferred income taxes .............        328,482             --                 --                 --            328,482
                                      ------------     ----------         ----------         ----------        -----------
                                        26,121,088      9,729,198         23,000,000         13,200,000         72,050,286
                                      ------------     ----------         ----------         ----------        -----------
Shareholders' equity:
     Common stock and
     additional paid-in capital ...     15,720,724        156,280          8,737,000 (1)                        24,457,724
                                                                            (156,280)(1)

     Retained earnings ............      4,277,759      3,415,028         (3,415,028)(1)             --          4,277,759
                                      ------------     ----------         ----------         ----------        -----------
                                        19,998,483      3,571,308          5,165,692                 --         28,735,483
                                      ------------     ----------         ----------         ----------        -----------
                                      $ 46,119,571     13,300,506         28,165,692         13,200,000        100,785,769
                                      ============     ==========         ==========         ==========        ===========


See Notes to Unaudited Pro Forma Condensed Financial Information.

                                EFTC Corporation
         Unaudited Pro Forma Condensed Combined Statement of Operations
                         Six Months Ended June 30, 1997


                                                                            Pro forma
                                                            CE Companies     Combined               CTI Companies
                                                    CE       Pro forma       with CE       CTI        Pro Forma      Pro Forma
                                       EFTC      Companies  Adjustments     Companies   Companies    Adjustments     Combined
                                   -----------  ----------  ------------    ----------  ----------  -------------   ----------
Net sales ........................ $36,782,349   4,475,732                  41,258,081  19,895,878           --     61,153,959
Cost of goods sold ...............  32,285,782   4,025,431      (5,000)(9)  36,306,213  13,288,642           --     49,594,855
                                   -----------  ----------  ----------      ----------  ----------   ----------     ----------

   Gross profit ..................   4,496,567     450,301       5,000       4,951,868   6,607,236           --     11,559,104

Selling, general and
   administrative expenses .......   2,986,655   1,368,366          --       4,355,021   3,957,619           --      8,312,640
Goodwill amortization ............      89,601          --      27,083 (4)     116,684          --      473,500 (4)    590,184
                                   -----------  ----------  ----------      ----------  ----------   ----------     ----------

   Operating income (loss) .......   1,420,311    (918,065)    (22,083)        480,163   2,649,617     (473,500)     2,656,280
                                   -----------  ----------  ----------      ----------  ----------   ----------     ----------

Other income (expense):
   Interest expense ..............    (537,143)    (30,889)    (52,063)(3)    (620,095)   (262,152)    (948,750)(3) (1,830,997)(11)
   Other income (expense), net ...      37,528     (17,273)         --          20,265          --           --         20,265
                                   -----------  ----------  ----------      ----------  ----------   ----------     ----------
                                      (499,605)    (48,162)    (52,063)       (599,830)   (262,152)    (948,750)    (1,810,732)
                                   -----------  ----------  ----------      ----------  ----------   ----------     ----------
   Income (loss) before
      income taxes ...............     920,706    (966,227)    (74,146)       (119,667)  2,387,465   (1,422,250)       845,548

Income tax expense (benefit) .....     338,567    (362,354)     (9,411)(10)    (33,198)         --      399,244 (5)    366,046
                                   -----------  ----------  ----------      ----------  ----------   ----------     ----------

      Net income ................. $   582,139    (603,873)    (64,735)        (86,469)  2,387,465   (1,821,494)       476,502
                                   ===========  ==========  ==========      ==========  ==========   ==========     ==========

Income per common share .......... $      0.10                                                                            0.06
                                   ===========                                                                      ==========

Weighted average common and
   common equivalent shares
   outstanding ...................   6,120,897                                                        1,858,975      7,979,872
                                   ===========                                                       ==========     ==========


See Notes to Unaudited Pro Forma Condensed Financial Information.

                                EFTC Corporation
         Unaudited Pro Forma Condensed Combined Statement of Operations
                          Year Ended December 31, 1996



                                                                            Pro forma
                                                             CE Companies    Combined
                                                     CE       Pro forma      with CE       CTI        Pro Forma      Pro Forma
                                       EFTC       Companies  Adjustments    Companies   Companies    Adjustments     Combined
                                   ------------  ----------  ------------   ----------  ----------  -------------   -----------
Net sales ........................ $ 56,880,067  32,520,438          --     89,400,505  26,509,725           --     115,910,230
Cost of goods sold ...............   53,980,067  27,075,305     (30,000)(9) 81,025,372  19,580,340           --     100,605,712
                                   ------------  ----------  ----------     ----------  ----------   ----------     -----------

   Gross profit ..................    2,900,000   5,445,133      30,000      8,375,133   6,929,385           --      15,304,518
Selling, general and
   administrative expenses .......    4,195,784   2,792,814          --      6,988,598   6,251,364           --      13,239,962
Goodwill amortization ............           --          --     162,495 (4)    162,495          --      947,000 (4)   1,109,495
Impairment of fixed assets .......      725,869          --          --        725,869          --           --         725,869
                                   ------------  ----------  ----------     ----------  ----------   ----------     -----------
   Operating income (loss) .......   (2,021,653)  2,652,319    (132,495)       498,171     678,021     (947,000)        229,192
                                   ------------  ----------  ----------     ----------  ----------   ----------     -----------

Other income (expense):
   Interest expense ..............     (525,854)   (101,192)   (312,375)(3)   (939,421)   (434,345)  (1,897,500)(3)  (3,271,266)(11)
   Other income, net .............       82,428       9,345          --         91,773      (9,112)          --          82,661
                                   ------------  ----------  ----------     ----------  ----------   ----------     -----------
                                       (443,426)    (91,847)   (312,375)      (847,648)   (443,457)  (1,897,500)     (3,188,605)
                                   ------------  ----------  ----------     ----------  ----------   ----------     -----------

   Income (loss) before income
     taxes .......................   (2,465,079)  2,560,472    (444,870)      (349,477)    234,564   (2,844,500)     (2,959,413)
Income tax expense (benefit) .....     (872,114)    754,000     (56,465)(10)  (174,579)         --     (904,150)(5)  (1,078,729)
                                   ------------  ----------  ----------     ----------  ----------   ----------     -----------
   Net income (loss) ............. $ (1,592,965)  1,806,472    (388,405)      (174,898)    234,564   (1,940,350)     (1,880,684)
                                   ============  ==========  ==========     ==========  ==========   ==========     ===========

Income (loss) per common share.... $      (0.40)                                                                          (0.24)
                                   ============                                                                     ===========

Weighted average common and
   common equivalent shares
   outstanding....................    3,942,139   1,980,000                                           1,858,975       7,781,114
                                   ============  ==========                                           ==========     ===========




See Notes to Unaudited Pro Forma Condensed Financial Information.

                                EFTC Corporation
          Notes to Unaudited Pro Forma Condensed Financial Information

(A)      BASIS OF PRESENTATION

         On July 9, 1997, EFTC and CTI entered into the Merger Agreement that provides for the merger of CTI with and into a newly formed subsidiary of EFTC. Additionally, EFTC and the members of the CTI LLCs entered into the Purchase Agreement that provides for the acquisition by EFTC of all of the limited liability company interests of the CTI LLCs. The CTI Companies are affiliates as a result of common ownership. Under the terms of the Merger Agreement and the Purchase Agreement, EFTC will pay approximately $19.5 million in cash and issue 1,858,975 shares of its common stock to the stockholders of the CTI Companies. The Merger and the Acquisition will both be accounted for using the purchase method of accounting for business combinations. Actual adjustments may differ from those presented herein upon finalization of the purchase accounting adjustments. Additionally, EFTC acquired the CE Companies in February 1997 and entered into an agreement with AlliedSignal to purchase certain assets and inventory for an approximate amount of $13.2 million.

(B)      PRO FORMA ADJUSTMENTS

         The following pro forma adjustments have been made to the accompanying pro forma condensed financial information:


         1. To record goodwill in the amount of $24.9 million based upon the allocation of the estimated $28.5 million ($19.5 million in cash and 1,858,975 shares of Common Stock at $4.70 per share, based upon fair value of the Common Stock and $250,000 in transaction costs) cost of the Merger and the Acquisition and to eliminate the equity accounts of the CTI Companies.


         2. To record the borrowings for the Merger and the Acquisition of $23 million to be paid by the Company from a portion of the proceeds of the Bank One Loan. See "MANAGEMENTS' DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--Liquidity and Capital Resources."

         3. To record interest expense on the borrowings under the Bank One loan at an assumed interest rate of 8.25% per annum.

         4. To record amortization of goodwill resulting from the Merger and the Acquisition over a 30 year period.

         5. To record income tax expense for taxable income of CTI, an S Corporation, and the CTI LLCs, net of the income tax effect of the pro forma adjustments.

         6. To record liability for bonuses to be paid to employees of the CTI Companies prior to closing as additional goodwill.

         7. To record additional borrowing to purchase inventory and assets from AlliedSignal. See "THE COMPANIES-- EFTC
             Corporation--General."

         8. To record assets and inventory of $13.2 million purchased from AlliedSignal. See "THE COMPANIES--EFTC Corporation--General."

         9. Elimination of depreciation expense relating to certain leasehold improvements that were abandoned after consummation of the acquisition of the CE Companies.

         10. To record income tax expense for the taxable income of Current Electronics (Washington), Inc., one of the CE Companies, an S corporation, net of the effect of the pro forma adjustments.

         11. In September 1997, the Company issued $15 million in Subordinated Notes to a director, which include warrants to purchase 500,000 shares of the Company's Common Stock. See "MANAGEMENTS' DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--Liquidity and Capital Resources." The warrants have been recorded at fair value using the Black-Scholes option pricing model as additional paid in capital and debt discount. The discount will be amortized as additional interest expense over the term of the

             Subordinated Notes. If the Subordinated Notes and warrants had been issued on January 1, 1996, pro forma net income and income per common share would have decreased by 402,025 and $0.05, respectively, for the six months ended June 30, 1997 and pro forma net loss and loss per common share would have increased by $804,049 and $0.10, respectively, for the year ended December 31, 1996.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board believes that the Merger and the related transactions provide an opportunity to fulfill the Company's objective of growth through acquisition, fits well with the Company's strategic plan and will result in:
(i) a strategic expansion of the Company's breadth of high-mix service offerings, enabling the Company to offer "cradle-to-grave" services such as concurrent engineering, subassembly manufacturing, next-day delivery of assemblies, warranty repair service and post-warranty repair services; (ii) implementation of a hub-based strategy for contract manufacturing; (iii) opportunities to approach the CTI Companies' existing customer base to pursue additional high-mix electronic contract manufacturing opportunities; and (iv) delivery of the CTI Companies' repair services to the Company's existing customer base, which, together, are expected to provide the Company competitive advantages in the high-mix electronic contract manufacturing industry. The Board and management of the Company also believe that the CTI Companies' management team will represent a strong complement to the Company's management team. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER PROPOSAL.

         In reaching its conclusion to recommend approval by the shareholders of the Proposal, the Board considered management's discussion of a number of factors, including the terms and conditions of the Merger Agreement, the Purchase Agreement and the transactions contemplated thereby, information with respect to the financial condition, business, operations and prospects of the Company and the CTI Companies, on both a historical basis and a prospective basis, including certain information reflecting the two companies on a pro forma combined basis, potential synergies, improved operating efficiencies and economies of scale that may result from the Merger and the Acquisition, and the views and opinions of the Company's management.

         The Board also considered the purchase price to be paid by the Company and the allocation of such purchase price between stock and cash. In the course of negotiations with respect to the Merger and the Acquisition, the parties initially determined an aggregate purchase price payable to the CTI Shareholders and the CTI LLC Members for CTI and the CTI LLCs. The portion of the purchase price allocable to cash and stock, exclusive of any adjustments, deferred compensation and contingent payments or other consideration, is $34 million. Because the Merger could be structured as a tax-free reorganization, the parties to such negotiations also agreed that the consideration for the Merger would be in the form of Common Stock, while the consideration for the Acquisition would be in cash, and allocated the aggregate purchase price among the Merger and the Acquisition. Of such $34 million, $19.5 million will be paid in cash to the CTI LLC Members, with the remainder to be paid in the form of Common Stock (based upon a negotiated price determined in the course of negotiating the terms of the Merger) to the CTI Shareholders. Following negotiations of the terms of the Merger and the Acquisition, management presented the Merger and the Acquisition for consideration. Members of the Company's management stated to the Board management's opinion that the Merger upon the agreed terms would be favorably priced for the Company and would provide the Company with beneficial income growth as well as help the Company implement its strategic plan.

         Mr. Jack Calderon, Mr. Richard L. Monfort and Mr. Robert K. McNamara participated in the Board's deliberations on the Merger and the Acquisition, but did not participate in the Board's vote to approve the Merger and the Acquisition. See "CERTAIN MATTERS TO BE CONSIDERED BY SHAREHOLDERS--Interests of Certain Persons in the Merger and the Acquisition."

                   DESCRIPTION OF THE EMPLOYEE PLAN AMENDMENT

         The Board of Directors of the Company has adopted an amendment to the Company's Equity Incentive Plan (the "Employee Plan") to change the name of the Employee Plan to "EFTC Corporation Equity Incentive Plan" and to increase the number of shares of Common Stock reserved for issuance under the Employee Plan from 995,000 to 1,995,000. Adoption of the amendment also requires the approval of the Company's shareholders.

REASONS FOR THE PROPOSED AMENDMENT

         Of the 995,000 shares of Common Stock currently subject to the Employee Plan, as of August 31, 1997, 48,750 shares remained available for use in future grants. The Board believes that it is in the best interests of the Company to increase the number of shares available for awards under the Employee Plan in order to take into account the addition of key employees as a result of the Merger and the Acquisition and to further facilitate the achievement of the goals of the Employee Plan by providing additional shares for grants to induce new key employees to join the Company, for grants to additional existing key employees not previously participating in the Employee Plan or for additional grants to existing key employees who currently participate in the Employee Plan.

         The Board believes that the 48,750 shares of Common Stock available for further grants under the Employee Plan and the additional 1,000,000 shares of Common Stock that would be reserved upon adoption of the proposed amendment to the Employee Plan are reasonable to achieve the goals of the Employee Plan in light of the approximately 8,200,000 shares of Common Stock that would be issued and outstanding on a fully diluted basis after adoption of the Employee Plan Amendment and the Merger.

         At the Company's 1997 annual meeting of shareholders, held on May 28, 1997, the Company's shareholders voted to approve changing the Company's name from "Electronic Fab Technology Corp." to "EFTC Corporation." The Employee Plan Amendment provides for a corresponding change of the name of the Employee Plan to the "EFTC Corporation Equity Incentive Plan."

         The benefits or amounts that will be received by executive officers and employees under the Employee Plan are not determinable. The Company granted options to purchase 145,200 of Common Stock under the Employee Plan in 1996.

DESCRIPTION OF THE EMPLOYEE PLAN

         The Employee Plan provides for the grant of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, stock units and other stock grants to key employees of the Company. Currently a maximum of 995,000 shares of Common Stock may be subject to awards under the Employee Plan; however, the Employee Plan Amendment would raise that number to
1,995,000.   The number of shares is subject to adjustment on account of stock splits, stock dividends and other dilutive changes in the Common Stock. Shares of Common Stock covered by unexercised non-qualified or incentive stock options that expire, terminate or are canceled, together with shares of common stock that are surrendered upon exercise of stock appreciation rights, forfeited pursuant to a restricted stock grant or that are used to pay withholding taxes or the option exercise price, are available for option or grant under the Employee Plan.

         Participation. The Employee Plan provides that awards may be made to employees of the Company who are responsible for the Company's growth and profitability. The Company currently considers all employees to be eligible for grant of awards under the Employee Plan. As of March 31, 1997, the Company had 671 employees. Directors who are not employees are not eligible.

         Administration. The Employee Plan is administered by the Company's Compensation Committee (the "Committee"). The Committee must be structured at all times so that it satisfies the "non-employee director" requirement of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and the similar requirement of Section 162(m) of the Code. The Committee has the sole discretion to determine the employees to whom awards may be granted under the Employee Plan and the manner in which such awards will vest. Options, stock appreciation rights, restricted stock and stock units are granted by the Committee to employees in such numbers and at such times during the term of the Employee Plan as the Committee shall determine, except that the maximum number of shares subject to one or more options that can be granted during the term of the Employee Plan to any employee is 300,000 shares of Common Stock. In granting options, stock appreciation rights, restricted stock and stock units, the Committee will take into account such factors as it may deem relevant in order to accomplish the Employee Plan's purposes, including one or more of the following: the extent to which performance goals have been met, the duties of the respective employees and their present and potential contributions to the Company's success.

         Exercise. The Committee determines the exercise price for each option; however, options must have an exercise price that is at least equal to the fair market value of the Common Stock on the date the option is granted (at least equal to 110% of fair market value in the case of an incentive stock option granted to an employee who owns Common Stock having more than 10% of the voting power of all of the Common Stock). An option holder may exercise an option by written notice and payment of the exercise price in (i) cash or certified funds, (ii) by the surrender of a number of shares of Common Stock already owned by the option holder for at least six months with a fair market value equal to the exercise price, or (iii) through a broker's transaction by directing the broker to sell all or a portion of the Common Stock to pay the exercise price or make a loan to the option holder to permit the option holder to pay the exercise price. Option holders who are subject to the withholding of federal and state income tax as a result of exercising an option may satisfy the income tax withholding obligation through the withholding of a portion of the Common Stock to be received upon exercise of the option. Options, stock appreciation rights, stock units and restricted stock awards granted under the Employee Plan are not transferable other than by will or by the laws of descent and distribution.

         Change in Control. All awards granted under the Employee Plan shall immediately vest upon any "change in control" of the Company. A "change in control" occurs if (i) 30% or more of the Company's voting stock is acquired by persons or entities without the approval of a majority of the Board unrelated to the acquiror or (ii) individuals who were members of the Board at the beginning of a 24-month period cease to make up at least two-thirds of the Board at any time during that period, unless the election of the new members was approved by a majority of the Board in office immediately prior to the 24-month period and of approved new members.

         Amendment and Termination. The Board may amend the Employee Plan in any respect at any time provided shareholder approval is obtained when necessary or desirable, but no amendment can impair any option, stock appreciation rights, awards or units previously granted or deprive an option holder, without his or her consent, of any Common Stock previously acquired. The Employee Plan will terminate on December 21, 2003 unless sooner terminated by the Board.

         Merger and Reorganization. Upon the occurrence of (i) the merger or consolidation of the Company (other than a merger or consolidation in which the Company is the continuing company and that does not result in any change in the outstanding shares of Common Stock), (ii) the sale of all or substantially all of the assets of the Company (other than a sale in which the Company continues as a holding company of an entity that conducts the business formerly conducted by the Company), or (iii) the dissolution or liquidation of the Company, all outstanding options will terminate automatically when the event occurs if the Company gives the option holders 30 days prior written notice of the event. Notice is not required for a merger or consolidation or for a sale if the Company, the successor, or the purchaser makes adequate provision for the assumption of the outstanding options or the substitution of new options on terms comparable to the outstanding options. When the notice is given, all outstanding options fully vest and can be exercised prior to the event.

         Federal Income Tax Consequences of Exercise of Options Under the Employee Plan. When a non-qualified stock option is granted, there are no income tax consequences for the option holder or the Company. When a non-qualified stock option is exercised, in general, the option holder recognizes compensation equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. If, however, the option holder exercises the non-qualified option within six months after it was granted and if the sale of the Common Stock at a profit would subject the option holder to liability under Section 16(b) of the Exchange Act ("Section 16(b)"), the option holder will recognize compensation income equal to the excess of (i) the fair market value of the Common Stock on the earlier of the date that is six months after the date of exercise or the date the option holder can sell the Common Stock without Section 16(b) liability over (ii) the exercise price. The option holder can make an election under section 83(b) of the Code to measure the compensation as of the date the non-qualified option is exercised. The compensation recognized by an employee is subject to income tax withholding. The Company is entitled to a deduction equal to the compensation recognized by the option holder for the Company's taxable year that ends with or within the taxable year in which the option holder recognized the compensation, assuming the compensation amounts satisfy the ordinary and necessary and reasonable compensation requirements for deductibility, as well as the requirements of Section 162(m) of the Code.

         When an incentive stock option is granted, there are no income tax consequences for the option holder or the Company. When an incentive option is exercised, the option holder does not recognize income and the Company does not receive a deduction. The option holder, however, must treat the excess of the fair market value of the Common Stock on the date of exercise over the exercise price as an item of adjustment for purposes of the alternative minimum tax. If the option holder makes a "disqualifying disposition" of the Common Stock (described below) in the same taxable year the incentive stock option was exercised, there are no alternative minimum tax consequences.

         If the option holder disposes of the Common Stock after the option holder has held the Common Stock for at least two years after the incentive stock option was granted and one year after the incentive stock option was exercised, the amount the option holder receives upon the disposition over the exercise price is treated as long-term capital gain for the option holder. The Company is not entitled to a deduction. If the option holder makes a "disqualifying disposition" of the Common Stock by disposing of the Common Stock before it has been held for a least two years after the date the incentive option was granted and one year after the date the incentive option was exercised, the option holder recognizes compensation income equal to the excess of (i) the fair market value of the Common Stock on the date the incentive option was exercised or, if less, the amount received on the disposition over (ii) the exercise price. At present, the Company is not required to withhold income or other taxes. The Company is entitled to a deduction equal to the compensation recognized by the option holder for the Company's taxable year that ends with or within the taxable year in which the option holder recognized the compensation, assuming the compensation amounts satisfy the ordinary and necessary and reasonable compensation requirements for deductibility, as well as the requirements of Section 162(m) of the Code.

         Under Section 162(m) of the Code, the Company may be limited as to Federal income tax deductions to the extent that total annual compensation in excess of $1,000,000 is paid to the chief executive officer of the Company or any one of the other four highest paid executive officers who are employed by the Company on the last day of the taxable year. However, certain "performance-based compensation", the material terms of which are disclosed to and approved by the Company's shareholders, is not subject to this limitation on deductibility. The Company has structured the stock option portion of the Employee Plan with the intention that compensation resulting therefrom would be qualified performance- based compensation and would be deductible without regard to the limitations otherwise imposed by Section 162(m) of the Code. The Employee Plan allows the Committee discretion to award restricted stock and other stock-based awards that are intended to be qualified performance-based compensation. Bonuses and other compensation payable in stock under the Employee Plan are not intended to qualify as performance-based compensation.

         The Employee Plan provides that option holders are responsible for making appropriate arrangements with the Company to provide for any additional withholding amounts. Furthermore, the Company shall have no obligation to deliver shares of Common Stock upon the exercise of any options, stock appreciation rights, awards or units under the Employee Plan until all applicable federal, state and local income and other tax withholding requirements have been satisfied.

VOTE REQUIRED

         To be adopted, the amendments to the Employee Plan must be approved by the holders of a majority of the voting power of the outstanding shares of Common Stock represented in person or by proxy and entitled to vote at the Special Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE EMPLOYEE PLAN AMENDMENT.

                 DESCRIPTION OF THE NON-EMPLOYEE PLAN AMENDMENT

         The Board of Directors of the Company has adopted an amendment to the Company's Stock Option Plan for Non- Employee Directors (the "Non-Employee Plan") to change the name of the Non-Employee Plan to "EFTC Corporation Stock Option Plan for Non-Employee Directors" and to increase the number of shares of Common Stock reserved for issuance under the Plan from 160,000 to 300,000.

REASONS FOR THE PROPOSED AMENDMENT

         The Non-Employee Plan currently provides for the grant of up to 160,000 options with respect to the Common Stock of the Company. The Board believes that it is in the best interests of the Company to increase the number of shares available for awards under the Non-Employee Plan in order to take account of the additional directors that will join the Board as a result of the Merger and Acquisition. The Non-Employee Plan provides that the Board, in its sole discretion, may grant options to acquire shares of Common Stock to members of the Board who are not also employees of the Company (a "non-employee director"). The Board intends to grant options with respect to 6,000 shares of Common Stock to each members of the Board expected to be elected as a result of the Merger.

         As discussed above with respect to the Employee Plan Amendment, the Non-Employee Plan Amendment provides for changing the name of the Non-Employee Plan to the "EFTC Corporation Stock Option Plan for Non-Employee Directors" to correspond to the recent change of the Company's name. See "DESCRIPTION OF THE EMPLOYEE PLAN AMENDMENT--Reasons for the Proposed Amendment."

DESCRIPTION OF THE NON-EMPLOYEE PLAN

         The Non-Employee Plan provides for the grant of options that are not incentive options within the meaning of section 422 of the Code. Currently, a maximum of 160,000 shares of Common Stock are available for the grant of options under the Non-Employee Plan; the Non-Employee Plan Amendment would increase that number to 300,000. The number of shares covered by the Non-Employee Plan is subject to adjustment on account of stock splits, stock dividends, recapitalizations and other dilutive changes in the Common Stock.

         The Non-Employee Plan is administered by the Board, which has the authority to grant options (a "Director's Option") to the members of the Board who are not also employees of the Company. Thirteen directors will be eligible to participate in the Non-Employee Plan upon the closing of the Merger and the election of Allen S. Braswell, Sr. and Allen S. Braswell, Jr. to the Board.

         Director's Options may be granted at such times and pursuant to such terms (which must be consistent with the provisions of the Non-Employee Plan) as the Board may determine in its discretion. The options are nontransferable except by will or pursuant to the laws of descent and distribution. Director's Options become vested with respect to 25% of the shares covered thereby after the first anniversary of the effective date of the grant and with respect to the remaining 75% in equal monthly increments over the three-year period thereafter.

         A Director's Option must have an exercise price at least equal to the fair market value of the Common Stock on the effective date of the grant. A non-employee director may exercise an option by written notice and payment of the exercise price in (i) cash or certified funds, (ii) by the surrender of a number of shares of Common Stock already owned by the option holder for at least 6 months with a fair market value equal to the exercise price, or (iii) through a broker's transaction by directing the broker to sell all or a portion of the Common Stock to pay the Company the exercise price or make a loan to the option holder to permit the option holder to pay the exercise price.

         Vesting is accelerated upon a "change in control" of the Company. A "change in control" occurs if (i) 30% or more of the Company's voting stock is acquired by persons or entities without the approval of a majority of the Board unrelated to the acquiror or (ii) individuals who were members of the Board at the beginning of a 24-month period cease to make up at least two-thirds of the Board at any time during that period, unless the election of the new members was approved by a majority of the Board in office immediately prior to the 24-month period and of approved new members.

         Upon the occurrence of (i) the merger or consolidation of the Company (other than a merger or consolidation in which the Company is the continuing company and that does not result in any change in the outstanding shares of Common Stock), (ii) the sale of all or substantially all of the assets of the Company (other than a sale in which the Company continues as a holding company of an entity that conducts the business formerly conducted by the Company), or
(iii) the dissolution or liquidation of the Company, all outstanding options will terminate automatically when the event occurs if the Company gives the option holders 30 days prior written notice of the event. Notice is not required for a merger or consolidation or for a sale if the Company, the successor, or the purchaser makes adequate provision for the assumption of the outstanding options or the substitution of new options on terms comparable to the outstanding options. When the notice is given, all outstanding options fully vest and can be exercised prior to the event.

         The Board may amend the Non-Employee Plan in any respect at any time provided shareholder approval is obtained when necessary or desirable, but no amendment can impair any option previously granted or deprive an option holder, without his or her consent, of any Common Stock previously acquired. The Non-Employee Plan will terminate when terminated by the Board.

         Federal Income Tax Consequences Under the Non-Employee Plan. When a non-qualified stock option is granted, there are no income tax consequences for the option holder or the Company. When a non-qualified stock option is exercised, in general, the option holder recognizes self-employment income equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. However, if the option holder exercises the non- qualified stock option within six months after the grant of the non-qualified stock option and if the sale of the Common Stock at a profit would subject the option holder to liability under Section 16(b), the option holder will recognize self-employment income equal to the excess of (i) the fair market value of the Common Stock on the earlier of the date that is six months after the date of exercise or the date the option holder can sell the stock without Section 16(b) liability over (ii) the exercise price. The option holder can make an election under Code section 83(b) to measure the amount of income as of the date the non-qualified stock option is exercised. The Company is entitled to a deduction equal to the income recognized by the option holder for the Company's taxable year that ends with or within the taxable year in which the option holder recognized the income, assuming the amounts satisfy the ordinary and necessary and reasonable compensation requirements for deductibility.

VOTE REQUIRED

         To be adopted, the amendments to the Non-Employee Plan must be approved by the holders of a majority of the voting power of the outstanding shares of Common Stock represented in person or by proxy and entitled to vote at the Special Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE NON-EMPLOYEE PLAN AMENDMENT.

                              SECURITY OWNERSHIP


         The following table sets forth certain information as of August 31, 1997, as to the beneficial ownership of Common Stock by beneficial owners of more than five percent of the Company's Common Stock, each director, certain executive officers and by all directors and executive officers as group:

                                                                                                    Pro Forma (1)
                                                                                         -----------------------------------
                                                 Number of Shares of      Percent of     Number of Shares of      Percent of
       Name of Beneficial Owner,                   Common Stock            Common           Common Stock           Common
       Director, or Executive Officer           Beneficially Owned         Stock         Beneficially Owned        Stock
       ------------------------------           ------------------     -------------     ------------------    -------------
       Gerald J. Reid (2)                         500,000                    8.4%               500,000                6.5%
       Lucille A. Reid (2)                        560,000                    9.4%               560,000                7.3%
       Jack Calderon (3)                          122,500 (10)               2.1%               122,500                1.6%
       Lloyd A. McConnell (3)                     574,250 (11)               9.7%               574,250                7.5%
       Stuart W. Fuhlendorf (3)                    48,900 (12)               *                   48,900                *
       James A. Doran (4)                           8,182 (13)               *                    8,182                *
       Richard L. Monfort (5)                     140,982 (13)(14)           2.4%               140,982                1.8%
       David W. Van Wert (6)                       62,202 (13)(15)           *                   62,202                *
       Darrayl Cannon (7)                           3,436 (18)               *                    3,436                *
       Robert K. McNamara (8)                       3,436 (18)               *                    3,436                *
       Masoud Shirazi (9)                          30,782 (13)               *                   30,782                *
       Charles Hewitson                           660,000                   11.1%               660,000                8.6%
       Gregory Hewitson                           660,000                   11.1%               660,000                8.6%
       Matthew Hewitson                           660,000                   11.1%               660,000                8.6%
       August Bruehlman                            40,000 (16)               *                   40,000                *

       Allen S. Braswell, Sr.                          --                   --                1,374,328               17.9%
       Allen S. Braswell, Jr.                          --                   --                  369,289                4.8%

       All directors and executive
       officers as a group, including
       persons named above
       (15 persons)                             4,074,670 (17)              68.5%             5,818,287               75.7%
                                                =========                                     =========


__________

*        Less than one percent.
(1) After giving effect to the Merger, the Acquisition and the other transactions to be completed in connection therewith.
(2)      Mr. and Mrs. Reid's address is 2150 Reservoir Road, Greeley, Colorado
         80631.
(3) Messrs. Calderon, McConnell, Bruehlman and Fuhlendorf's address is EFTC Corporation, 9351 Grant Street, Sixth Floor, Denver, Colorado 80229.
(4) Mr. Doran's address is Hein & Associates, LLP, 717 17th Street, Denver, CO 80202-3330.
(5)      Mr. Monfort's address is 3519 Holman Court, Greeley, CO 80632.
(6) Mr. Van Wert's address is 14227 West Dusty Trail Blvd., Sun City West, AZ 85375.
(7)      Mr. Cannon's address is 1515 Route 10, Parsippany, New Jersey 02054.
(8) Mr. McNamara's address is Broadview Associates, One Bridge Plaza, Fort Lee, NJ 07024.
(9) Mr. Shirazi's address is Shirazi & Associates, P.O. Box 5315, Greeley, CO 80632.
(10) Includes 100,000 shares of Common Stock subject to currently exercisable, non-qualified options granted in connection with the commencement of Mr. Calderon's employment and 20,000 shares of Common Stock subject to currently exercisable options granted pursuant to the Company's Equity Incentive Plan.
(11) Includes 4,000 shares of Common Stock subject to currently exercisable options granted pursuant to the Company's Equity Incentive Plan, 70,000 shares of Common Stock that are beneficially owned by Mr. McConnell and are held in the August 1994 McConnell Charitable Remainder Trust and 250 shares of Common Stock owned by Mr. McConnell's wife.
(12) Includes 41,600 shares of Common Stock subject to currently exercisable options granted under the Employee Plan and 7,200 shares of Common Stock subject to options that are exercisable under the Company's 1993 Stock Option Plan.

(13) Includes 7,482 shares of Common Stock that are subject to currently exercisable options under the Company's Stock Option Plan for Non-Employee Directors. Options held by such director for an additional 208 shares vest each month until March 1998 under such plan.
(14) Includes 100,000 shares of Common Stock owned by a partnership in which Mr. Monfort is the principal investor and 14,000 shares of Common Stock owned by two of Mr. Monfort's minor children.
(15) Includes 17,720 shares of Common Stock owned jointly with Sally B. Van Wert, Mr. Van Wert's wife.
(16) Includes 27,000 shares subject to currently exercisable options granted under the Company's Equity Incentive Plan and 12,000 shares subject to currently exercisable options granted under the Company's 1993 Stock Option Plan.
(17) Of such 4,074,670 shares, as of August 31, 1997, an aggregate of 3,822,570 shares were outstanding and held of record by directors and officers of the Company and the remaining 252,100 represent shares of Common Stock subject to options that are currently exercisable or, within 60 days of August 31, 1997 will become exercisable.
(18) Includes 3,436 shares of Common Stock that are subject to currently exercisable options under the Company's Stock Option Plan for Non-Employee Directors. Options held by such director for an additional 208 shares vest each month until May 2000 under such plan.


                             EXECUTIVE COMPENSATION


SUMMARY COMPENSATION TABLE

         The following table sets forth certain information regarding the compensation paid in the last three fiscal years to each executive officer of the Company who received total cash compensation of more than $100,000.

                                                                          Long-Term
                                               Annual Compensation       Compensation
Name and                                    -------------------------       Awards             All Other
Principal Position             Year         Salary($)        Bonus($)     Options(#)        Compensation($)
------------------             ----         ---------        --------     ----------        ---------------
Gerald J. Reid                    1996          $104,723    $175             -0-             $161,874   (1)
   Chairman of the Board          1995          $138,005     -0-             -0-               $2,711
                                  1994          $131,793     -0-              20,000(2)        $2,647

Jack Calderon                     1996(3)        $79,923    $-0-             200,000(4)       $20,000   (5)
   President and Chief
   Executive Officer

__________

(1) Includes the book value ($8,749.08) of an automobile previously owned by the Company transferred to Mr. Reid upon the termination of his employment, consulting fees ($35,416.70), fees in respect of Mr. Reid's service as Chairman of the Board ($17,708.31) and a payment of $100,000 in connection with the cessation of Mr. Reid's service as an employee of the Company.
    See "--Employment Agreements."
(2) Options granted pursuant to the Employee Plan.
(3) Mr. Calderon has served as President and Chief Executive Officer of the Company since August 1996.
(4) Non-qualified options granted in connection with the commencement of Mr. Calderon's employment.
(5) Represents a lump-sum payment of $20,000 to defray moving expenses related to Mr. Calderon's relocation to Greeley, Colorado in connection with the commencement of his employment with the Company.

OPTIONS GRANTED

    The following table sets forth information concerning options granted in 1996 to the Company's executive officers named in the Summary Compensation Table.

                                                                           Percent of Total
                                                                          Options Granted to
                                                           Options            Employees          Exercise Price    Expiration
                  Name                                     Granted(#)         During 1996            per Share         Date
                  ----                                     ----------    --------------------   ----------------   -----------
                  Gerald J. Reid                               -0-                --                   --              --

                  Jack Calderon                              200,000            53.3%                $4.125            (1)

__________

(1) Vested exercisable options are exercisable up to 3 months following the cessation of Mr. Calderon's employment with the Company other than termination for cause.

OPTION EXERCISES AND YEAR END OPTION VALUES

         The following table sets forth information concerning options exercised in 1996 and outstanding options held by the Company's executive officers named in the Summary Compensation Table as of December 31, 1996, the end of the Company's last fiscal year.

                                                                      Number of Unexercised        Value of Unexercised
                                         Shares                       Options at                   In-the-Money Options
                                         Acquired on    Value         December 31, 1996(#)         at December 31, 1996($)
                  Name                   Exercise(#)    Realized($)   Exercisable/Unexercisable    Exercisable/Unexercisable
                  ----                   -----------    -----------   -------------------------    -------------------------
                  Gerald J. Reid             -0-            -0-                 -0-/-0-                       -0-/-0-

                  Jack Calderon              -0-            -0-             50,000/150,000                $25,000/$75,000

EMPLOYMENT AGREEMENTS

         The Company has entered into employment agreements with certain of its employees, including Mr. Calderon. Mr. Calderon's agreement provides for him to be employed in his current position for a term of two years ending July 1998. The Company may terminate such employment agreement with or without cause. In case of a termination without cause, however, the Company must continue the terminated employee's salary and benefits for a "Severance Period." The Severance Period is the greater of one year (two years if a change in control of the Company has occurred) or the remaining term of the employment agreement immediately prior to such termination. The employment agreement also provides for the employee's salary and benefits to continue for six months after termination of employment if the employment agreement expires, the parties do not enter into a new employment agreement and the employee does not remain an employee of the Company for at least six months after such expiration. Mr. Calderon's Agreement also provides that the Company shall grant to Mr. Calderon non-qualified stock options to purchase 200,000 shares of Common Stock at an exercise price of $4.125. Of such 200,000 options, 50,000 vested upon the commencement of Mr. Calderon's employment and the remaining options will vest and become exercisable (i) upon the occurrence of a change in control, (ii) at the end of seven continuous years of employment or (iii) in increments upon the Common Stock of the Company achieving certain trading levels from $6.00 per share to $12.00 per share.

         On August 23, 1996, the Company, in connection with the cessation of Mr. Gerald J. Reid's services as an employee of the Company, entered into a consulting agreement with Mr. Reid for a term of one year, renewable for three additional one-year terms. The consulting agreement shall terminate (i) upon the death of Mr. Reid, (ii) six months after such time as the closing sale price of the Company's Common Stock is $8.00 per share or higher for a specified period, (iii) thirty days after Mr. Reid or his wife sell 500,000 or more shares of Common Stock and (iv) in the event of a change in control of the Company. Pursuant to this agreement, he has received a payment of $100,000 and an automobile previously owned by the Company. In addition, the Company will pay Mr. Reid a retainer of $100,000 per year (subject to certain adjustments) regardless of whether or not Mr. Reid performs any consulting services. The portion of such retainer accrued in 1996 was $35,416.70. The consulting agreement also provides that Mr. Reid will not compete with the Company, directly or indirectly, by participating in the business of electronic contract manufacturing during the term of the consulting agreement and for one year thereafter.

         In connection with the consummation of the Merger and the Acquisition, the Company will offer employment agreements to four members of the senior management of the EFTC Companies. See "DESCRIPTION OF THE RELATED AGREEMENTS-- Employment Matters."

DIRECTORS' COMPENSATION

         Directors who are not also employees of the Company receive $1,000 for each quarter in which the director attended a meeting in person and $1,000 per additional Board or committee meeting attended in person, unless such committee meeting is held in conjunction with a meeting of the full Board of Directors. Directors who are also employees of the Company receive no additional compensation for serving as directors. The Company reimburses all of its directors for reasonable travel and out-of-pocket expenses in connection with their attendance at meetings of the Board of Directors or committees of the Board. The Company has established a Stock Option Plan for Non-Employee Directors. Under the Non-Employee Plan, before its amendment, the Company has made initial grants of stock options to purchase 10,000 shares of Common Stock to new directors. Pursuant to the amended Non-Employee Plan, the Board may grant such options to non-employee directors as it determines in its discretion. The Board has granted 6,000 additional options to each of its existing directors. Options granted under the Non-Employee Plan have an exercise price equal to the fair market value of the Common Stock on the date of grant, are subject to certain vesting periods and expire ten years following the date of grant.


                        COMPANY COMMON STOCK INFORMATION

         The Company's Common Stock is quoted on the Nasdaq National Market under the symbol "EFTC". On August 6, 1997, there were approximately 245 shareholders of record of the Common Stock of the Company.

         The following table sets forth the high and low sale prices for the Company's Common Stock, as reported on the Nasdaq National Market, for the quarters presented. Before March 3, 1994, the Company's Common Stock was not publicly traded.

                                                  1997 Sale Prices              1996 Sale Prices              1995 Sale Prices
                                                  ----------------              ----------------              ----------------

                                                High            Low           High            Low           High            Low
                                                ----            ---           ----            ---           ----            ---
                 First Quarter                 $6 3/4         $4 3/4         $5 1/8         $3 3/4         ---            ---

                 Second Quarter                   9            4 3/4          4 7/8          3 5/8         ---            ---

                 Third Quarter                   ---            ---           4 1/4          3 1/2        8                5 3/8

                 Fourth Quarter                  ---            ---           4 7/8          2 3/4        5 7/8            3 1/2

DIVIDENDS

         The Company has never paid dividends on its Common Stock and does not anticipate that it will do so in the foreseeable future. The future payments of dividends, if any, on the Common Stock is within the discretion of the Board of Directors and will depend on the Company's earnings, capital requirements, financial condition and other relevant factors. The Company's loan agreements prohibit payment of dividends without the lender's consent.

                            INDEPENDENT ACCOUNTANTS

         A representative of KPMG Peat Marwick LLP, the Company's independent public accountants, is expected to be present at the Special Meeting and shall have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.


                             SHAREHOLDER PROPOSALS

         Any proposal by a shareholder intended to be presented at the 1998 annual meeting of shareholders must be received by the Company on or before December 21, 1997 to be included in the proxy materials of the Company relating to such Meeting.


                                 OTHER BUSINESS

         The Company does not anticipate that any other matters will be brought before the Meeting. However, if any additional matters shall properly come before the Meeting, it is intended that the persons authorized under proxies may, in the absence of instructions to the contrary, vote or act thereon in accordance with their best judgment.


                                       BY THE BOARD OF DIRECTORS


                                       /s/ LLOYD A. MCCONNELL

                                       Lloyd A. McConnell
                                       Secretary

Denver, Colorado
September 19, 1997

                         INDEX TO FINANCIAL STATEMENTS



ELECTRONIC FAB TECHNOLOGY CORP.

INDEPENDENT AUDITORS' REPORT..........................................................................     F-1

BALANCE SHEETS - June 30, 1997 (Unaudited) and December 31, 1996 and 1995.............................     F-2

STATEMENTS OF OPERATIONS - Six Months Ended June 30, 1997 and 1996 (Unaudited) and
     Years Ended December 31, 1996, 1995 and 1994.....................................................     F-4

STATEMENTS OF SHAREHOLDERS' EQUITY - Six Months Ended June 30, 1997
     (Unaudited) and Years Ended December 31, 1996, 1995 and 1994.....................................     F-5

STATEMENTS OF CASH FLOWS - Six Months Ended June 30, 1997 and 1996 (Unaudited)
     and Years Ended December 31, 1996, 1995 and 1994.................................................     F-6

NOTES TO FINANCIAL STATEMENTS.........................................................................     F-8



CIRCUIT TEST, INC. AND AFFILIATES

INDEPENDENT AUDITORS' REPORT..........................................................................    F-18

COMBINED BALANCE SHEETS - June 30, 1997 (Unaudited), December 31, 1996 and 1995.......................    F-19

COMBINED STATEMENTS OF OPERATIONS - Six Months Ended June 30, 1997 and 1996
     (Unaudited) and Years Ended December 31, 1996, 1995 and 1994.....................................    F-21

COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY - Six Months Ended June 30, 1997
     (Unaudited) and Years Ended December 31, 1996, 1995 and 1994.....................................    F-22

COMBINED STATEMENTS OF CASH FLOWS - Six Months Ended June 30, 1997 and
     1996 (Unaudited) and Years Ended December 31, 1996, 1995 and 1994................................    F-23

NOTES TO COMBINED FINANCIAL STATEMENTS................................................................    F-25

                          INDEPENDENT AUDITORS' REPORT





The Board of Directors
Electronic Fab Technology Corp.:


We have audited the accompanying balance sheets of Electronic Fab Technology Corp. as of December 31, 1996 and 1995, and the related statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Electronic Fab Technology Corp. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.





                                           KPMG PEAT MARWICK LLP


Denver, Colorado
January 20, 1997, except
as to note 12, which is as
of February 24, 1997

                        ELECTRONIC FAB TECHNOLOGY CORP.

                 BALANCE SHEETS - JUNE 30, 1997 (UNAUDITED) and

                           DECEMBER 31, 1996 and 1995


ASSETS (NOTE 3)                                                          June 30,
                                                                           1997
                                                                        (Unaudited)        1996            1995
                                                                       ------------    ------------    ------------
Current assets:
   Cash and cash equivalents ................................          $    897,579         123,882         481,086
   Trade receivables (less allowance for doubtful accounts
      of $105,000 in 1997 and $20,000 in 1996 and 1995) .....             7,032,934       3,866,991       4,982,450
   Inventories (note 2) .....................................            17,859,385       9,146,505       9,859,414
   Income taxes receivable ..................................               469,744         616,411          74,922
   Deferred income taxes (note 5) ...........................               427,059         145,538
   Prepaid expenses and other ...............................             1,110,661          69,196         382,928
                                                                       ------------    ------------    ------------

           Total current assets .............................            27,370,333      14,250,044      15,926,338
                                                                       ------------    ------------    ------------

Property, plant and equipment (note 3):
   Land .....................................................               662,098         662,098         662,098
   Building .................................................               488,467       4,889,467       4,874,571
   Machinery and equipment ..................................               821,944       5,084,114       5,870,194
   Furniture and fixtures ...................................             3,204,203       1,756,588       1,433,113
                                                                       ------------    ------------    ------------
                                                                         16,974,712      12,392,267      12,839,976
   Less accumulated depreciation ............................            (6,315,350)     (3,872,443)     (3,949,163)

           Net property, plant and equipment ...............             10,659,362       8,519,824       8,890,813
                                                                       ------------    ------------    ------------

Goodwill ....................................................             7,974,933            --              --

Other assets, net ...........................................               114,943          99,773         167,148
                                                                       ------------    ------------    ------------

                                                                       $ 46,119,571      22,869,641      24,984,299
                                                                       ============    ============    ============

                                                                                                        (Continued)

ELECTRONIC FAB TECHNOLOGY CORP.

LIABILITIES AND SHAREHOLDERS' EQUITY                            June 30,
                                                                 1997
                                                              (Unaudited)        1996         1995
                                                              ------------   -----------   -----------
Current liabilities:
   Line of credit with bank (note 3) .......................   $ 5,800,000     1,800,000          --
   Accounts payable ........................................     7,893,819     2,320,871     4,986,757
   Accrued compensation payable ............................          --         682,881       529,636
   Notes payable to customers ..............................       653,014          --            --
   Other accrued expenses ..................................     1,837,001       767,803       372,102
   Current portion of long-term debt (note 3) ..............       468,655       170,000       170,000
                                                               -----------   -----------   -----------

           Total current liabilities .......................    16,652,489     5,741,555     6,058,495
                                                               -----------   -----------   -----------

Long-term debt, net of current portion (note 3) ............     9,140,117     2,890,000     3,060,000

Deferred income taxes (note 5) .............................       328,482       315,859       356,606

Shareholders' equity (note 7):
   Preferred stock, $.01 par value.  Authorized 5,000,000...
      shares; none issued or outstanding ...................          --            --            --
   Common stock, $.01 par value.  Authorized
      45,000,000 shares; issued 5,937,410, 3,942,660 and
      3,940,860 shares, respectively .......................        59,374        39,427        39,409
   Additional paid-in capital ..............................    15,661,350    10,187,180    10,181,204
   Retained earnings .......................................     4,277,759     3,695,620     5,288,585
                                                               -----------   -----------   -----------

           Total shareholders' equity ......................    19,998,483    13,922,227    15,509,198
                                                               -----------   -----------   -----------

Commitments and contingencies (notes 4 and 8)
                                                               $46,119,571   $22,869,641   $24,984,299
                                                               ===========   ===========   ===========


See accompanying notes to financial statements.

                        ELECTRONIC FAB TECHNOLOGY CORP.

  STATEMENTS OF OPERATIONS-SIX MONTHS ENDED JUNE 30, 1997 AND 1996 (UNAUDITED)

                AND YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994


                                                     Six Months     Six Months
                                                        Ended          Ended
                                                      June 30,        June 30,                Year Ended December 31,
                                                        1997           1996         --------------------------------------------
                                                    (Unaudited)      (Unaudited)        1996             1995             1994
                                                    ------------    ------------    ------------    ------------    ------------
Net sales .................................         $ 36,782,349      30,944,370      56,880,067      49,220,070      52,541,842
Cost of goods sold (note 10) ..............           32,285,782      29,580,032      53,980,067      45,325,349      47,123,066
                                                    ------------    ------------    ------------    ------------    ------------

      Gross profit ........................            4,496,567       1,364,338       2,900,000       3,894,721       5,418,776

Selling, general and administrative
   expenses (note 10) .....................            2,986,655       1,656,540       4,195,784       3,093,400       2,395,164
Goodwill amortization .....................               89,601            --              --              --              --
Impairment of fixed assets (note 10) ......                 --              --           725,869            --              --
                                                    ------------    ------------    ------------    ------------    ------------

      Operating income (loss) .............            1,420,311        (292,202)     (2,021,653)        801,321       3,023,612
                                                    ------------    ------------    ------------    ------------    ------------

Other income (expense):
   Interest expense .......................             (537,143)       (242,613)       (525,854)       (399,389)       (175,400)
   Interest income ........................                 --              --             5,624           3,700          78,933
   Gain on sale of assets .................                 --              --            50,012          49,533            --
   Other, net .............................               37,538          16,471          26,792          25,491          31,187
                                                    ------------    ------------    ------------    ------------    ------------
                                                        (499,605)       (226,142)       (443,426)       (320,665)        (65,280)
                                                    ------------    ------------    ------------    ------------    ------------

      Income (loss) before income .........              920,706        (518,344)     (2,465,079)        480,656       2,958,332
        taxes

Income tax expense (benefit) (note 5) .....              338,567        (201,577)       (872,114)        126,518       1,041,415
                                                    ------------    ------------    ------------    ------------    ------------

      Net income (loss) ...................         $    582,139        (316,767)     (1,592,965)        354,138       1,916,917
                                                    ============    ============    ============    ============    ============

Income (loss) per share ...................         $       0.10           (0.08)           (.40)           0.09            0.53
                                                    ============    ============    ============    ============    ============

Weighted average shares outstanding .......            6,120,897       3,956,836       3,942,139       3,962,261       3,626,845
                                                    ============    ============    ============    ============    ============


See accompanying notes to financial statements.

                        ELECTRONIC FAB TECHNOLOGY CORP.

      STATEMENTS OF SHAREHOLDERS' EQUITY - SIX MONTHS ENDED JUNE 30, 1997
                                  (UNAUDITED)

                AND YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994



                                         Common Stock                                                  Total
                                   -------------------------    Additional paid-in    Retained     shareholders'
                                     Shares         Amount            capital         earnings        equity
                                   ----------   ------------    ------------------  ------------   -------------
BALANCES AT JANUARY 1, 1994         2,368,500   $    23,685              505,316       3,017,530      3,546,531

Initial public offering, net of
   offering costs of $1,320,749     1,419,660        14,197            9,312,700            --        9,326,897
Stock options exercised               102,950         1,029              198,019            --          199,048
Net income                               --            --                   --         1,916,917      1,916,917
                                  -----------   -----------          -----------     -----------    -----------

BALANCE,
   DECEMBER 31, 1994                3,891,110        38,911           10,016,035       4,934,447     14,989,393

Stock options exercised                49,750           498              165,169            --          165,667
Net income                               --            --                   --           354,138        354,138
                                  -----------   -----------          -----------     -----------    -----------

BALANCE,
   DECEMBER 31, 1995                3,940,860   $    39,409           10,181,204       5,288,585     15,509,198
                                  -----------   -----------          -----------     -----------    -----------


Stock options exercised                 1,800            18                5,976            --            5,994
Net loss                                 --            --                   --        (1,592,965)    (1,592,965)
                                  -----------   -----------          -----------     -----------    -----------

BALANCE,
   DECEMBER 31, 1996                3,942,660   $    39,427           10,187,180       3,695,620     13,922,227

Issuance of stock                   1,980,000        19,800            5,425,200            --        5,445,000
Stock options exercised                14,750           147               48,970            --           49,117
Net income                               --     $      --                   --           582,139        582,139
                                  -----------   -----------          -----------     -----------    -----------

BALANCE,
   JUNE 30, 1997                    5,937,410   $    59,374           15,661,350       4,277,759     19,998,483
                                  ===========   ===========          ===========     ===========    ===========



See accompanying notes to financial statements.

                        ELECTRONIC FAB TECHNOLOGY CORP.

                            STATEMENTS OF CASH FLOWS

            SIX MONTHS ENDED JUNE 30, 1997 AND 1996 (UNAUDITED) AND
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                            Six Months     Six Months
                                                                              Ended          Ended
                                                                             June 30,       June 30,
                                                                               1997          1996
                                                                           (Unaudited)    (Unaudited)
                                                                          ------------  --------------
Cash flows from operating activities:
   Net income (loss)                                                      $   582,139       (316,767)
   Adjustments to reconcile net income (loss) to net cash
   provided by (used in) operating activities:
      Depreciation                                                            857,571        661,461
      Deferred income tax expense (benefit)                                    67,061        (18,383)
      Gain (loss) on sale and impairment of fixed assets, net                   2,566         (9,479)
      Deferred gain on sale leaseback                                            --             --
      Changes in operating assets and liabilities net of the effects of acquisitions:
        Trade receivables                                                  (1,176,636)    (2,181,724)
        Inventories                                                        (4,252,730)      (956,787)
        Income taxes receivable                                               146,637       (176,119)
        Prepaid expenses and other current assets                            (509,822)       188,276
        Other assets                                                          (10,726)       (24,711)
        Accounts payable and accrued expenses                               3,018,521       (777,322)
                                                                          -----------    -----------

           Net cash provided by (used in) operating activities             (1,275,419)    (3,611,555)
                                                                          -----------    -----------

Cash flows from investing activities:
   Purchase of property, plant and equipment                               (1,292,053)    (1,061,879)
   Proceeds from sale of equipment                                            239,806         96,402
   Purchase of CE Companies                                                (5,598,728)          --
                                                                          -----------    -----------

           Net cash provided by (used in) investing activities             (6,650,975)      (965,477)
                                                                          -----------    -----------


                                                                                     Year Ended December 31,
                                                                           -----------------------------------------
                                                                              1996           1995           1994
                                                                           ----------     ----------     -----------
Cash flows from operating activities:
   Net income (loss)                                                       (1,592,965)       354,138      1,916,917
   Adjustments to reconcile net income (loss) to net cash
   provided by (used in) operating activities:
      Depreciation                                                          1,281,628      1,716,841        973,262
      Deferred income tax expense (benefit)                                  (322,268)       (15,745)       121,385
      Gain (loss) on sale and impairment of fixed assets, net               1,101,475        (49,533)          --
      Deferred gain on sale leaseback                                          16,751       (106,088)          --
      Changes in operating assets and liabilities net of the effects of acquisitions:
        Trade receivables                                                   1,115,459     (1,123,927)    (1,378,102)
        Inventories                                                           712,909     (2,380,040)    (2,839,405)
        Income taxes receivable                                              (541,489)       (10,267)       (64,655)
        Prepaid expenses and other current assets                             313,732       (333,461)          (302)
        Other assets                                                           67,375        (96,971)       147,640
        Accounts payable and accrued expenses                              (2,116,940)     1,111,464        426,084
                                                                          -----------    -----------    -----------

           Net cash provided by (used in) operating activities                 35,667       (933,589)      (697,176)
                                                                          -----------    -----------    -----------

Cash flows from investing activities:
   Purchase of property, plant and equipment                               (2,374,403)    (2,473,819)    (9,035,395)
   Proceeds from sale of equipment                                            345,538      3,739,344           --
   Purchase of CE Companies                                                      --             --             --
                                                                          -----------    -----------    -----------

           Net cash provided by (used in) investing activities             (2,028,865)     1,265,525     (9,035,395)
                                                                          -----------    -----------    -----------

                                                                                                        (Continued)


ELECTRONIC FAB TECHNOLOGY CORP.

                                                                                 Six Months      Six Months
                                                                                   Ended           Ended
                                                                                  June 30,        June 30,
                                                                                    1997           1996
                                                                                 (Unaudited)    (Unaudited)
                                                                                 -----------    -----------
Cash flows from financing activities:
   Stock options exercised                                                              --             --
   Issuance of common stock                                                           49,117          5,994
   Borrowings (payments) on note payable, net                                      3,902,202      4,200,000
   Proceeds from long-term debt                                                    6,700,000           --
   Principal payments on long-term debt                                           (1,951,228)       (85,000)
                                                                                 -----------    -----------

              Net cash provided by (used in) financing activities                  8,700,091      4,120,994
                                                                                 -----------    -----------

              Increase (decrease) in cash and cash equivalents                       773,697       (456,038)

Cash and cash equivalents:
   Beginning of year                                                                 123,882        481,086
                                                                                 -----------    -----------

   End of period                                                                 $   897,579         25,048
                                                                                 ===========    ===========

Supplemental disclosures of cash flow information:
  Cash paid during the period for:
      Interest                                                                   $   490,095        232,757
                                                                                 ===========    ===========
      Income taxes paid (refunded), net                                          $   127,500          6,000
                                                                                 ===========    ===========

      Common stock issued in exchange for stock of Current Electronics,
        Inc                                                                      $ 5,445,000           --
                                                                                 ===========    ===========


                                                                                           Year Ended December 31,
                                                                                 -----------------------------------------
                                                                                     1996           1995          1994
                                                                                 -----------    -----------    -----------
Cash flows from financing activities:
   Stock options exercised                                                             5,994        165,667        199,048
   Issuance of common stock                                                             --             --        9,326,897
   Borrowings (payments) on note payable, net                                      1,800,000           --         (300,000)
   Proceeds from long-term debt                                                         --             --        3,400,000
   Principal payments on long-term debt                                             (170,000)      (170,000)    (2,783,770)
                                                                                 -----------    -----------    -----------

              Net cash provided by (used in) financing activities                  1,635,994         (4,333)     9,842,175
                                                                                 -----------    -----------    -----------

              Increase (decrease) in cash and cash equivalents                      (357,204)       327,603        109,604

Cash and cash equivalents:
   Beginning of year                                                                 481,086        153,483         43,879
                                                                                 -----------    -----------    -----------

   End of period                                                                     123,882        481,086        153,483
                                                                                 ===========    ===========    ===========

Supplemental disclosures of cash flow information:
  Cash paid during the period for:
      Interest                                                                       517,502        387,045        238,884
                                                                                 ===========    ===========    ===========
      Income taxes paid (refunded), net                                               (8,010)       152,530      1,596,475
                                                                                 ===========    ===========    ===========

      Common stock issued in exchange for stock of Current Electronics,
        Inc                                                                             --             --             --
                                                                                 ===========    ===========    ===========


See accompanying notes to financial statements

ELECTRONIC FAB TECHNOLOGY CORP.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 1997 AND DECEMBER 31, 1996 AND 1995

(1)      NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

         (a)      NATURE OF BUSINESS

                  Electronic Fab Technology Corp. (the "Company"), is an independent provider of electronic manufacturing services to original equipment manufacturers in the computer peripherals, medical equipment, industrial controls, telecommunications equipment and electronic instrumentation industries predominantly in the Colorado/Rocky Mountain region. The Company's manufacturing services consist of assembling complex printed circuit boards (using both surface mount and pin-through-hole technologies), cables, electro-mechanical devices and finished products. The Company also provides computer aided testing of printed circuit boards, subsystems and final assemblies.

         (b)      SIGNIFICANT ACCOUNTING POLICIES

                  USE OF ESTIMATES

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                  CASH AND CASH EQUIVALENTS

                  Cash and cash equivalents include highly liquid investments with original maturities of six months or less.

                  INVENTORIES

                  Inventories are stated at the lower of average cost or market, using weighted average basis.

                  PROPERTY, PLANT AND EQUIPMENT

                  Property, plant and equipment are stated at cost. Maintenance and repairs are charged to expense as incurred. Depreciation is computed using straight-line and accelerated methods using estimated useful lives of 31 to 39 years for buildings, and 5 to 10 years for furniture and fixtures and machinery and equipment.

                  IMPAIRMENT OF LONG-LIVED ASSETS

                  The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of (SFAS No. 121), effective January 1, 1996. This Statement requires the long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is generally measured by a comparison of the carrying amount of an asset to future net cash flows to be expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair values of the assets. Adoption of this statement did not have a material impact on the Company's financial position, results of operations or liquidity. In connection with the Company's restructuring in August 1996, the Company recorded a provision for impairment of certain fixed assets of $725,869.

NOTES TO FINANCIAL STATEMENTS

                  INCOME TAXES

                  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                  REVENUE RECOGNITION

                  The Company recognizes revenue at the time of shipment of an order to a customer.

                  INCOME (LOSS) PER SHARE

                  Income per share is computed on the basis of weighted average number of shares outstanding during the year and, if significant, common equivalent shares. Common equivalent shares consist of stock options, determined using the treasury stock method, and are not significant in 1994 and 1995 and are antidilutive in 1996.

                  STOCK-BASED COMPENSATION

                  The Company accounts for its employee stock compensation plans as prescribed under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees. Pro forma disclosures of net income and earnings per share required by Statement of Financial Accounting Standards No. 123 (SFAS 123), Accounting for Stock-based Compensation, are included in note 6 to the financial statements.

         (c)      UNAUDITED INTERIM FINANCIAL STATEMENTS AND NOTES

                  The financial statements as of June 30, 1997 and for the six months ended June 30, 1997 and 1996 are unaudited but, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, which are necessary for a fair presentation of the financial condition, results of operations and cash flows. Information in the notes to financial statements that relate to the interim unaudited financial statements is also unaudited. The operating results for the six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997.

NOTES TO FINANCIAL STATEMENTS

(2)      INVENTORIES

         Inventories are summarized as follows:


                                                                   December 31,
                                                 June        -------------------------
                                                 1997           1996          1995
                                              -----------    ----------    -----------
                                              (Unaudited)
Finished goods                                $   475,308       249,223          --
Purchased parts and completed subassemblies    14,134,290     7,640,712     8,051,648
Work-in-process                                 3,249,787     1,256,570     1,807,766
                                              -----------    ----------    ----------

                                              $17,859,385     9,146,505     9,859,414
                                              ===========    ==========    ==========

(3)      DEBT

         The Company has a revolving line of credit with a bank which provides for borrowings up to the lesser of $15,000,000 or the borrowing base, as defined in the line of credit agreement. At June 30, 1997, the borrowing base was $15,893,029. The line of credit is secured by substantially all of the Company's assets including inventories, trade receivables, furniture, fixtures, machinery and equipment. Interest is at the bank's prime rate plus .25% (8.15% at June 30, 1997). Subsequent to December 31, 1996, the line of credit was renegotiated as discussed in note 12.

         The line of credit agreement contains restrictive covenants relating to capital expenditures, borrowings, and payment of dividends and provides that the agreement may be withdrawn or canceled at the bank's option under certain conditions such as default or in the event the Company experiences a material negative change in financial condition.

NOTES TO FINANCIAL STATEMENTS

         Long-term debt consists of the following:

                                                                                                      December 31,
                                                                                  June 30,     --------------------------
                                                                                    1997          1996              1995
                                                                                -----------    -----------    -----------
                                                                                (Unaudited)
         Note payable to bank with interest at 5.95% is payable
         in 60 regular monthly payments of $36,983 and one final
         payment of $41,983. These payments include both principal
         and interest. The proceeds of this loan were used to pay
         off equipment debt of the CE Companies                                 $ 1,733,772           --            --

         Note payable expected to be refinanced as long-term debt
         carries an interest rate at Bank One prime plus 0.25%
         (8.75% at June 30, 1997). The proceeds were used to pay the
         cash portion of the CE Companies acquisition (note 12)                   4,900,000           --            --

         Note payable to a bank with interest at 1% above Citibank's prime rate adjusted annually (initial rate of 7.25% through
         September 15, 1996, and a rate of 9.25% at December 31, 1996)
         Interest is payable monthly with semi-annual principal payments of $85,000, maturing September 15, 2001, collateralized by a first
         deed of trust on buildings and land                                      2,975,000      3,060,000      3,230,000

         Less current portion                                                      (468,665)      (170,000)      (170,000)
                                                                                -----------    -----------    -----------

         Long-term debt, net of current portion                                 $ 9,140,117      2,890,000      3,060,000
                                                                                ===========    ===========    ===========


         Annual maturities of long-term debt are as follows at June 30, 1997:


           1997   $  406,725
           1998      509,537
           1999      541,431
           2000      576,804
           2001    7,105,620
                  ----------

                  $9,140,117
                  ==========

         This credit facility may be also withdrawn or canceled at the bank's option under certain conditions such as default or in the event the Company experiences a material negative change in its financial condition.

(4)      LEASES

         The Company has noncancelable operating leases for equipment that expire in various years through 2002. Lease expense on these operating leases amounted to $591,100, $608,000, $1,215,623, $578,958, and
         $736,153 for the six months ended June 30, 1997 and 1996 and years ended December 31, 1996, 1995 and 1994, respectively.

NOTES TO FINANCIAL STATEMENTS

         At December 31, 1996, future minimum lease payments for operating leases are as follows:

                                   1997          $1,225,670
                                   1998           1,203,447
                                   1999           1,181,259
                                   2000             881,586
                                   2001             771,320
                                   Thereafter       152,680
                                                 ----------

         Total future minimum lease payments     $5,415,962
                                                 ==========

         In December 1995, the Company entered into a sale-leaseback transaction for equipment of approximately $3.6 million. The gain on this transaction amounted to $106,088 which was deferred and is being amortized over the remaining life of the lease, which is approximately 6 years.


(5)      INCOME TAXES

         The current and deferred components of income tax expense (benefit) are as follows:

                       Six Months Ended
                            June 30,                   Year Ended December 31,
                     ---------------------      ------------------------------------
                      1997           1996         1996          1995          1994
                     -------       -------      --------      --------     ---------
                           (Unaudited)
Current:
   Federal ....      200,443      (127,800)     (549,846)      142,263       880,392
   State ......       30,500          --            --            --          39,638
                     -------       -------      --------       -------     ---------
                     230,943      (127,800)     (549,846)      142,263       920,030
                     -------       -------      --------       -------     ---------
Deferred:
   Federal ....      101,475       (43,395)     (196,440)      (13,635)      105,115
   State ......        6,149        (3,382)     (125,828)       (2,110)       16,270
                     -------       -------      --------       -------     ---------

                     107,624       (73,777)     (322,268)      (15,745)      121,385
                     -------       -------      --------       -------     ---------

                     338,567      (201,577)     (872,114)      126,518     1,041,415
                     =======      ========      ========       =======     =========

NOTES TO FINANCIAL STATEMENTS

Notes to Financial Statements(Continued



         Actual income tax expense (benefit) differs from the amounts computed using the statutory tax rate of 34% as follows:

                                                Six Months
                                                   Ended
                                                 June 30,                    Year Ended December 31,
                                       --------------------------  --------------------------------------
                                           1997           1996       1996            1995          1994
                                       ----------    ----------    ----------    ----------    ----------
                                              (Unaudited)
Computed tax at the expected
   statutory rate ..................      313,040      (176,236)     (838,126)      163,423     1,005,833
Increase (reduction) in income
   taxes resulting from:
      Research and development
        tax credits ................            _             _          --         (40,000)         --
      State tax, net of federal
        benefit and state tax
        credits ....................       32,224       (19,190)      (83,046)       (1,392)       36,900
      Other, net ...................       (6,697)       (6,151)       49,058         4,487        (1,318)
                                       ----------    ----------    ----------    ----------    ----------

        Income tax expense
        (benefit) ..................      338,567      (201,577)     (872,114)      126,518     1,041,415
                                       ==========    ==========    ==========    ==========    ==========


         The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

                                                                           December 31,
                                                         June 30,    ----------------------
                                                           1997        1996          1995
                                                        -----------  --------     ---------
                                                        (Unaudited)
Deferred tax assets - current:
Accrued vacation .....................................     72,750      76,064      83,375
Restructuring charges ................................    102,906     186,434        --
Deferred gain on sale leaseback ......................     30,199      36,008      39,571
State net operating loss carryforward, expires
   2011 ..............................................    102,165      95,420        --
Other ................................................     64,599      33,053      22,592
Basis-Stepup/assets acquired .........................    175,004        --          --
                                                         --------    --------    --------

     Total deferred tax assets -
     current .........................................    547,623     427,059     145,538
                                                         ========    ========    ========

Deferred tax liability - noncurrent:
      Accelerated depreciation of property, plant
      and equipment ..................................   (328,482)   (315,859)   (356,606)
                                                         ========    ========    ========

         Management believes that it is more likely than not that the results of future operations will generate sufficient taxable income to realize the deferred tax assets.

ELECTRONIC FAB TECHNOLOGY CORP.

(6)      STOCK OPTIONS

         The Company has three stock option or equity incentive plans: the 1993 Incentive Stock Options Plan (the "1993 Plan"), the Electronic Fab Technology Corp. Equity Incentive Plan (the "Equity Incentive Plan") and the Electronic Fab Technology Corp. Stock Option Plan for Non-employee Directors (the "Non-employee Directors Plan"). Options to purchase 180,000 shares of common stock at an exercise price of $3.33 have been granted under the 1993 Plan. These options generally vest over a five-year period and expire April 22, 2003. The Equity Incentive Plan provides for the grant of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock and stock units. Substantially all employees are eligible for the grant of awards. This plan was amended to increase the maximum number of shares of common stock that can be granted under this Plan to 250,000. The Non-Employee Directors Plan provides for a one-time grant of an option to acquire 5,000 shares of common stock to each member of the Board of Directors who is not also an employee. Shares available for grant under this plan total 80,000 shares.

         The following summarizes activity of the plans for the three years and six months ended June 30, 1997.

                                                               Weighted
                                                            average exercise
                                                Number of        price
                                                 options       per share
                                                ---------   ----------------
Balance, January 1, 1994 ...................      247,500            2.75
   Granted - 1994 ..........................      169,000            7.74
   Exercised - 1994 ........................     (102,950)           1.93
                                                ---------

Balance, December 31, 1994 .................      313,550            5.11
   Granted - 1995 ..........................       69,500            5.30
   Exercised - 1995 ........................      (49,750)           3.33
   Canceled - 1995 .........................      (70,600)           6.37
                                                ---------

Balance, December 31, 1995 .................      262,700            5.87
   Granted - 1996 ..........................      375,200            4.04
   Exercised - 1996 ........................       (1,800)           3.33
     Canceled - 1996 .......................      (75,600)           6.64
                                                ---------

Balance, December 31, 1996 .................      560,500            4.55
   Granted - 1st and 2nd quarter 1997 ......      637,500            5.74
   Exercised - 1st and 2nd quarter 1997 ....      (14,400)           3.33
   Canceled - 1st and 2nd quarter 1997 .....      (29,100)           4.77
                                                ---------



Balance, June 30, 1997 .....................    1,154,500            5.21
                                                ---------

At June 30, 1997:
   Options exercisable .....................      304,472
                                                =========

   Shares available for future grants ......      201,500
                                                =========

ELECTRONIC FAB TECHNOLOGY CORP.

         The Company applies the provisions of APB Opinion 25 and related interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for its fixed stock options plans in 1997, 1996, 1995 and 1994.

         The weighted average fair value of options granted during the years ended December 31, 1996 and 1995 were $4.15 and $4.92, respectively. In estimating the fair value of options, the Company used the Black-Scholes option-pricing model with the following assumptions.

                                                                   December 31,
                                                              ---------------------
                                                                 1996        1995
                                                              ---------------------
Dividend yield                                                  0.00%         0.00%
Expected volatility                                            60.00%        60.00%
Risk-free interest rates                                        6.00%         6.00%
Expected lives (years)                                          4.00          3.00


         Had compensation cost for the Company's three stock-based compensation plans been determined using the fair values at the grant dates for awards under those plans consistent with SFAS 123, the Company's pro forma net income (loss) and income (loss) per share would have been as follows:



                                                            December 31,
                                                   -----------------------------
                                                      1996                1995
                                                   -----------------------------
Net income (loss):
   As reported                                     (1,592,965)           354,138
   Pro forma                                       (1,731,259)           329,963

Income (loss) per share:
   As reported                                          (0.40)              0.09
   Pro forma                                            (0.44)              0.08


         The above pro forma disclosures are not necessarily representative of the effect on the reported net income for future periods because options vest over several years, and additional awards are made each year. In addition, compensation cost for options granted prior to January 1, 1995 has not been considered.

ELECTRONIC FAB TECHNOLOGY CORP.

         The following table summarizes information about fixed stock options outstanding at December 31, 1996:

                                        Weighted
                                         average          Weighted                    Weighted
                                        remaining         average                      average
     Range of           Number         contractual        exercise      Number        exercise
 exercise prices     outstanding          life             price      exercisable       price
----------------     -----------       -----------        --------    -----------     --------
$3.33 to 3.635        192,000            8.43              3.45         37,800          3.45
$4.00 to 4.125        222,500            9.50              4.12         58,750          4.12
$5.00 to 5.50          56,000            8.87              5.18          9,160          5.18
$7.25 to 7.625         90,000            7.65              7.57         77,700          7.57
                      -------            ----              ----        -------          ----

                      560,500            8.77              4.55        183,410          4.55
                      =======            ====              ====        =======          ====


(7)      FAIR VALUES OF FINANCIAL INSTRUMENTS

         The carrying amounts of the Company's financial instruments at December 31, 1996 and 1995 are deemed to approximate estimated fair values. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying amounts of cash and cash equivalents, trade receivables, accounts payable and accrued liabilities approximate fair value because of the short maturity of these instruments. The carrying amounts of notes payable and long-term debt approximate fair value because of the variable nature of the interest rates of these instruments.

(8)      EMPLOYEE BENEFIT PLANS

         During 1990, the Company established a 401(k) Savings Plan covering substantially all employees. The Company matches 50% of an employee's contributions to a maximum of 2% of the employee's compensation. Additional profit sharing contributions to the plan are at the discretion of the Board of Directors. During the six months ended June 30, 1997 and 1996 and the years ended 1996, 1995 and 1994, contributions from the Company to the Plan were approximately $60,000, $54,000, $108,000, $106,000 and $90,000, respectively.

         The Company also maintains a Profit and Gain Sharing Plan by which a percentage of net income before taxes is allocated to the plan. During the years ended 1995 and 1994, contributions from the Company to the plan were approximately $97,150 and $487,000, respectively. No contributions were made in the six months ended June 30, 1997 and 1996 and the year ended December 31, 1996.

         During 1996, the Company established an employee incentive plan based upon employee productivity, transaction accuracy and profitability and contributed approximately $210,000 to the plan.

(9)      TRANSACTIONS WITH RELATED PARTIES

         The Company purchased approximately 10 acres of land for aggregate consideration of $500,000 from Tech Center Properties, a general partnership, in March 1994. The Company constructed an additional facility on the land. A director of the Company is related to a 50% partner of Tech Center Properties.

ELECTRONIC FAB TECHNOLOGY CORP.

(10)     RESTRUCTURING

         In the third quarter of fiscal year 1996, management initiated a plan to restructure the Company's manufacturing operations and various administrative functions, including a change in the manufacturing process and a reorganization of the sales department. Restructuring charges of $2,127,000 were expensed in the statement of operations for the year ended December 31, 1996. The restructuring plan involved the termination of 142 employees consisting of approximately 90 direct manufacturing employees and 52 indirect overhead positions. The total severance related costs approximated $615,000. The Company changed its manufacturing strategy to focus on high-mix production and developed its Asynchronous Process Manufacturing (APM) concept. Software development costs unrelated to the Company's new manufacturing strategy but related to previous manufacturing processes developed by consultants were written off in the approximate amount of $442,000. As part of the Company's 1996 restructuring, inventory allowances, in the approximate amount of $344,000, were set up to reserve for future losses to be incurred related to the separation of certain customers who did not fit the Company's new manufacturing strategy. Because of changes in the manufacturing process which eliminated the use of various equipment, fixed assets were charged off in the amount of $726,000 in accordance with SFAS No. 121.

(11)     BUSINESS AND CREDIT CONCENTRATIONS

         The Company operates in the electronic manufacturing services segment of the electronics industry. The Company's customers are located in the United States, primarily in the Colorado/Rocky Mountain region, and sales and accounts receivable are concentrated with customers principally in the computer peripherals and medical equipment industries. The Company has a policy to regularly monitor the credit worthiness of its customers and provides for uncollectible amounts if credit problems arise. Customers may experience adverse financial difficulties, including those that may result from industry developments, which may increase bad debt exposure to the Company. In addition, the electronics manufacturing services industry has experienced component supply shortages in the past. Should future component shortages occur, the Company may experience reduced net sales and profitability.

         Sales to significant customers as a percentage of total net sales were as follows:

                                                  Six Months Ended
                                                      June 30,                   Year Ended December 31,
                                               ----------------------      -----------------------------------
                                                1997            1996         1996         1995           1994
                                               -------        -------      -------      -------        -------
                                                   (Unaudited)
Exabyte                                         22.1%         14.0%         20.8%           -             -
Ohmeda (BOC Group)                              12.4%         13.0%         15.7%         15.3%         16.5%
Hewlett Packard Company                         10.5%         24.5%         26.4%         37.8%         43.3%
XEL Communications                                             1.0%          0.9%          8.7%         16.5%
Kentrox                                          8.2%
Allied Signal                                    8.7%


(12)     BUSINESS COMBINATION

         On February 24, 1997, the Company acquired two affiliated entities, Current Electronics, Inc., an Oregon Corporation, and Current Electronics (Washington), Inc., a Washington Corporation (the CE Companies), for total consideration of approximately $10.3 million, consisting of 1,980,000 shares of Company common stock and approximately $5.6 million in cash which included approximately $700,000 of transaction costs. The

ELECTRONIC FAB TECHNOLOGY CORP.

         Company recorded goodwill of pproximately $8.0 million in connection with the acquisition, which is being amortized over 30 years. The combined revenues for the two companies for the fiscal year ended September 30, 1996 was approximately $32.5 million.

         The following unaudited pro forma information assumes that the Acquisition of the CE Companies had occurred on January 1, 1996:

                                                                    Six Months        Year ended
                                                                   ended June 30,     December 31,
                                                                       1997              1996
                                                                   -------------     ------------
Revenue                                                            $41,258,081        $89,400,505

Net loss                                                              (86,469)          (174,898)

Loss per share                                                           (.01)              (.03)


         The above pro forma information is not necessarily indicative of future results.

         In connection with the business combination, the Company renegotiated its line of credit to increase maximum borrowings to $15,000,000 and extended the maturity date to June 1998. In addition, the Company obtained a 90-day bridge loan in the amount of $4,900,000, the proceeds from which were used to pay the cash consideration related to the acquisition, as discussed above.

(13)     EVENTS SUBSEQUENT TO DATE OF INDEPENDENT AUDITORS' REPORT (UNAUDITED)

         In July 1997, the Company entered into an agreement to purchase Circuit Test, Inc., Circuit Test International, L.C. and Airhub Service Group, L.C. (CTI Companies) for total consideration of $19.5 million and issuance of 1,858,975 shares of Company common stock. The Company will record approximately $27 million in goodwill in connection with the merger and acquisition and will amortize the goodwill over 30 years.

         The Company also entered into an agreement to purchase assets and inventory from Allied Signal for approximately $13.2 million.

         In connection with the acquisitions listed above, the Company renegotiated its line of credit to increase the maximum borrowing to $30 million and obtained a $15 million term loan. The Company has also agreed upon terms for the issuance of $15 million in subordinated notes.

                          Independent Auditors' Report




The Board of Directors
Circuit Test, Inc. and Affiliates:


We have audited the accompanying combined balance sheets of Circuit Test, Inc. and affiliates as of December 31, 1996 and 1995, and the related combined statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Circuit Test, Inc. and affiliates as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

As discussed in note 1(a), the companies included in the combined financial statements changed in 1996.

Our audits were made for the purpose of forming an opinion on the combined financial statements taken as a whole. The combining information in the accompanying schedules is presented for purposes of additional analysis of the combined financial statements rather than to present the financial position, results of operations and cash flows of the individual companies. The combining information has been subjected to the auditing procedures applied in the audits of the combined financial statements and, in our opinion, is fairly stated in all material respects in relation to the combined financial statements taken as a whole.

                                               KPMG PEAT MARWICK LLP


Memphis, Tennessee
July 11, 1997

                       CIRCUIT TEST, INC. AND AFFILIATES
                            Combined Balance Sheets

                                                                                         December 31,
                                                                      June 30,    -------------------------
                                                                        1997          1996          1995
                                                                    -----------   -----------   -----------
                             ASSETS (NOTE 2)                        (Unaudited)
CURRENT ASSETS:
   Cash and cash equivalents                                        $   367,350     1,490,336       758,087
   Accounts receivable, net of allowance for doubtful accounts of
      $544,830 in 1997, $544,830 in 1996 and $181,675 in 1995
      (note 6)                                                        5,050,110     4,110,743     3,750,733
   Inventory                                                          3,704,089     4,242,152     2,467,679
   Prepaid expenses and other current assets                            391,814         8,847        21,599
                                                                    -----------   -----------   -----------

                  TOTAL CURRENT ASSETS                                9,513,363     9,852,078     6,998,098
                                                                    -----------   -----------   -----------



Property and equipment, at cost:
   Land, buildings and improvements                                     605,409       605,409       685,134
   Leasehold improvements                                               686,071       655,029       626,226
   Machinery and equipment                                            3,459,098     2,845,745     1,731,370
   Furniture and fixtures                                               425,946       382,440       280,011
   Vehicles                                                             137,074       137,074       157,817
                                                                    -----------   -----------   -----------
                                                                      5,313,598     4,625,697     3,480,558
      Less accumulated depreciation and amortization                  1,639,285     1,400,285     1,293,583
                                                                    -----------   -----------   -----------


                  NET PROPERTY AND EQUIPMENT                          3,674,313     3,225,412     2,186,975
Other assets, net                                                       112,830        96,245        60,079
                                                                    -----------   -----------   -----------

                  TOTAL ASSETS                                      $13,300,506    13,173,735     9,245,152
                                                                    ===========   ===========   ===========

                                                                                                (continued)


                       CIRCUIT TEST, INC. AND AFFILIATES
                       Combined Balance Sheets, Continued



                                                                                                           December 31,
                                                                                    June 30,      -----------------------------
                                                                                     1997             1996               1995
                                                                                  ------------    ------------    -------------
                                                                                   (Unaudited)
                  LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Current maturities of notes payable (note 2)                                   $  4,728,752       4,256,293       2,869,360
   Accounts payable                                                                  1,447,489       3,935,078       1,755,099
   Accrued expenses                                                                  2,599,119       1,069,762         949,866
   Due to related parties                                                             (137,391)        260,377         397,813
   Shareholder loans (note 3)                                                          943,000       1,135,871         975,871
                                                                                  ------------    ------------    ------------
                  TOTAL CURRENT LIABILITIES                                          9,580,969      10,657,381       6,948,009

Long-term portion of notes payable (note 2)                                            148,229         594,509         239,882
                                                                                  ------------    ------------    ------------

                  TOTAL LIABILITIES                                               $  9,729,198      11,251,890       7,187,891
                                                                                  ------------    ------------    ------------

STOCKHOLDERS' EQUITY:
   Circuit Test, Inc. common stock, $.01 par value; 50,000 shares
      authorized; 5 shares issued and outstanding                                 $          1               1               1

   Circuit Test, Inc. non-voting common stock, $.01 par value;
      50,000 shares authorized; 12,162 and 9,995 shares issued and
      outstanding at 1996 and 1995, respectively                                           121             121              99

   Airhub Service Group, L.C. members' deficit:
      Allen S. Braswell, Jr                                                            (70,800)        (70,800)           --
      Circuit Test International Limited Partnership                                   (70,800)        (70,800)           --

   Circuit Test International L.C. members' equity:
      Allen S. Braswell, Jr                                                              4,330           4,330           4,330
      Circuit Test International Limited Partnership                                     4,330           4,330           4,330

   Additional paid-in capital                                                          147,498         147,498          17,500

   Retained earnings                                                                 3,556,628       1,907,165       2,031,001
                                                                                  ------------    ------------    ------------

                  TOTAL STOCKHOLDERS' EQUITY                                         3,571,308       1,921,845       2,057,261

   Commitments, contingencies and related party transactions (notes 3, 4 and 5)

                  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $ 13,300,506      13,173,735       9,245,152
                                                                                  ============    ============    ============


See accompanying notes to combined financial statements.

                       CIRCUIT TEST, INC. AND AFFILIATES

                       Combined Statements of Operations


                                                     Six Months Ended June 30,           Years Ended December 31,
                                                     -------------------------    ---------------------------------------
                                                        1997            1996         1996          1995            1994
                                                     -----------     ---------    -----------    ----------     ---------
                                                            (Unaudited)
Net revenues (note 6)                                $19,895,878     9,754,621     26,509,725    16,183,590     9,028,587

Costs of revenues                                     13,288,642     7,495,668     19,580,340    10,799,490     6,310,630
                                                     -----------     ---------     ----------    ----------     ---------

                  GROSS PROFIT                         6,607,236     2,258,953      6,929,385     5,384,100     2,717,957

Selling, general and administrative expenses           3,946,054     2,834,812      6,251,364     3,793,320     2,524,796

Interest expense, net                                    262,152       191,871        434,345       291,061       111,250

Other expense                                             11,565          --            9,112          --            --
                                                     -----------     ---------     ----------    ----------     ---------

                  NET INCOME                         $ 2,387,465      (767,730)       234,564     1,299,719        81,911
                                                     ===========     =========     ==========    ==========     =========


See accompanying notes to combined financial statements

                       CIRCUIT TEST, INC. AND AFFILIATES
                  Combined Statements of Stockholders' Equity
    Six months ended June 30, 1997 (unaudited) and years ended December 31,
                              1996, 1995 and 1994

                                                                           Airhub Service                      Circuit Test
                                          Circuit Test, Inc.                Group, L.C.                     International, L.C.
                                 --------------------------------  ------------------------------     -----------------------------
                                               Non-                                  Circuit Test                     Circuit Test
                                   Voting     voting   Additional                    International                    International
                                   common     common    paid-in       Allen S.         Limited            Allen S.      Limited
                                   stock      stock     capital     Braswell, Jr.    Partnership       Braswell, Jr.   Partnership
                                 ----------  -------  -----------   -------------    -------------    -------------   -------------
Balances at December 31, 1993      $    1       99       17,500         --              --               4,300           4,300

Distributions to stockholders        --       --           --           --              --                --              --

Net income (loss)                    --       --           --           --              --                --              --
                                   ------    -----     --------      -------          -------       ----------          -------
Balances at December 31, 1994           1       99       17,500         --              --               4,300           4,300

Net income (loss)                    --       --           --           --              --                --              --
                                   ------    -----     --------      -------          -------       ----------          -------
Balances at December 31, 1995           1       99       17,500         --              --               4,330           4,330

Sale of stock                        --         22      129,998         --              --                --              --

Allocation of net deficit to
   members at date of transfer       --       --           --        (70,800)         (70,800)            --              --

Distributions to stockholders        --       --           --           --              --                --              --

Net income (loss)                    --       --           --           --              --                --              --
                                   ------    -----     --------      -------          -------       ----------          ------

Balances at December 31, 1996           1      121      147,498      (70,800)         (70,800)           4,330           4,330

Distributions to stockholders        --       --           --           --              --                --              --

Net income (loss)                    --       --           --           --              --                --              --
                                   ------    -----     --------      -------          -------       ----------          ------

Balances at June 30, 1997          $    1      122      147,498      (70,800)         (70,800)           4,330           4,330
                                   ======    =====     ========      =======          =======       ==========          ======

                                                              Related Earnings
                                 ------------------------------------------------------------------------
                                                  Airhub        Circuit Test                   Total
                                   Circuit       Service       International,               stockholders'
                                  Test, Inc.    Group, L.C.        L.C.           Total        equity
                                 ------------   -----------    --------------  ----------   -------------
Balances at December 31, 1993     2,227,684          --            (505,291)    1,772,393     1,748,653

Distributions to stockholders    (1,073,022)         --                --      (1,073,022)   (1,073,022)

Net income (loss)                   372,735          --            (290,824)       81,911        81,911
                                 ----------     ---------        ----------    ----------    ----------
Balances at December 31, 1994     1,527,397          --            (796,115)      731,282       757,542

Net income (loss)                   355,566      (141,600)        1,085,753     1,299,719     1,299,719
                                 ----------     ---------        ----------    ----------    ----------

Balances at December 31, 1995     1,882,963      (141,600)          289,638     2,031,001     2,057,261

Sale of stock                          --            --                --            --         130,020

Allocation of net deficit to
   members at date of transfer         --         141,600              --         141,600          --

Distributions to stockholders          --            --            (500,000)     (500,000)     (500,000)

Net income (loss)                  (189,383)     (107,545)          531,492       234,564       234,564
                                 ----------     ---------        ----------    ----------    ----------

Balances at December 31, 1996     1,693,580      (107,545)          321,130     1,907,165     1,921,845

Distributions to stockholders          --         (31,000)         (707,000)     (738,000)     (738,000)

Net income (loss)                   935,079       665,943           786,443     2,387,465     2,387,465
                                 ----------     ---------        ----------    ----------    ----------

Balances at June 30, 1997         2,628,658       385,798           400,572     3,415,028     3,571,308
                                 ==========     =========        ==========    ==========    ==========

See accompanying notes to combined financial statements.

                       CIRCUIT TEST, INC. AND AFFILIATES
                       Combined Statements of Cash Flows

                                                               Six months ended
                                                                   June 30,                          Years Ended December 31,
                                                          ---------------------------    ------------------------------------------
                                                             1997             1996           1996           1995           1994
                                                          ------------   ------------    -----------   ------------   -------------
                                                                 (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                              $ 2,387,465       (767,730)       234,564      1,299,719         81,911
   Adjustments to reconcile net income to net cash
      provided by (used in) operating activities:
          Depreciation and amortization                        234,999        185,815        344,203        296,669        252,579
          Increase in accounts receivable, net                (939,367)      (568,323)      (360,010)    (2,381,058)      (430,908)
          (Increase) decrease in inventory                     538,063        361,836     (1,774,433)    (1,073,683)      (560,235)
          Decrease (increase) in prepaid expenses
             and other assets                                 (399,552)      (291,280)       (23,414)       (15,620)       102,603
          (Decrease) increase in accounts payable           (2,487,589)      (412,555)     2,179,979      1,327,841        265,409
          (Decrease) increase in accrued expenses            1,529,357        429,501        119,896        482,517        133,998
          Change in due to (from) related parties             (397,768)          --         (137,436)      (114,321)       242,458
                                                           -----------    -----------    -----------    -----------    -----------

             NET CASH PROVIDED BY (USED IN)
                  OPERATING ACTIVITIES                         465,608     (1,063,735)       583,309       (177,936)        87,815
                                                           -----------    -----------    -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures, net                                  (683,902)      (629,041)    (1,382,640)      (621,754)      (368,538)
                                                           -----------    -----------    -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net proceeds from notes payable and other                  (166,692)       702,851      1,901,560      1,434,578      1,257,802
      obligations
   Proceeds from sale of stock                                    --             --          130,020           --             --
   Distributions to stockholders                              (738,000)      (500,000)      (500,000)          --       (1,073,022)
                                                           -----------    -----------    -----------    -----------    -----------

          NET CASH PROVIDED BY FINANCING ACTIVITIES           (904,692)       202,851      1,531,580      1,434,578        184,780
                                                           -----------    -----------    -----------    -----------    -----------
          NET INCREASE (DECREASE) IN CASH AND CASH
             EQUIVALENTS                                    (1,122,986)    (1,551,925)       732,249        634,888        (95,943)
Cash and cash equivalents at beginning of period             1,490,336        691,856        758,087        123,199        219,142
                                                           -----------    -----------    -----------    -----------    -----------
Cash and cash equivalents at end of period                 $   367,350       (860,068)     1,490,336        758,087        123,199
                                                           ===========    ===========    ===========    ===========    ===========
Supplemental disclosure of cash flow information -
   Interest paid                                           $   262,152        191,871        418,000        291,000        164,000
                                                           ===========    ===========    ===========    ===========    ===========


See accompanying notes to combined financial statements

                             CIRCUIT TEST, INC. AND AFFILIATES

                           NOTES TO COMBINED FINANCIAL STATEMENTS

               DECEMBER 31, 1996, 1995 AND 1994 AND SIX MONTHS
                         ENDED JUNE 30, 1997 AND 1996
                                 (UNAUDITED)

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a)  DESCRIPTION OF BUSINESS AND PRINCIPLES OF COMBINATION

          Circuit Test, Inc. and affiliates (the Company) are primarily engaged in the business of repairing computer components and related peripherals.

          The combined financial statements include the financial statements of Circuit Test, Inc., located in Tampa, Florida, and affiliates Circuit Test International, L.C., located in Memphis, Tennessee and Airhub Service Group, L.C., located in Louisville, Kentucky. The financial statements are combined because of common ownership. All significant intercompany accounts and transactions have been eliminated in combination.

          On February 28, 1996, Airhub Service Group, L.C., a Kentucky limited liability company, was formed with two 50%/50% members. In a tax-free transfer, the net liabilities of Circuit Test International, L.C.'s Kentucky division were transferred to Airhub Service Group, L.C. on March 1, 1996. Management has elected to include Airhub Service Group, L.C. in its 1996 combined financial statements. The 1995 Airhub Service Group, L.C. financial statements represent the Kentucky division balances.

          The members of a limited liability company have no personal liability related to the company other than to the extent of their equity balances. Both members have equal economic and voting interests. Unless previously terminated, Airhub Services Group, L.C. will continue in existence until February 28, 2026 and Circuit Test International, L.C. will continue in existence until August 13, 2022.

          During November 1995, the Company decided to close one of its two Tampa facilities. This facility was closed in early 1996 upon the expiration of the Company's facility lease. The Company's affiliate near Boston, Massachusetts, Disk Maintenance, Inc., was closed in August 1996 subsequent to the expiration of the facility lease. During 1996, owners of the Company opened a facility in Brazil.

          In connection with the closing of the Tampa facility, the Company incurred costs of approximately $490,000 and $223,000 in 1996 and 1995, respectively.

          In prior years, the financial statements of Disk Maintenance, Inc. were included in the combined financial statements. Management has elected to omit Disk Maintenance, Inc. from the 1996 combination due to its closure. The accompanying 1995 and 1994 combined financial statements have been restated to reflect the change in reporting entity. Net income (loss) for 1996, 1995 and 1994 would have been $(439,357), $1,124,608 and $468,993, respectively, had Disk
          Maintenance, Inc. been included in the combination.

     (b)  REVENUE RECOGNITION

          Revenues are recognized when products are shipped.


     (c)  ACCOUNTING ESTIMATES

          Management is required to make estimates and assumptions during the preparation of the combined financial statements in conformity with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the

                             CIRCUIT TEST, INC. AND AFFILIATES

                           NOTES TO COMBINED FINANCIAL STATEMENTS


          dates of the combined financial statements. They also affect the reported amounts of net income. Actual results could differ from these estimates and assumptions.

     (d)  CASH AND CASH EQUIVALENT

          The Company considers all highly liquid investments with original maturities of six months or less to be cash equivalents.

     (e)  INVENTORY

          Inventory consists primarily of computer parts and components and is valued at the lower of cost or market. Cost is determined using the weighted average method. In October 1996, the Company entered into an agreement with a third party which included the purchase of inventory in the amount of $1,188,000, with payments to be made according to a predetermined schedule during 1997. Such purchased inventory remaining on hand was approximately $1,028,000 at December 31, 1996 (note 7).

     (f)  PROPERTY AND EQUIPMENT

          Property and equipment are stated at cost. Equipment under capital leases is stated at the present value of minimum lease payments.

          Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives of the assets. Equipment held under capital leases and leasehold improvements are amortized straight line over the shorter of the lease term or estimated useful life of the assets.

     (g)  PRE-OPENING EXPENSES

          Circuit Test International, L.C. began operations in January 1993 and is amortizing pre-opening expenses, which are included in other assets (net balance of approximately $8,510 at June 30, 1997, $17,600 at December 31, 1996 and $36,900 at December 31, 1995) using the straight-line method over 60 months.

     (h)  INCOME TAXES

          Circuit Test, Inc. has elected to be treated as an "S" Corporation under provisions of the Internal Revenue Code. Circuit Test International, L.C. and Airhub Service Group, L.C. have each elected to be treated as a limited liability company. Under these elections, the stockholders or partners are individually responsible for reporting their share of taxable income or loss. Accordingly, no provision for federal or state income taxes has been reflected in the accompanying combined financial statements.

     (i)  GAIN-SHARING BONUSES

          The Company has a gain-sharing bonus plan whereby employees are rewarded for attaining quality and profit goals. Gain-sharing bonuses paid for the six months ended June 30, 1997 and years ended December 31, 1996, 1995 and 1994 were $321,026, $309,174, $220,431 and
          $81,932, respectively.

                             CIRCUIT TEST, INC. AND AFFILIATES

                           NOTES TO COMBINED FINANCIAL STATEMENTS


     (j)  RECLASSIFICATIONS

          Certain 1995 and 1994 amounts have been reclassified to conform with the 1996 presentation.

(2)  NOTES PAYABLE

     Notes payable at June 30, 1997 and December 31, 1996 and 1995 consist of the following:


                                                                                      DECEMBER 31,
                                                            JUNE 30,               ------------------
                                                              1997                 1996          1995
                                                            --------               ----          ----
                                                           (Unaudited)
$4,000,000 revolving bank line of credit;
borrowings bear interest at the lender's
prime rate (8.5 % at June 30, 1997),
interest payable monthly with principal due
on demand; collateralized by substantially
all assets of the Company and guaranteed by
certain of the Company's stockholders                       $3,693,900             3,747,418     2,545,129

$1,000,000 nonrevolving bank line of credit;
advances bear interest at either the lender's
prime rate or a prevalent fixed rate at the
time of the advance (8.5 % at June 30, 1997);
master note payable on demand with individual
advances payable in three years consisting of
monthly principal and interest payments;
collateralized by substantially all of the
Company's machinery, equipment, fixtures and
furniture and guaranteed by certain of the
Company's stockholders                                       1,024,857               861,790       138,241

$525,000 bank term loan; bears interest at the
lender's prime rate (8.5 % at June 30, 1997);
monthly principal and interest payments
through June 1, 1998; collateralized by
substantially all of the Company's machinery,
equipment, fixtures and furniture and guaranteed
by certain of the Company's stockholders                       151,267               233,333       408,303

Other                                                            6,957                 8,261        17,569
                                                            ----------             ---------     ---------
Total notes payable                                          4,876,981             4,850,802     3,109,242

Less current maturities of notes payable                     4,728,752             4,256,293     2,869,360
                                                            ----------             ---------     ---------
Long-term portion of notes payable                          $  148,229               594,509       239,882
                                                            ==========             =========     =========


                             CIRCUIT TEST, INC. AND AFFILIATES

                           NOTES TO COMBINED FINANCIAL STATEMENTS


     The various loan agreements limit borrowings based on eligible collateral and subject the Company to certain covenants regarding financial maintenance and ratios. At December 31, 1996, the Company was not in compliance with certain of the covenants. On July 9, 1997 the lender waived the instances of non-compliance.

(3)  SHAREHOLDER LOANS AND OBLIGATIONS

     At June 30, 1997, the Company has loans payable to a stockholder of $160,000, at 8.5% and $783,000 at 6.5%. At December 31, 1996, the Company
     has loans payable to a stockholder of $352,871 at 8.5% and $783,000 at 6.5%. At December 31, 1995, balances on these loans were $192,871 and $783,000.

     Stockholders of the Company have personal revolving lines of credit totaling $975,000, with $157,000, $779,500 and $107,600 outstanding at
     June 30, 1997 and December 31, 1996 and 1995, respectively. The credit lines are payable on demand and are guaranteed by the Company.

(4)  LEASES

     The Company is obligated for two capital leases that will expire in 1998.

     The Company leases one of its Tampa facilities from a stockholder at a rate of $5,080 per month under an operating lease. Rent expense for the six months ended June 30, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994 was $30,480, $0, $25,520, $65,232 and $62,701,
     respectively.

     The Company has a noncancelable operating lease with a third party for facility rental. The Company is charged $1.06 per square foot per month for office space and warehouse space occupied by certain equipment. Rent expense was $264,454 and $36,000 for the six months ended June 30, 1997 and 1996, respectively, and $206,776 and $28,800 for the years ended December 31, 1996 and 1995, respectively.

     The Company also has several noncancelable operating leases with third parties, primarily for facility rental, that expire over the next three years. Rent expense for these facilities for the six months ended June 30, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994 was $176,969, $108,252, $384,181, $296,810 and $147,350, respectively.

     Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of June 30, 1997 are as follows:

                    1997                                   511,219
                    1998                                   291,685
                    1999                                   283,865
                    2000                                   282,432
                    2001                                    41,216
                                                       -----------
                                                         1,510,417

(5)  COMMITMENTS, CONTINGENCIES AND RELATED PARTY TRANSACTIONS

     The Company pays sales commissions to a company in which certain Company stockholders have a majority ownership interest. Commissions paid for the six months ended June 30, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994 were $12,600, $16,680, $27,240, $29,517 and $68,681, respectively.

                             CIRCUIT TEST, INC. AND AFFILIATES

                           NOTES TO COMBINED FINANCIAL STATEMENTS


     Certain corporate charges paid by Circuit Test, Inc. are allocated, based on a percentage of net revenues, to affiliates included in the combined financial statements and another related party which is not included in the combination. The amounts charged to the related party for 1996, 1995 and 1994 were approximately $162,000, $247,000 and $287,000, respectively.

     In the normal course of business, the Company is party to certain litigation. Management of the Company is of the opinion that the ultimate outcome of such matters will not have a material adverse impact on the Company's combined financial statements.

(6)  SIGNIFICANT CUSTOMERS AND CONCENTRATION OF CREDIT RISK

     The Company's customers are primarily manufacturers of computers and related peripherals and integrated transportation and logistics companies. Certain customers of the Company comprise a significant portion of accounts receivable and net revenues as of and for the years ended December 31, 1996, 1995 and 1994. These customers are summarized as follows:

                                                                   PERCENTAGE
                                          CUSTOMERS                 OF TOTAL
                                          ---------                ----------
Accounts receivable:
     December 31, 1996                        4                       65%
     December 31, 1995                        4                       57%
     December 31, 1994                        4                       72%

Net revenues:
     Year ended December 31, 1996             4                       81%
     Year ended December 31, 1995             4                       71%
     Year ended December 31, 1994             4                       79%

     The net revenues concentration numbers include one customer which accounted for 46% of net revenues during 1996, 36% during 1995 and 39% during 1994.

(7)  SUBSEQUENT EVENT

     In May 1997, a third party requested to terminate an agreement that the Company had entered into to purchase certain assets and other rights. A new agreement was reached that resulted in a reduction in purchase price for the assets previously purchased. In June 1997, the Company reduced the assets which are included in inventory and the corresponding payable to the third party by approximately $1,000,000.

     On July 9, 1997, the Company entered into an Agreement and Plan of Merger (Agreement) with EFTC Corporation (EFTC). The Agreement provides that EFTC will acquired the Company through the merger of the Company with and into EFTC (Merger). In the Merger, subject to adjustment and certain exceptions, stockholders of Circuit Test, Inc. will have the right to receive 1,858,974 shares of EFTC common stock and the members of Airhub Service Group, L.C. and Circuit Test International, L.C. will receive approximately $19,500,000 and have certain liabilities assumed by EFTC. Stockholders and members of the Company will also participate in an earnout based on future earnings. The obligations of the Company and EFTC to consummate the Merger are subject to various conditions, including the condition that the holders of a majority of the outstanding shares of common stock of EFTC vote to approve the Agreement. If the necessary

                             CIRCUIT TEST, INC. AND AFFILIATES

                           NOTES TO COMBINED FINANCIAL STATEMENTS


     stockholder vote is obtained and all other conditions to the Merger are satisfied, the Merger is expected to be completed on or before October 30, 1997.

                      CIRCUIT TEST, INC. AND AFFILIATES
                Combining Schedule - Balance Sheet Information
                              December 31, 1996

                                                                      AIRHUB        CIRCUIT TEST
                                                     CIRCUIT          SERVICE      INTERNATIONAL,
                      ASSETS                        TEST, INC.      GROUP, L.C.          L.C.         COMBINED
                      ------                       -----------      -----------    --------------     --------
CURRENT ASSETS:
     Cash and cash equivalents                     $  (169,421)        634,756        1,025,001        1,490,336
     Accounts receivable, net                        1,074,345       1,268,588        1,767,810        4,110,743
     Inventory                                         223,380       2,706,234        1,312,538        4,242,152
     Prepaid expenses and other current assets           2,843              --            6,004            8,847
     Intercompany accounts                             533,288        (400,846)        (132,442)              --
                                                   -----------      ----------      -----------      -----------
         TOTAL CURRENT ASSETS                        1,664,435       4,208,732        3,978,911        9,852,078
                                                   -----------      ----------      -----------      -----------

PROPERTY AND EQUIPMENT, AT COST:
     Land, buildings and improvements                  605,409              --               --          605,409
     Leasehold improvements                                 --              --          655,029          655,029
     Machinery and equipment                         1,030,977         680,431        1,134,337        2,845,745
     Furniture and fixtures                            121,255         111,680          149,505          382,440
     Vehicles                                          137,074              --               --          137,074
                                                   -----------      ----------      -----------      -----------
                                                     1,894,715         792,111        1,938,871        4,625,697
     Less accumulated depreciation and
         amortization                                1,026,834          65,590          307,861        1,400,285
                                                   -----------      ----------      -----------      -----------
         NET PROPERTY AND EQUIPMENT                    867,881         726,521        1,631,010        3,225,412
Other assets, net                                       24,553              --           71,692           96,245
                                                   -----------      ----------      -----------      -----------
                                                   $ 2,556,869       4,935,253        5,681,613       13,173,735
                                                   ===========      ==========      ===========      ===========

         LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of notes payable           $   121,498       1,943,867        2,190,928        4,256,293
     Accounts payable                                  243,389       2,575,667        1,116,022        3,935,078
     Accrued expenses                                  260,647         454,507          354,608        1,069,762
     Due to (from) related parties                    (306,765)        (12,455)         579,597          260,377
     Shareholder loans                                 352,871              --          783,000        1,135,871
                                                   -----------      ----------      -----------      -----------
         TOTAL CURRENT LIABILITIES                     671,640       4,961,586        5,024,155       10,657,381
Long-term portion of notes payable                      44,029         222,812          327,668          594,509
                                                   -----------      ----------      -----------      -----------
         TOTAL LIABILITIES                             715,669       5,184,398        5,351,823       11,251,890
                                                   -----------      ----------      -----------      -----------

STOCKHOLDERS' EQUITY:
     Common stock                                          122              --               --              122
     Members' equity                                        --        (141,600)           8,600         (132,940)
     Additional paid-in capital                        147,498              --               --          147,498
     Retained earnings (deficit)                     1,693,580        (107,545)         321,130        1,907,165
                                                   -----------      ----------      -----------      -----------
         TOTAL STOCKHOLDERS' EQUITY                  1,841,200        (249,145)         329,790        1,921,845
                                                   -----------      ----------      -----------      -----------
                                                   $ 2,556,869       4,935,253        5,681,613       13,173,735
                                                   ===========      ==========      ===========      ===========

See accompanying independent auditors' report.

                      CIRCUIT TEST, INC. AND AFFILIATES
                Combining Schedule - Balance Sheet Information
                              December 31, 1995

                                                                       AIRHUB        CIRCUIT TEST
                                                      CIRCUIT         SERVICE       INTERNATIONAL,
                      ASSETS                         TEST, INC.      GROUP, L.C.         L.C.          COMBINED
                      ------                        -----------      -----------    --------------    ----------
CURRENT ASSETS:
     Cash and cash equivalents                      $   210,987          38,372         508,728          758,087
     Accounts receivable, net                         1,332,405         449,172       1,969,156        3,750,733
     Inventory                                        1,034,222          97,280       1,336,177        2,467,679
     Prepaid expenses and other current assets            2,843              --          18,756           21,599
     Intercompany accounts                              112,463              --        (112,463)              --
                                                    -----------      ----------      ----------        ---------
         TOTAL CURRENT ASSETS                         2,692,920         584,824       3,720,354        6,998,098
                                                    -----------      ----------      ----------        ---------

PROPERTY AND EQUIPMENT, AT COST:
     Land, buildings and improvements                   685,134              --              --          685,134
     Leasehold improvements                             208,505          29,378         388,343          626,226
     Machinery and equipment                            998,188          89,710         643,472        1,731,370
     Furniture and fixtures                             170,160          28,022          81,829          280,011
     Vehicles                                           157,817              --              --          157,817
                                                     ----------      ----------       ---------        ---------
                                                      2,219,804         147,110       1,113,644        3,480,558
     Less accumulated depreciation and
         amortization                                 1,140,678           4,268         148,637        1,293,583
                                                    -----------      ----------      ----------        ---------
         NET PROPERTY AND EQUIPMENT                   1,079,126         142,842         965,007        2,186,975
         Other assets, net                               24,553              --          35,526           60,079
                                                    -----------      ----------      ----------        ---------
                                                    $ 3,796,599         727,666       4,720,887        9,245,152
                                                    ===========      ==========      ==========        =========
         LIABILITIES AND STOCKHOLDERS' EQUITY
         CURRENT LIABILITIES:
     Current maturities of notes payable            $   925,306         448,241       1,495,813        2,869,360
     Accounts payable                                   340,298         379,400       1,035,401        1,755,099
     Accrued expenses                                   299,316          43,832         606,718          949,866
     Due to (from) related parties                      (25,011)         (2,207)        425,031          397,813
     Shareholder loans                                  192,871              --         783,000          975,871
                                                    -----------      ----------      ----------        ---------
         TOTAL CURRENT LIABILITIES                    1,732,780         869,266       4,345,963        6,948,009
         Long-term portion of notes payable             163,256              --           6,626          239,882
                                                    -----------      ----------      ----------        ---------
         TOTAL LIABILITIES                            1,896,036         869,266       4,422,589        7,187,891
                                                    -----------      ----------      ----------        ---------

STOCKHOLDERS' EQUITY:
     Common stock                                           100              --              --              100
     Members' equity                                         --              --           8,660            8,660
     Additional paid-in capital                          17,500              --              --           17,500
     Retained earnings (deficit)                      1,882,963        (141,600)        289,638        2,031,001
                                                    -----------      ----------      ----------        ---------
         TOTAL STOCKHOLDERS' EQUITY                   1,900,563        (141,600)        298,298        2,057,261
                                                    -----------      ----------      ----------        ---------
                                                    $ 3,796,599         727,666       4,720,887        9,245,152
                                                    ===========      ==========      ==========        =========

See accompanying independent auditors' report.

                      CIRCUIT TEST, INC. AND AFFILIATES
                 Combining Schedule - Operations Information
                         Year ended December 31, 1996

                                                             AIRHUB     CIRCUIT TEST
                                               CIRCUIT       SERVICE   INTERNATIONAL,  ELIMINATING
                                             TEST, INC.    GROUP, L.C.      L.C.         ENTRIES        COMBINED
                                             ----------    ----------- --------------  -----------      --------

Net revenues                                 $4,590,711     8,211,422     13,854,357     (146,765)     26,509,725
Costs of revenues                             3,348,588     6,421,699      9,956,818     (146,765)     19,580,340
                                              ---------     ---------     ----------    ---------      ----------

         GROSS PROFIT                         1,242,123     1,789,723      3,897,539           --       6,929,385

Selling, general and administrative
     expenses                                 1,348,581     1,799,830      3,102,953           --       6,251,364
Interest expense, net                           100,587        70,664        263,094           --         434,345
Other (income) expense                          (17,662)       26,774             --           --           9,112
                                             ----------    ----------     ----------    ---------      ----------

         NET INCOME (LOSS)                   $ (189,383)     (107,545)       531,492           --         234,564
                                             ==========    ==========     ==========    =========      ==========

See accompanying independent auditors' report.

                      CIRCUIT TEST, INC. AND AFFILIATES
                 Combining Schedule - Operations Information
                         Year ended December 31, 1995

                                                             AIRHUB     CIRCUIT TEST
                                               CIRCUIT       SERVICE   INTERNATIONAL,  ELIMINATING
                                             TEST, INC.    GROUP, L.C.      L.C.         ENTRIES        COMBINED
                                             ----------    ----------- --------------  -----------     ----------

Net revenues                                  $7,668,419      302,531      8,356,249     (143,609)     16,183,590
Costs of revenues                              5,593,172      238,617      5,111,310     (143,609)     10,799,490
                                               ---------   ----------      ---------   ----------      ----------

         GROSS PROFIT                          2,075,247       63,914      3,244,939           --       5,384,100

Selling, general and administrative
     expenses                                  1,591,408      198,810      2,003,102           --       3,793,320
Interest expense, net                            128,273        6,704        156,084           --         291,061
                                              ----------  -----------     ----------   ----------      ----------

         NET INCOME (LOSS)                    $  355,566     (141,600)    $1,085,753           --       1,299,719
                                              ==========  ===========     ==========   ==========      ==========

See accompanying independent auditors' report.

                      CIRCUIT TEST, INC. AND AFFILIATES
                 Combining Schedule - Operations Information
                         Year ended December 31, 1994

                                                                     CIRCUIT TEST
                                                        CIRCUIT     INTERNATIONAL,    ELIMINATING
                                                       TEST, INC          L.C.          ENTRIES      COMBINED
                                                       ----------   --------------    -----------    --------
Net revenues                                           $7,032,786       2,069,931      (74,130)    9,028,587
Costs of revenues                                       4,891,004       1,493,756      (74,130)    6,310,630
                                                       ----------     -----------      -------     ---------

         GROSS PROFIT                                   2,141,782         576,175           --     2,717,957

Selling, general and administrative expenses            1,721,680         803,116           --     2,524,796
     Interest expense, net                                 47,367          63,883           --       111,250
                                                       ----------     -----------      -------     ---------
         NET INCOME (LOSS)                             $  372,735     $  (290,824)          --        81,911
                                                       ==========     ===========      =======     =========


See accompanying independent auditors' report.

                      CIRCUIT TEST, INC. AND AFFILIATES
                 Combining Schedule - Cash Flows Information
                         Year ended December 31, 1996

                                                                         AIRHUB       CIRCUIT TEST
                                                         CIRCUIT        SERVICE      INTERNATIONAL,
                                                       TEST, INC.     GROUP, L.C.         L.C.         COMBINED
                                                      -----------     -----------    --------------    --------
CASH FLOWS FROM OPERATING ACTIVITIES:                  $ (189,383)       (107,545)       531,492       234,564
     Net income (loss)
     Adjustments to reconcile net income (loss)
        to net cash flows provided by
        (used in) operating activities:
            Depreciation and amortization                 162,822          59,287        122,094       344,203
            (Increase) decrease in accounts
                receivables, net                          258,060        (819,416)       201,346      (360,010)
            (Increase) decrease in inventory              810,842      (2,608,954)        23,639    (1,774,473)
            Increase in prepaids and other assets              --              --        (23,414)      (23,414)
            Increase (decrease) in accounts payable       (96,909)      2,196,267         80,621     2,179,979
            Increase (decrease) in accrued expenses       (38,669)        410,675       (252,110)      119,896
            Change in due to (from) related parties      (281,754)        (10,248)       154,566      (137,436)
            Change in intercompany account             (1,017,309)      1,019,433         (2,124)           --
                                                       ----------      ----------       ---------   ----------

               NET CASH PROVIDED BY (USED IN)
                    OPERATING ACTIVITIES                 (392,300)        139,499        836,110      583,309
                                                       ----------      ----------       --------   ----------

CASH FLOWS FROM INVESTING ACTIVITIES -
     capital expenditures, net                             48,423        (642,966)       (788,097)  (1,382,640)
                                                       ----------      ----------        --------   ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net proceeds from notes payable and other
         obligations                                     (166,551)      1,099,851         968,260     1,901,560
     Proceeds from sale of stock                          130,020              --              --       130,020
     Distributions to stockholders                             --              --        (500,000)     (500,000)
                                                       ----------       ---------        --------    ----------

              NET CASH PROVIDED BY (USED IN)
                 FINANCING ACTIVITIES                     (36,531)      1,099,851         468,260     1,531,580
                                                       ----------       ---------    ------------    ----------

                  NET INCREASE (DECREASE) IN CASH
                      AND CASH EQUIVALENTS               (380,408)        596,384         516,273       732,249

Cash and cash equivalents at beginning of year            210,987          38,372         508,728       758,087
                                                       ----------       ---------    ------------    ----------
Cash and cash equivalents at end of year                 (169,421)        634,756       1,025,001     1,490,336
                                                       ==========       =========     ===========    ==========
Supplemental disclosure of cash information -
     Interest paid                                     $   98,000          71,000         249,000       418,000
                                                       ==========       =========     ===========    ==========

See accompanying independent auditors' report.

                      CIRCUIT TEST, INC. AND AFFILIATES
                 Combining Schedule - Cash Flows Information
                         Year ended December 31, 1995

                                                                         AIRHUB       CIRCUIT TEST
                                                         CIRCUIT        SERVICE      INTERNATIONAL,
                                                       TEST, INC.     GROUP, L.C.         L.C.         COMBINED
                                                       ----------     -----------    --------------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES:                    $355,566       (141,600)      1,085,753       1,299,719
     Net income (loss)
     Adjustments to reconcile net income (loss)
         to net cash flows provided by
         (used in) operating activities:
              Depreciation and amortization               203,597          8,368          84,704         296,669
              Increase in accounts receivables, net      (370,082)      (449,172)     (1,561,804)     (2,381,058)
              (Increase) decrease in inventory            242,180        (97,280)     (1,218,583)     (1,073,683)
              (Increase) decrease in prepaids and
              other assets                                (17,798)            --           2,178         (15,620)
              Increase in accounts payable                 36,453        379,400         911,988       1,327,841
              Increase in accrued expenses                 49,573         43,832         389,112         482,517
              Change in due to (from) related parties    (255,947)        (2,207)        143,833        (114,321)
              Change in intercompany account              (11,439)            --          11,439              --
                                                       ----------     ----------     -----------      ----------
                  NET CASH PROVIDED BY (USED IN)
                      OPERATING ACTIVITIES                232,103       (258,659)       (151,380)       (177,936)
                                                       ----------     ----------     -----------      ----------

CASH FLOWS FROM INVESTING ACTIVITIES -
     capital expenditures, net                             42,130       (151,210)       (512,674)       (621,754)
                                                       ----------     ----------     -----------      ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     net proceeds from notes payable and other
     obligations                                         (219,440)       448,241       1,205,777       1,434,578
                                                       ----------     ----------     -----------      ----------

                  NET INCREASE IN CASH AND CASH
                      EQUIVALENTS                          54,793         38,372         541,723         634,888

Cash and cash equivalents at beginning of year            156,194             --         (32,995)        123,199
                                                       ----------     ----------     -----------      ----------
Cash and cash equivalents at end of year                 $210,987         38,372         508,728         758,087
                                                       ==========     ==========     ===========      ==========
Supplemental disclosure of cash information -
     Interest paid                                       $128,000          7,000         156,000         291,000
                                                         ========      =========     ===========      ==========

See accompanying independent auditors' report.

                      CIRCUIT TEST, INC. AND AFFILIATES
                 Combining Schedule - Cash Flows Information
                         Year ended December 31, 1994

                                                                                    CIRCUIT TEST
                                                                      CIRCUIT      INTERNATIONAL,
                                                                    TEST, INC.          L.C.          COMBINED
                                                                   -----------        --------      ----------

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)                                             $   372,735      (290,824)         81,911
     Adjustments to reconcile net income (loss)
         to net cash flows provided by (used in)
         operating activities:
              Depreciation and amortization                            195,200        57,739         252,579
              Increase in accounts receivables, net                   (211,334)     (219,574)       (430,908)
              Increase in inventory                                   (511,571)       48,664        (560,235)
              (Increase) decrease in prepaids and other assets         106,122        (3,519)        102,603
              Increase in accounts payable                             165,421        99,988         265,409
              Increase (decrease) in accrued expenses                  (20,694)      154,692         133,998
              Change in due to (from) related parties                  239,655         2,803         242,458
              Change in intercompany account                          (101,024)      101,024              --
                                                                   -----------      --------      ----------

                 NET CASH PROVIDED BY (USED IN) OPERATING
                     ACTIVITIES                                        234,510      (146,695)         87,815
                                                                   -----------      --------      ----------

CASH FLOWS FROM INVESTING ACTIVITIES -
     capital expenditures, net                                         (37,560)     (330,978)       (368,538)
                                                                   -----------      --------      ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net proceeds from notes payable and other obligations             871,140       386,662       1,257,802
     Distributions to stockholders                                  (1,073,022)           --      (1,073,022)
                                                                   -----------      --------      ----------

         NET CASH PROVIDED BY (USED IN) FINANCING
             ACTIVITIES                                               (201,882)      386,662         184,780
                                                                   -----------      --------      ----------

         NET DECREASE IN CASH AND CASH EQUIVALENTS
                                                                        (4,932)      (91,011)        (95,943)
Cash and cash equivalents at beginning of year                         161,126        58,016         219,142
                                                                   -----------      --------      ----------
Cash and cash equivalents at end of year                           $   156,194       (32,995)        123,199
                                                                   ===========      ========      ==========
Supplemental disclosure of cash information -
     Interest paid                                                 $    54,000       110,000         164,000
                                                                   ===========      ========      ==========

See accompanying independent auditors' report.

                                 APPENDIX A                       CONFORMED COPY

================================================================================



                      AGREEMENT AND PLAN OF REORGANIZATION

                                     among

                                EFTC CORPORATION

                             CTI ACQUISITION CORP.

                                      and

                               CIRCUIT TEST, INC.

                            dated as of July 9, 1997

================================================================================

                               TABLE OF CONTENTS

                                                                                                                     Page
RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE I        THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.1     The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.2     The Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.3     Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.4     Certain Tax Positions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

ARTICLE II       SURVIVING CORPORATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.1     Articles of Incorporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.2     Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.3     Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.4     Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE III      EFFECT OF MERGER ON CAPITAL STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         3.1     Effect on Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         3.2     Exchange of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         3.3     No Further Ownership Rights in Circuit Test Common Stock . . . . . . . . . . . . . . . . . . . . . . . 5
         3.4     Lost, Stolen or Destroyed Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE IV       REPRESENTATIONS AND WARRANTIES OF CIRCUIT TEST . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         4.1     Organization, Standing and Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         4.2     Capitalization; Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         4.3     Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         4.4     Due Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         4.5     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         4.6     Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         4.7     Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         4.8     Accounts Receivable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         4.9     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         4.10    Restrictions on Business Activities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         4.11    Governmental Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         4.12    Contracts and Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         4.13    Title to Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.14    Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.15    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.16    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.17    S Corporation and Other Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                                                                                                                     Page
                                                                                                                     ----
         4.18    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         4.19    Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.20    Interested Party Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.21    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.22    Compliance With Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.23    Major Customers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.24    Suppliers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.25    Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.26    Product Warranty and Product Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         4.27    Minute Books . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         4.28    Brokers' and Finders' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         4.29    Proxy Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         4.30    Regulation D Offering  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         4.31    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         4.32    Hart-Scott-Rodino  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         4.33    Reliance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE V        REPRESENTATIONS AND WARRANTIES OF PARENT AND
                 MERGER SUB . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         5.1     Organization, Standing and Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         5.2     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         5.3     Due Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         5.4     SEC Documents; Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         5.5     Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         5.6     Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.7     Board Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.8     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.9     Title to Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.10    Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.11    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.12    Employee Benefit Plans; ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.13    Compliance With Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.14    Major Customers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.15    Suppliers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.16    Brokers' and Finders' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.17    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.18    Hart-Scott-Rodino  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.19    Reliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

ARTICLE VI       CONDUCT PRIOR TO EFFECTIVE TIME  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

                                                                                                                     Page
                                                                                                                     ----
         6.1     Conduct of Business of Circuit Test  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         6.2     No Solicitation; Acquisition Proposals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         6.3     Conduct of Business of Parent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         6.4     Notice of Breach . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE VII  ADDITIONAL COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         7.1     Proxy Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         7.2     Meetings of Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         7.3     Access to Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         7.4     Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         7.5     Publicity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         7.6     Filings; Cooperation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         7.7     Employment Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         7.8     Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         7.9     Director Nominees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         7.10    Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         7.11    Certain Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         7.12    Audited Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         7.13    Additional Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         7.14    Deferred Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE VIII  CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         8.1     Conditions to Obligations of Each Party to Effect the Merger . . . . . . . . . . . . . . . . . . . .  32
         8.2     Additional Conditions to Obligations of Circuit Test to Effect the Merger  . . . . . . . . . . . . .  33
         8.3     Additional Conditions to the Obligations of Parent and Merger Sub to
                 Effect the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

ARTICLE IX       RESTRICTIONS ON TRANSFER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         9.1     Legends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         9.2     Notice of Proposed Dispositions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE X        TERMINATION, AMENDMENT AND WAIVER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         10.1    Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         10.2    Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         10.3    Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         10.4    Extension; Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

                                                                                                                     Page
                                                                                                                     ----
ARTICLE XI       GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         11.1    Survival of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         11.2    Indemnification by Parent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         11.3    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         11.4    Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         11.5    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         11.6    Entire Agreement; Nonassignability; Parties in Interest  . . . . . . . . . . . . . . . . . . . . . .  40
         11.7    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         11.8    Remedies Cumulative; No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         11.9    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         11.10   Rules of Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         11.11   Expenses.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         11.12   Attorneys Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

EXHIBITS

Exhibit 1.3 (A)           Articles of Merger
Exhibit 1.3 (B)           Plan of Merger
Exhibit 7.7               Form of Employment Agreement
Exhibit 7.13              Form of Voting Letter Agreement
Exhibit 8.2(c)            Opinion of Counsel to Parent
Exhibit 8.2(d)            Registration Rights Agreement
Exhibit 8.3(c)            Opinion of Counsel to Circuit Test
Exhibit 8.3(h)            Indemnification Agreement


SCHEDULES

Schedule 3.1 Circuit Test Common Stock and Pro Forma Conversions to Parent Common Stock
Schedule 7.8              Options Issuable by Parent to Management of Circuit
                          Test
Target Disclosure Schedule
Parent Disclosure Schedule

                             INDEX OF DEFINED TERMS

                                                                                                                     Page
                                                                                                                     ----
1989 Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Airhub  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Annual Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
CERCLA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Circuit Test  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Circuit Test Authorizations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Circuit Test Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Circuit Test Disclosure Schedule  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Circuit Test Employee Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Class A Common  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Class B Common  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
COBRA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Confidential Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
controlled group  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
CT Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Deferred Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Designees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Employment Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
environment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Environmental Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
ERISA Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Governmental Entity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Hazardous Substance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Holder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
include . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
includes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
including . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Indemnification Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Indemnification Threshold . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Interim Circuit Test Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
knowledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

Lien  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
LLC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
LLC Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
made available  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
material  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Merger Sub  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Merger Sub Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
NASD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
no action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Parent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Parent Balance Sheet Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Parent Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Parent SEC Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Parent Shareholders Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Parent Stock Option Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
plan of reorganization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Proprietary Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Proxy Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Registration Rights Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
release . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Representatives . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Restricted Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
SEC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
SECURITIES ACT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Shareholder Indemnity Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Surviving Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Tax authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Tax Return  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Taxable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Third Party Intellectual Property Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
ultimate parent entity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
unrealized built in gain  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Voting Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
without limitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), dated as of July 9, 1997, is among EFTC Corporation, a Colorado corporation ("Parent"), CTI ACQUISITION CORP., a Florida corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and CIRCUIT TEST, INC., a Florida corporation ("Circuit Test").

                                    RECITALS

         A. The Boards of Directors of Parent and Circuit Test have determined that a business combination between Parent and Circuit Test is in the best interests of their respective companies and shareholders, and accordingly have approved this Agreement and the merger provided for herein whereupon Merger Sub shall merge with and into Circuit Test upon the terms, and subject to the conditions, set forth herein. In addition, each of the shareholders of Circuit Test (the "CT Shareholders") has approved this Agreement and the merger provided for herein.

         B. In addition to the transactions contemplated by this Agreement, Parent intends to acquire certain other entities which are closely affiliated with Circuit Test. As a result, simultaneous with the execution of this Agreement, Parent is entering into that certain Limited Liability Company Unit Purchase Agreement (the "Purchase Agreement") with Circuit Test International, L.C., a Florida limited liability company ("LLC"), and Airhub Services Group, L.C., a Kentucky limited liability company ("Airhub"). This Agreement, the Purchase Agreement, and the exhibits and schedules contained therein represent the entire transaction by which Parent is acquiring control of the business conducted by Circuit Test, LLC and Airhub (the "Transaction").

         C. The merger is intended to qualify, for federal income tax purposes, as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to be a "plan of reorganization" within the meaning of the regulations promulgated under Section 368 of the Code.

         D. Parent, Merger Sub and Circuit Test desire to make certain representations, warranties and agreements in connection with the merger.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

         1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into Circuit Test in accordance herewith and the separate corporate existence of Merger Sub shall thereupon cease (the "Merger").
Circuit Test shall be the surviving corporation in the Merger, and therefore is sometimes hereinafter referred to as "Surviving Corporation." The Merger shall have the effects specified in Section 607.1106 of the Florida 1989 Business Corporation Act (the "1989 Act").

         1.2 The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Holme Roberts & Owen LLP, 1700 Lincoln Street, Suite 4100, Denver, Colorado 80203, at 10:00 a.m., local time, within three business days following the day on which the conditions set forth in Article VIII shall be fulfilled or waived in accordance herewith or (b) at such other time, date or place as Parent and Circuit Test agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

         1.3 Effective Time. If all the conditions to the Merger set forth in Article VIII shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article X, the parties hereto shall cause Articles of Merger and a Plan of Merger meeting the requirements of Section 607.1101 and 607.1105 of the 1989 Act to be properly executed and duly filed in accordance with the 1989 Act on the Closing Date. Forms of the Articles of Merger and Plan of Merger are set forth hereto as Exhibits 1.3 (A) and (B). The Merger shall become effective at the time when the Articles of Merger and Plan of Merger are so filed with the Department of State of the State of Florida or at such later time that the parties hereto agree and is designated in such Articles of Merger (the "Effective Time").

         1.4 Certain Tax Positions. The parties hereto intend the Merger to qualify, and will take the position for tax purposes that the Merger qualifies, as a non-taxable reorganization under Sections 368(a)(1)(A) and
(a)(2)(E) of the Code. Neither party hereto nor any affiliate thereof will take any action that would cause the Merger not to qualify as a reorganization under those sections or regulations promulgated thereunder.

                                   ARTICLE II

                             SURVIVING CORPORATION

         2.1 Articles of Incorporation. The Articles of Incorporation of Merger Sub in effect immediately prior to the Effective Time shall be the Articles of Incorporation of Surviving Corporation until duly amended in accordance with applicable law.

         2.2 Bylaws. At the Effective Time, Surviving Corporation shall take such actions as may be necessary to amend and restate the Bylaws of Surviving Corporation to be the same as the Bylaws of Merger Sub, until duly amended in accordance with applicable law.

         2.3 Directors. The directors of the Surviving Corporation shall be Jack Calderon, Stuart W. Fuhlendorf, and Allen S. Braswell, Jr.

         2.4 Officers. The officers the of Surviving Corporation shall be Allen S. Braswell, Jr., President, Stuart W. Fuhlendorf, Treasurer, and Jack Calderon, Vice President and Secretary, or as the parties hereto may otherwise agree prior to the Effective Time.


                                  ARTICLE III

                       EFFECT OF MERGER ON CAPITAL STOCK

         3.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Circuit Test or the holders of any of the following securities all of the following shall occur:

                 (a)      Conversion of Circuit Test Common Stock.

                          (i)     Each issued and outstanding share of Circuit
Test Common Stock (as defined in Section 4.2) shall no longer be outstanding but instead converted into the right to receive 152.788 shares of Common Stock, $.01 par value, of Parent (the "Parent Common Stock").

                          (ii)    Schedule 3.1 sets forth all shares of Circuit
Test Common Stock outstanding as of the date of this Agreement, along with a calculation of the shares of Parent Common Stock issuable as of the Effective Time.

                 (b) Fractional Shares. No fraction of a share of Parent Common Stock will be issued in the Merger. In lieu of such issuance, all shares of Parent Common Stock issued to the Circuit Test shareholders pursuant to this Agreement shall be rounded to the closest whole share of Parent Common Stock.

                 (c) Capital Stock of Merger Sub. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Parent, Merger Sub or Circuit Test, each issued and outstanding share of Common Stock, $.01 par value, of Merger Sub ("Merger Sub Common Stock") shall be converted into one (1) share of Circuit Test Common Stock.

         3.2     Exchange of Certificates.

                 (a) Exchange. As soon as practicable after the Closing and against surrender to Parent by any holder of record of a certificate or certificates that prior to the Effective Time represented shares of Circuit Test Common Stock (the "Certificates"), Parent shall cause to be delivered to the holder of record of such Certificates the Merger Consideration to be received by such holder as specified in Section 3.1. Until such Certificates are so surrendered, Parent shall not cause to be delivered to the holder of record of such Certificates the shares referred to in the previous sentence. Each outstanding Certificate that prior to the Effective Time represented shares of Circuit Test Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the right to receive the Merger Consideration and the right to receive unpaid dividends and distributions, if any, that such holder has the right to receive in respect of such Parent Common Stock, after giving effect to any required withholding tax, in each case without interest thereon. The shares represented by the Certificates surrendered to Parent shall forthwith be canceled. The risk of loss and title to the Certificates shall pass only upon receipt by Parent of the Certificates.

                 (b) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any Certificate until such Certificate is surrendered for exchange as provided herein. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 3.2(b)) with respect to such shares of Parent Common Stock and not paid, less the amount of any withholding taxes that may be required thereon.

                 (c) Transfers. At or after the Effective Time, there shall be no transfers on the stock transfer books of Circuit Test of the shares of Circuit Test Common Stock that were outstanding immediately prior to the Effective Time. If, at or after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates representing the shares of Parent Common Stock deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article III. Certificates surrendered for exchange by any person shall not be exchanged until Parent has received confirmation of the continued accuracy and effectiveness of the Investor Questionnaire and the Investor Letter, Indemnification Agreement and Registration Rights Agreement (each as defined in Section 8.3) executed and delivered by such person.

                 (d) No Liability. Notwithstanding anything to the contrary in this Section 3.2, neither the Surviving Corporation nor any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         3.3 No Further Ownership Rights in Circuit Test Common Stock. All shares of Parent Common Stock issued upon surrender for exchange of shares of Circuit Test Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Circuit Test Common Stock, and there shall be no further registration of transfers on the records of Surviving Corporation of shares of Circuit Test Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article III.

         3.4 Lost, Stolen or Destroyed Certificates. If any Certificate is lost, stolen or destroyed, the Parent's exchange agent shall issue in exchange for such lost, stolen or destroyed Certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock (and cash in lieu of fractional shares) as may be required pursuant to Section 3.1, except that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, Surviving Corporation or the exchange agent with respect to the Certificates alleged to have been lost, stolen or destroyed.


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF CIRCUIT TEST

         Except as disclosed in a document of even date herewith and delivered by Circuit Test to Parent prior to the execution and delivery of this Agreement and referring to the section number and subsection of the representations and warranties in this Agreement, subject to its subsequent revision from time to time prior to the Effective Time (with the prior written consent of Parent), (the "Circuit Test Disclosure Schedule"), Circuit Test represents and warrants to Parent and Merger Sub as follows:

         4.1 Organization, Standing and Power. Circuit Test is a corporation duly organized and validly existing under the laws of the State of Florida, has the full corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect (as defined in Section 11.3) on Circuit Test. Circuit Test has delivered to Parent a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date. Circuit Test is not in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents. The Circuit Test Disclosure Schedule lists a complete and correct list of the officers and directors of Circuit Test.

         4.2     Capitalization; Shareholders.

                 (a) The authorized capital stock of Circuit Test consists of 50,000 shares of Circuit Test Class A Common Stock par value $.01 per share (the "Class A Common"), of which there are issued and outstanding five (5) shares of Class A Common and 50,000 shares of Circuit Test Class B Common Stock par value $.01 per share (the "Class B Common"), of which there are issued and outstanding 12,162 shares of Class B Common. The Class A Common and the Class B Common are collectively referred to herein as the "Circuit Test Common Stock." There are no other outstanding shares of capital stock or other securities of Circuit Test and no outstanding subscriptions, options, warrants, puts, calls, purchase or sale rights, exchangeable or convertible securities or other commitments or agreements of any nature relating to the capital stock or other securities of Circuit Test, or otherwise obligating Circuit Test to issue, transfer, sell, purchase, redeem or otherwise acquire such stock or securities. All outstanding shares of Circuit Test Common Stock are duly authorized, validly issued, fully paid and non-assessable, are free and clear of any mortgage, pledge, lien, encumbrance, charge or other security interest (a "Lien"), except Liens created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of Circuit Test or any agreement to which Circuit Test is a party or by which it is bound. There are not any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character to which Circuit Test is a party or by which Circuit Test may be bound obligating Circuit Test to issue, deliver, or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Circuit Test or obligating Circuit Test to enter into such an option, warrant, call, conversion right, commitment, agreement, contract, understanding, restriction, arrangement or right. There are no contracts, commitments or agreements relating to voting, purchase or sale of Circuit Test's capital stock (i) between or among Circuit Test and any of its shareholders and (ii) to the Circuit Test's knowledge, between or among any of Circuit Test's shareholders, except for the shareholders named in the Circuit Test Disclosure Schedule. Circuit Test does not have any outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or convertible or exercisable into securities having the right to vote) with holders of shares of Circuit Test Common Stock on any matter.

                 (b) Schedule 3.1 sets forth a true and complete list of the names of all the record holders of Circuit Test Common Stock, together with the number of shares of Circuit Test Common Stock held by each such holder. Except as set forth in Schedule 3.1, each holder so listed that is an individual is a competent adult and is the record and the beneficial owner of all shares or other equity securities so listed in his or her name, with the sole right to vote, dispose of, and receive dividends or distributions with respect to such shares. Each holder so listed on Schedule 3.1 that is an entity is the record and beneficial owner, or if a trust, its beneficiaries are the beneficial owners of, all shares or other equity securities so listed in its name, has the sole right to vote, dispose of, and receive dividends or distributions with respect to such shares, has the full power and authority, and has or will be fully empowered and authorized as of the Effective Time, to consummate the matters contemplated to be consummated by such holder herein.

         4.3 Subsidiaries. Circuit Test does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

         4.4     Due Authorization.

                 (a) Circuit Test has the full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Circuit Test, subject only to the approval of the Merger by Circuit Test's shareholders as contemplated by
Section 7.2. This Agreement has been duly executed and delivered by Circuit Test and constitutes the valid and binding obligation of Circuit Test enforceable against Circuit Test in accordance with its terms. The execution and delivery of this Agreement by Circuit Test do not, and the consummation of the transactions contemplated hereby will not: (i) conflict with or violate any provision of the Articles of Incorporation or Bylaws of Circuit Test, (ii) violate or conflict with any permit, order, license, decree, judgment, statute, law, ordinance, rule or regulation applicable to Circuit Test or the properties or assets of Circuit Test, or (iii) result in any breach or violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of, or result in the creation of any Lien on any of the properties or assets of Circuit Test pursuant to or require the consent or approval of any party to any mortgage, indenture, lease, contract or other agreement or instrument, bond, note, concession or franchise applicable to Circuit Test or any of its properties or assets, except, in the case of this clause (iii) only, where such conflict, violation, default, termination, cancellation or acceleration would not have and could not reasonably be expected to have a Material Adverse Effect on Circuit Test or prevent the consummation of the transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Circuit Test in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for the filing of the Plan of Merger and the Articles of Merger as provided in Section 1.3 and such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Circuit Test or prevent the consummation of transactions contemplated hereby.

                 (b) All holders of Circuit Test Common Stock have approved, by written consent or otherwise, this Agreement and the Merger in accordance with applicable law, and no other consent or approval of any holder of Circuit Test Common Stock or other equity securities of Circuit Test is required for Circuit Test to execute and deliver this Agreement and consummate the transaction contemplated hereby. By virtue of such approval, no holder of

Circuit Test Common Stock or other equity securities of Circuit Test has any right to dissent and obtain payment for such holder's shares under applicable law.

         4.5 Financial Statements. Circuit Test has heretofore delivered to Parent true and complete copies of (i) the unaudited balance sheet, and the related statements of operations and stockholders' equity and of cash flows for each of the years ended December 31, 1995 and 1994, and (ii) unaudited balance sheet, and the related statements of operations and stockholders' equity and of cash flows at December 31, 1996 (collectively, the "Annual Financial Statements"). Circuit Test also has heretofore delivered to Parent true copies of the unaudited balance sheet of Circuit Test at May 31, 1997 and the related unaudited statements of income for the five (5) months then ended (the "Interim Circuit Test Financial Statements"). The Annual Financial Statements and the Interim Circuit Test Financial Statements were prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as indicated in the notes thereto and, in the case of the Interim Circuit Test Financial Statements, that no notes are included) and fairly present the consolidated financial condition and operating results of Circuit Test at the dates and during the periods indicated therein, subject, in the case of the Interim Circuit Test Financial Statements, to normal, recurring year-end audit adjustments. Upon delivery of the audited financial statements to be delivered to Parent pursuant to Section 7.12, such audited financial statements will be deemed to be the Annual Financial Statements as to which representations and warranties are made herein, and such representations and warranties will be deemed to have been made by Circuit Test with respect to such financial statements as of the date of such delivery.

         4.6 Absence of Certain Changes. Except as specifically permitted by this Agreement or as set forth in Schedule 4.6 of the Circuit Test Disclosure Schedule, since December 31, 1996, Circuit Test has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect on Circuit Test; (ii) any action by or with respect to Circuit Test that would have constituted a breach of any of the covenants contained in Section 6.1(b); or (iii) any of the following matters:

                 (a) any material damage, destruction or loss (whether or not covered by insurance) to the properties and assets of Circuit Test;

                 (b) any Lien on any asset other than those otherwise permitted by this Agreement;

                 (c) any labor dispute, litigation or governmental investigation affecting the business or financial condition of Circuit Test;

         4.7 Liabilities. Except as set forth in the Annual Financial Statements, the Interim Circuit Test Financial Statements, the Circuit Test Disclosure Schedule and except for liabilities or obligations arising in the ordinary course and consistent with past practice and those incurred in connection herewith, Circuit Test does not have any liability or obligation of any nature, whether due or to become due, fixed or contingent.

         4.8 Accounts Receivable. All of the accounts receivable shown on the balance sheet included in the Interim Circuit Test Financial Statements as of May 31, 1997 have been collected or are good and collectible in the aggregate recorded amounts thereof (less the allowance for doubtful accounts also appearing in such May 31, 1997 balance sheet and net of returns and payment discounts allowable by Circuit Test's policies) and can reasonably be anticipated to be paid in full in the ordinary course of business consistent with past practice without outside collection efforts, subject to no counterclaims or setoffs.

         4.9 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Circuit Test, threatened against Circuit Test or any of its assets and properties or any of its officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Circuit Test. There is no judgment, decree or order against Circuit Test, or, to the knowledge of Circuit Test, any of its directors or officers (in their capacities as such), that could prevent consummation of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Circuit Test.

         4.10 Restrictions on Business Activities. There is no material agreement, judgment, injunction, order or decree binding upon Circuit Test which has or reasonably could be expected to have the effect of prohibiting or materially impairing any current or proposed business practice of Circuit Test, any acquisition of property by Circuit Test or the conduct of business by Circuit Test as currently conducted or as proposed to be conducted by Circuit Test.

         4.11 Governmental Authorization. Circuit Test has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization that is necessary for Circuit Test to own or lease, operate and use its respective assets and properties and to carry on business as currently conducted or as proposed to be conducted (collectively "Circuit Test Authorizations"), Circuit Test has performed and fulfilled its obligations under the Circuit Test Authorizations, and all the Circuit Test Authorizations are in full force and effect, except where the failure to obtain or have any of such Circuit Test Authorizations could not reasonably be expected to have a Material Adverse Effect on Circuit Test.

         4.12 Contracts and Commitments. Circuit Test is not a party to any oral or written (a)(i) obligation for borrowed money, (ii) obligation evidenced by bonds, debentures, notes or other similar instruments, (iii) obligation to pay the deferred purchase price of property or services (other than trade accounts arising in the ordinary course of business), (iv) obligation under capital leases, (v) debt of others secured by a Lien on its property, (vi) guaranty of liabilities or obligations of others, (vii) agreement under which Circuit Test is obligated to make or expects to receive payments in excess of $50,000 or (viii) agreement granting any person a Lien on any of its properties or assets (except purchase money security interests created in the





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ordinary course of business consistent with past practice); (b)(i) employment agreement or collective bargaining agreement or (ii) agreements that limit the right of Circuit Test, or any of its employees to compete in any line of business; or (c) agreement which, after giving effect to the transactions contemplated hereby, purports to restrict or bind Parent or any of its subsidiaries, other than Surviving Corporation, in any respect. True and complete copies of all agreements described in the Circuit Test Disclosure Schedule have been delivered to Parent. Circuit Test has fulfilled, or taken all actions necessary to enable it to fulfill when due, its obligations under each of such agreements. All parties thereto have complied in all material respects with the provisions thereof and no party is in breach or violation of, or in default (with or without notice or lapse of time, or both) under such agreements. With respect to such agreements, Circuit Test has not received any notice of termination, cancellation or acceleration or any notice of breach, violation or default thereof.

         4.13 Title to Property. Circuit Test has good and marketable title to all of its respective properties and assets, or in the case of leased properties and assets, valid leasehold interests in such properties, free and clear of any Lien. The plants, property and equipment of Circuit Test that are used in the operations of its business are in good operating condition and repair. All plants, property and equipment owned by Circuit Test conform (to Circuit Test's knowledge) with all applicable ordinances, regulations and zoning and other laws and do not encroach on the property of others, the failure to conform with which would have a Material Adverse Effect on Circuit Test. There is no pending or, to Circuit Test's knowledge, threatened change in any such ordinance, regulation or zoning or other law, and there is no pending or, to Circuit Test's knowledge, threatened condemnation of any such building, machinery or equipment. The properties and assets of Circuit Test include all rights, properties, interests in properties and assets necessary to permit Surviving Corporation to conduct its business as currently conducted. The Circuit Test Disclosure Schedule identifies each parcel of real property owned or leased by Circuit Test.

         4.14    Intellectual Property.

                 (a) Circuit Test owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used in the business of Circuit Test as currently conducted, except to the extent that the failure to have such rights has not and could not reasonably be expected to have a Material Adverse Effect on Circuit Test.

                 (b) The Circuit Test Disclosure Schedule lists: (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks, which Circuit Test considers to be material to its business and included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any





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application for such issuance and registration has been filed, (ii) all material licenses, sublicenses and other agreements as to which Circuit Test is a party and pursuant to which any person is authorized to use any Intellectual Property, and (iii) all material licenses, sublicenses and other agreements as to which Circuit Test is a party and pursuant to which Circuit Test is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights"), in each case which are incorporated in, are, or form a part of any product or service of Circuit Test.

                 (c) To the knowledge of Circuit Test, there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Circuit Test, any trade secret material to Circuit Test, or any Third Party Intellectual Property Right, by any third party, including any employee or former employee of Circuit Test. Circuit Test has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders arising in the ordinary course of business, or contained in license agreements relating to Intellectual Property licensed to Circuit Test in the ordinary course of business.

                 (d) Circuit Test is not, and will not be as a result of the execution and delivery of this Agreement or the performance of Circuit Test's obligations under this Agreement be, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights, the breach of which could have a Material Adverse Effect on Circuit Test.

                 (e) All patents, registered trademarks, service marks and copyrights held by Circuit Test are valid and subsisting. Circuit Test (i) has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party or (ii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. To the knowledge of Circuit Test, the manufacture, marketing, licensing or sale of the products and services of Circuit Test does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.

                 (f) Circuit Test has secured valid written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that Circuit Test does not already own by operation of law.

                 (g) Circuit Test has taken all reasonable and appropriate steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, or patent applications or copyright ("Confidential Information"). All use, disclosure or appropriation of Confidential Information owned by Circuit Test by or to a third party has been pursuant to the





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terms of a written agreement with such third party.  All use, disclosure or appropriation of Confidential Information not owned by Circuit Test has been pursuant to the terms of a written agreement with the owner of such Confidential Information, or is otherwise lawful.

         4.15    Environmental Matters.

                 (a) Circuit Test has complied with, and is in compliance with, all Environmental Laws (as defined in this Section 4.15(a)) applicable to its current and prior business, properties and assets. Circuit Test has, and Circuit Test has provided to Parent, true and complete copies of, all permits, approvals, registrations, licenses and other authorizations required by any Governmental Entity pursuant to any Environmental Law applicable to its business, properties and assets, the absence of which would have a Material Adverse Effect on Circuit Test and all such permits, approvals, registrations, licenses and other authorization are listed on the Circuit Test Disclosure Schedule. There is no pending or, to Circuit Test's knowledge, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law to which Circuit Test is a party or, to Circuit Test's knowledge, threatened to be made a party. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, order or judgment or the common law relating to protection of public health, safety or the environment or occupational health and safety, or that regulates, or creates liability for, releases or threatened releases of any Hazardous Substance. As used in this
Section 4.15, the terms "release" and "environment" have the meanings set forth in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), and "Hazardous Substance" means any substance regulated by, or the presence of which creates liability under, any Environmental Law (including without limitation CERCLA) and includes without limitation industrial, toxic or hazardous substances, pollutants and contaminants, oil or petroleum products, solid or hazardous waste, chemicals and asbestos.

                 (b) There have been no releases or threatened releases of any Hazardous Substance in violation of Environmental Law at any parcel of real property or any facility currently or formerly owned, leased, operated or controlled by Circuit Test. With respect to any such releases of or threatened releases of Hazardous Substance, Circuit Test has given all required notices to government authorities, copies of which have been provided to Parent. Circuit Test is not aware of any releases of Hazardous Substance at parcels of real property or facilities other than those presently or formerly owned, leased, operated or controlled by Circuit Test that could reasonably be expected to have an impact on the real property or facilities owned, leased, operated or controlled by Circuit Test.

                 (c) The Circuit Test Disclosure Schedule lists all environmental reports, investigations, audits or similar environmental documents in the possession of Circuit Test with respect to the operations of, or real property owned, leased, operated or controlled by Circuit Test (whether conducted by or on behalf of Circuit Test or a third party and whether done at the initiative of Circuit Test or directed by a Governmental Entity or other third party). True and complete copies of each such document have been provided to Parent.





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                 (d)      Circuit Test is not subject to, and is not reasonably
expected to be subject to any material environmental liability, including without limitation liability arising out of the utilization by Circuit Test of any transporter or facility used for treatment, recycling, storage or disposal.

         4.16 Taxes. Circuit Test, and any consolidated, combined, unitary or aggregate group for Tax (as defined in this Section 4.16) purposes of which Circuit Test is or has been a member have timely filed all Tax Returns (as defined in this Section 4.16) required to be filed by it taking into account extensions of due dates, have paid all Taxes shown thereon to be due and have provided adequate accruals in accordance with generally accepted accounting principles in its financial statements for any Taxes that have not been paid, whether shown as being due on any Tax returns. Circuit Test has withheld and paid over all Taxes required to have been withheld and paid over (including any estimated taxes), and has complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. Circuit Test does not have any liability under Treasury Regulation Section 1.1502-6 or any analogous state, local or foreign law by reason of having been a member of any consolidated, combined or unitary group. Except as disclosed in the Circuit Test Disclosure
Schedule: (a) no material claim for Taxes has become a Lien against the property of Circuit Test or is being asserted against Circuit Test other than Liens for Taxes not yet due and payable, (b) no audit of any Tax Return of Circuit Test is being conducted by a Tax authority, (c) no Tax authority is now asserting, or to the knowledge of Circuit Test, threatening to assert against Circuit Test any deficiency or claim for additional Taxes, and there are no requests for information from a Tax authority currently outstanding that could affect the Taxes of Circuit Test, (d) no extension of the statute of limitations on the assessment of any Taxes has been granted by Circuit Test and is currently in effect, (e) Circuit Test has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense pursuant to Sections 162(m) or 280G of the Code, (f) no action has been taken that would have the effect of deferring any liability for Taxes for Circuit Test from any period prior to the Effective Date to any period after the Effective Date, (g) Circuit Test has never been included in an affiliated group of corporations, within the meaning of Section 1504 of the Code, (h) Circuit Test is not (nor has it ever been) a party to any Tax sharing agreement, (i) no consent under Section 341(f) of the Code has been filed with respect to Circuit Test, (j) Circuit Test has not disposed of any property that has been accounted for under the installment method, (k) Circuit Test is not a party to any interest rate swap, currency swap or similar transaction, (l) Circuit Test is not a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code, (m) Circuit Test is not subject to any joint venture, partnership or other arrangement or contract that is treated as a partnership for federal income tax purposes, (n) Circuit Test has not made any of the foregoing elections and is not required to apply any of the foregoing rules under any comparable state or local income tax provisions, (o) the transactions contemplated herein are not subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code, or of any other provision of law and (p) Circuit Test is not required to treat any asset as owned by another person for federal income tax purposes or as tax exempt bond financed property or tax exempt use property within





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the meaning of section 168 of the Code.  Circuit Test will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) ending after the Effective Time attributable to adjustments made prior to the Merger pursuant to Section 481 or 263A of the Code or any comparable provision of any state or foreign Tax law. The Circuit Test Disclosure Schedule contains accurate and complete information with respect to:
(w) all material tax elections in effect with respect to Circuit Test, (x) the current tax basis of the assets of Circuit Test, (y) the current and accumulated earnings and profits of Circuit Test, and (z) the tax credit carry overs of Circuit Test. As used herein, "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, business and occupations, occupation, premium, property, environmental or windfall profit tax, custom, duty, or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and (iii) any liability for the payment of any amounts of the type described in clause (i) or
(ii) as a result of any express or implied obligation to indemnify any other person. As used herein, "Tax Return" shall mean any return, statement, report or form (including, without limitation,) estimated Tax returns and reports, withholding Tax returns and reports and information reports and returns required to be filed with respect to Taxes. Circuit Test is in full compliance with all terms and conditions of any Tax exemptions or other Tax-sharing agreement or order of a foreign government and the consummation of the Merger shall not have any adverse effect on the continued validity and effectiveness of such Tax exemptions or other Tax-sharing agreement or order.

         4.17 S Corporation and Other Matters. Circuit Test is, and at all times since 1984 has been, an S Corporation within the meaning of Section 1361 of the code for federal income tax purposes. Each Circuit Test shareholder is an individual U.S. citizen or resident or an estate or trust described in
Section 1361 (c)(2) of the Code. The amount of Circuit Test's "unrealized built in gain" (as such term is defined in Section 1374(d) of the Code) prior to the Closing is, and as of the Closing will be, zero. The Circuit Test Disclosure Schedule contains a true list of those states where Circuit Test has filed as an S Corporation for applicable state income tax purposes.

         4.18    Employee Benefit Plans.

                 (a) The Circuit Test Disclosure Schedule lists, with respect to Circuit Test, and any trade or business (whether or not incorporated) which is treated as a single employer with Circuit Test (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the
Code: (i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")),
(ii) each loan to a non-officer employee in excess of $50,000, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code





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
Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of greater than $50,000 remain for the benefit of, or relating to, any present or former employee, consultant or director (collectively, the "Circuit Test Employee Plans").

                 (b) Circuit Test has furnished to Parent a copy of each of the Circuit Test Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each Circuit Test Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500, including all schedules attached thereto and actuarial reports, if any, filed for the last three Plan years. Any Circuit Test Employee Plan intended to be qualified under Sections 401(a) or 501(c)(9) of the Code is so qualified. Circuit Test has furnished Parent with the most recent Internal Revenue Service determination letter issued with respect to each such Circuit Test Employee Plan (and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Circuit Test Employee Plan subject to Code Section 401(a)), and all communications with respect to any plan described in Section 4.18(a) with the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation.

                 (c) (i) None of the Circuit Test Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person;
(ii) there have been no violations of applicable provisions of the Code or ERISA with respect to any Circuit Test Employee Plan that could reasonably be expected to have, in the aggregate, a Material Adverse Effect; (iii) each Circuit Test Employee Plan is in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have a Material Adverse Effect on Circuit Test, and Circuit Test and each ERISA Affiliate have no knowledge of any default or violation by any other party to any of the Circuit Test Employee Plans, which default or violation could reasonably be expected to have a Material Adverse Effect on Circuit Test; (iv) all material contributions required to be made by Circuit Test or any ERISA Affiliate to any Circuit Test Employee Plan have been made on or before its due dates and a reasonable amount has been accrued for contributions to each Circuit Test Employee Plan for the current plan years; and (v) neither Circuit Test no any ERISA Affiliate has ever maintained or otherwise incurred any obligation under any plan subject to Title IV of ERISA. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Circuit Test, is threatened, against or with respect to any such Circuit Test Employee Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor.





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
                 (d) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not: (i) entitle any current or former employee or other service provider or any director of Circuit Test, or any ERISA Affiliate to severance benefits or any other payment (including unemployment compensation, golden parachute, bonus or otherwise),
(ii) increase any benefits otherwise payable or (iii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, service provider or director.

                 (e) There has been no amendment to, written interpretation or announcement (whether or not written) by Circuit Test, or any ERISA Affiliate relating to, or change in participation or coverage under, any Circuit Test Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the Annual Financial Statements.

         4.19 Employee Matters. The Circuit Test Disclosure Schedule lists all employees of Circuit Test and the remuneration and benefits to which such employees are entitled. The Circuit Test Disclosure Schedule also lists all employment contracts and collective bargaining agreements, and all pension, bonus, profit sharing, or other agreements or arrangements not otherwise described in Section 4.18 providing for employee remuneration or benefits to which Circuit Test is a party or by which it is bound; all of these contracts and arrangements are in full force and effect, and neither Circuit Test nor any other party is in default under them. There have been no claims of defaults and, to Circuit Test's knowledge there are no facts or conditions which if continued, or on notice, will result in a default under these contracts or arrangements. There is no pending or, to Circuit Test's knowledge, threatened labor dispute, strike, or work stoppage that would have a Material Adverse Effect on Circuit Test. Circuit Test is in compliance in all material respects with all current applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. There are no pending claims against Circuit Test under any workers compensation plan or policy or for long term disability. Circuit Test does not have any obligations under The Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") with respect to any former employees or qualifying beneficiaries thereunder.

         4.20 Interested Party Transactions. Circuit Test is not indebted to any shareholder, director, officer, employee or agent of Circuit Test (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Circuit Test, and there have been no other transactions of the type required to be disclosed pursuant to Items 402 and 404 of Regulation S-K under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

         4.21 Insurance. Circuit Test has policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Circuit Test. The Circuit Test Disclosure Schedule sets forth a true and complete listing of all such policies, including in each case applicable coverage limits, deductibles and policy





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
expiration dates. There is no material claim pending under any of such policies or bonds as to which Circuit Test has received a denial, or, to Circuit Test's knowledge, as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums dueand payable under all such policies and bonds have been paid and Circuit Test is otherwise in compliance in all material respects with the terms of such policies and bonds. Circuit Test has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies. Each policy or bond is legal, valid, binding, enforceable and in full force and effect and will continue to be legal, valid, binding, enforceable and in full force and effect following the consummation of the transactions contemplated hereby.

         4.22 Compliance With Laws. Circuit Test has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Circuit Test.

         4.23 Major Customers. The Circuit Test Disclosure Schedule contains a list of the customers of Circuit Test for each of the two most recent fiscal years, that individually accounted for more than five percent of the total dollar amount of net sales, showing the total dollar amount of net sales to each such customer during each such year. Circuit Test has no knowledge nor has it received notice from any of the customers listed on the Circuit Test Disclosure Schedule, that any of the customers listed in the Circuit Test Disclosure Schedule will not continue to be customers of Circuit Test after the Closing at substantially the same level of purchases.

         4.24 Suppliers. As of the date hereof, no supplier of Circuit Test has indicated to Circuit Test that it will stop, or decrease the rate of, supplying materials, products or service to Circuit Test. Circuit Test has not knowingly breached, so as to provide a benefit to Circuit Test that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of Circuit Test.

         4.25 Inventory. All inventories of raw materials, work-in process and finished goods (including all such in transit) of Circuit Test, together with related packaging materials (collectively, "Inventory"), reflected in the Interim Circuit Test Financial Statements consist of a quality and quantity usable and saleable in the ordinary course of business, have commercial values at least equal to the value shown on such balance sheet or are subject to purchase obligations by customers or suppliers at such value and is valued in accordance with generally accepted accounting principles at the lower of cost (on a first in first out basis) or market. All Inventory purchased since the date of such balance sheet consists of a quality and quantity usable and saleable in the ordinary course of business. Except as set forth in the Circuit Test Disclosure Schedule, all Inventory is located on premises owned or leased by Circuit Test. All work-in process contained in Inventory constitutes items in process of production pursuant to contracts or open orders taken in the ordinary course of business, from regular customers of Circuit Test with no recent history of credit problems with respect to Circuit Test; neither Circuit Test nor any such customer is in material breach of the terms of any obligation to the other, and, based on Circuit





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
Test's knowledge or what Circuit Test reasonably should know, valid grounds exist for any counterclaim or set-off of amounts billable to such customers upon the completion of orders to which work-in-process relates. All work-in process is of a quality ordinarily produced in accordance with the requirements of the orders to which such work-in-process is identified, and will require no rework with respect to work performed prior to Closing.

         4.26 Product Warranty and Product Liability. The Circuit Test Disclosure Schedule contains a true and complete copy of Circuit Test's standard warranty or warranties for its manufacturing services. There has been no variation from such warranties, except as set forth in the Circuit Test Disclosure Schedule. Except as stated therein, there are no warranties, commitments or obligations with respect to Circuit Test's performance of services. The Circuit Test Disclosure Schedule contains a description of all product liability claims and similar claims, actions, litigation and other proceedings relating to services rendered, which are presently pending or, to Circuit Test's knowledge, threatened, or which have been asserted or commenced against Circuit Test within the last five years, in which a party thereto either requests injunctive relief (whether temporary or permanent) or alleges damages (whether or not covered by insurance). There are no defects in Circuit Test's manufacturing services that would adversely affect performance of products Circuit Test manufactures or create an unusual risk of injury to persons or property. Circuit Test's manufacturing services have been designed or performed so as to meet and comply with all governmental standards and specifications currently in effect, and have received all governmental approvals necessary to allow its performance.

         4.27 Minute Books. The minute books of Circuit Test made available to Parent contain true and complete summaries of all meetings of directors and shareholders or actions by written consent since the time of incorporation of Circuit Test, and reflect all transactions referred to in such minutes accurately in all material respects.

         4.28 Brokers' and Finders' Fees. Except for commissions or fees payable to Broadview Associates, LLC, Circuit Test has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         4.29 Proxy Statement. The information supplied by Circuit Test for inclusion in the proxy statement to be sent to the shareholders of Parent in connection with the meeting of Parent's shareholders (the "Parent Shareholders Meeting") to consider the Merger (such proxy statement as amended or supplemented is referred to herein as the "Proxy Statement") shall not, on the date the Proxy Statement is first mailed, at the time of the Parent Shareholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Parent Shareholders Meeting which has become false or misleading.





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
         4.30 Regulation D Offering. To Circuit Test's knowledge, the information provided to Parent by the holders of shares of Circuit Test Common Stock, which information is set forth in each such holder's Voting Agreement (as defined in Section 8.3(g)) delivered to Parent, is true and correct in all material respects.

         4.31 Disclosure. None of the representations or warranties made by Circuit Test herein or in the Circuit Test Disclosure Schedule, or in any certificate furnished by Circuit Test pursuant to this Agreement, when all such documents are read together in their entirety, contain or will contain at the Effective Time any untrue statement of a material fact, or omit or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. Circuit Test has delivered or made available true and complete copies of each document that has been requested by Parent or its counsel in connection with their legal and accounting review of Circuit Test.

         4.32 Hart-Scott-Rodino. None of Circuit Test, its shareholders or any of their respective affiliates is an "ultimate parent entity" within the meaning of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations promulgated thereunder (the "HSR Act"), that has $100,000,000 of total assets or sales (as determined under the HSR Act), as of the date of any such ultimate parent entity's last regularly prepared balance sheet or as of the date hereof.

         4.33 Reliance. The foregoing representations and warranties are being made by Circuit Test with the knowledge and expectation that Parent and Merger Sub are placing reliance thereon.


                                   ARTICLE V

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Except as disclosed in a document of even date herewith and delivered by Parent to Circuit Test prior to the execution and delivery of this Agreement and referring to the sections and subsections of the representations and warranties in this Agreement (the "Parent Disclosure Schedule"), subject to its subsequent revision from time to time to the Effective Time (with the prior written consent of Circuit Test) Parent and Merger Sub represent and warrant to Circuit Test as follows:

         5.1 Organization, Standing and Power. Each of Parent and its subsidiaries, including Merger Sub, is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has the full corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and





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
in good standing would have a Material Adverse Effect on Parent. Merger Sub has not engaged in any business (other than certain organizational matters) since the date of its incorporation.

         5.2 Capitalization. As of March 31, 1997, the authorized capital stock of Parent consisted of 45,000,000 shares of Parent Common Stock and 5,000,000 shares of Preferred Stock, $.01 par value, of which there were issued and outstanding 5,928,060 shares of Parent Common Stock and no shares of Preferred Stock. There are no other outstanding shares of capital stock or other securities of Parent other than shares of Parent Common Stock issued after March 31, 1997 upon the exercise of options issued under Parent's 1993 Incentive Stock Option Plan and its Stock Option Plan for Non-Employee Directors (collectively, the "Parent Stock Option Plans") and other outstanding stock options granted by Parent to its employees. The authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Common Stock, all of which are issued and outstanding and are held by Parent. All outstanding shares of Parent and Merger Sub have been duly authorized, validly issued, fully paid and are non-assessable and free and clear of any Lien, except Liens created by or imposed upon the holders thereof. As of March 31, 1997, Parent has reserved (a) 1,155,000 shares of Parent Common Stock for issuance to employees, directors and independent contractors pursuant to the Parent Stock Option Plans, (b) 243,800 shares of Parent Common Stock for issuance pursuant to other outstanding stock options granted to its employees. Other than this Agreement, as disclosed in the immediately preceding sentence or as to additional shares to be authorized under employee benefit plans of Parent, there are no other options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any nature to which Parent or Merger Sub is a party or by which either of them is bound obligating Parent or Merger Sub to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, or repurchased, any shares of the capital stock of Parent or Merger Sub or obligating Parent or Merger Sub to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. The shares of Parent Common Stock to be issued pursuant to the Merger will, when issued, be duly authorized, validly issued, fully paid, and non-assessable.

         5.3 Due Authorization. Parent and Merger Sub have the full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, subject only to the approval of the Merger by Parent's shareholders as contemplated by Section 7.2. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not: (a) conflict with or violate any provision of the Amended and Restated Articles of Incorporation or Amended and Restated Bylaws of Parent, as amended, the Articles of Incorporation or Bylaws of Merger Sub, or equivalent charter documents of any of Parent's subsidiaries, as amended, (b) violate or conflict with any permit, order, license, decree, judgment, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or the properties or assets of Parent or any of its subsidiaries, or (c) result in any breach or violation of, or constitute a default (with or without notice or lapse of time, or both) under, or





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
give rise to any right of termination, cancellation or acceleration of, or result in the creation of any Lien on any of the properties or assets of Parent or any of its subsidiaries pursuant to any mortgage, indenture, lease, contract or other agreement or instrument, bond, note, concession or franchise applicable to Parent or any of its subsidiaries or their properties or assets, except, in the case of this clause (c) only, where such conflict, violation, default, termination, cancellation or acceleration would not have and could not reasonably be expected to have a Material Adverse Effect on Parent. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or any of its subsidiaries in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Articles of Merger and Plan of Merger as provided in Section 1.3, (ii) the filing with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. ("NASD") of the Proxy
Statement relating to the Parent Shareholders Meeting, (iii) the filing of a Form 8-K with the SEC and NASD within 15 days after the Closing Date, (iv) any filings as may be required under applicable state securities laws and the securities laws of any foreign country, and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Parent or would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

         5.4 SEC Documents; Financial Statements. Parent has furnished Circuit Test with true and complete copies of its (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the SEC, (b) Quarterly Reports on Form 10-Q for the quarter ended March 31, 1997, as filed with the SEC, (c) proxy statements related to all meetings of its shareholders (whether annual or special) since December 31, 1995, and (d) all other reports and registration statements filed by Parent with the SEC since December 31, 1995, except registration statements on Form S-8 relating to employee benefit plans (collectively, the "Parent SEC Documents"). As of their respective filing dates, the Parent SEC Documents prepared in all material respects in accordance with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Documents. The annual and interim financial statements included in the Parent SEC Documents were prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as indicated in the notes thereto) and fairly present the consolidated financial condition and operating results of Parent and its consolidated subsidiaries at the dates and during the periods indicated therein, subject, in the case of interim financial statements, to normal, recurring year-end audit adjustments.

         5.5 Absence of Certain Changes. Except as disclosed in the Parent SEC Documents filed with the SEC prior to the date hereof, since March 31, 1997 (the "Parent Balance Sheet Date"), each of Parent and its subsidiaries has conducted its business in the ordinary course consistent with past practice and there has not occurred: (a) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect on Parent or (b) any declaration, setting aside, or payment of





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
a dividend or other distribution with respect to the shares of Parent, or any direct or indirect redemption, retirement, purchase or other acquisition by Parent of any of its capital stock. Except as disclosed in such Parent SEC Documents, Parent is not aware of any facts which are reasonably likely to have a Material Adverse Effect on Parent.

         5.6 Compliance with Laws. Each of Parent and its subsidiaries has complied with, is not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Parent.

         5.7 Board Approval. The Boards of Directors of Parent and Merger Sub have (a) approved this Agreement and the Merger, (b) determined that the Merger is in the best interests of their respective shareholders and is on terms that are fair to such shareholders and (c) recommended that the shareholders of Parent and Merger Sub approve this Agreement and the Merger.

         5.8 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Parent, threatened against Parent, any of its subsidiaries, or any of their respective assets and properties or any of Parent's officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Parent. There is no judgment, decree or order against Parent, or, to the knowledge of Parent, any of its directors or officers (in their capacities as such), that could prevent consummation of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Parent.

         5.9 Title to Property. Parent and each of its subsidiaries has good and marketable title to all of its respective properties and assets, or in the case of leased properties and assets, valid leasehold interests in such properties, free and clear of any Lien. The plants, property and equipment of Parent that are used in the operations of its business are in good operating condition and repair. All plants, property and equipment owned by Parent conform (to Parent's knowledge) with all applicable ordinances, regulations and zoning and other laws and do not encroach on the property of others, the failure to conform with which would have a Material Adverse Effect on Parent.

         5.10    Intellectual Property.

                 (a) Parent and its subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all Intellectual Property used in the business of Parent and its subsidiaries as currently conducted, except to the extent that the failure to have such rights has not and could not reasonably be expected to have a Material Adverse Effect on Parent.





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
                 (b) To the knowledge of Parent, there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Parent or its subsidiaries, any trade secret material to Parent, or any Third Party Intellectual Property Right, by any third party, including any employee or former employee of Parent or its subsidiaries. Neither Parent nor any subsidiary of Parent has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders arising in the ordinary course of business, or contained in license agreements relating to Intellectual Property licensed to Parent or its subsidiaries in the ordinary course of business.

                 (c) All patents, registered trademarks, service marks and copyrights held by Parent and its subsidiaries are valid and subsisting. Neither Parent nor any subsidiary of Parent (i) has been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party or (ii) has brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. To the knowledge of Parent, the manufacture, marketing, licensing or sale of the products and services of Parent does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.

                 (d) Parent has taken all reasonable and appropriate steps to protect and preserve the confidentiality of all Confidential Information. All use, disclosure or appropriation of Confidential Information owned by Parent or any of its subsidiaries by or to a third party has been pursuant to the terms of a written agreement with such third party. All use, disclosure or appropriation of Confidential Information not owned by Parent or its subsidiaries has been pursuant to the terms of a written agreement with the owner of such Confidential Information, or is otherwise lawful.

         5.11 Taxes. Except matters as would not have a Material Adverse Effect on Parent: (i) Parent and its subsidiaries have (a) filed (or there have been filed on their behalf) with appropriate governmental authorities all Tax Returns required to be filed by them and such Tax Returns were true, correct and complete, and (b) duly paid in full or made provision in accordance with GAAP for the payment of all Taxes for all periods ending though the date of this Agreement; and (ii) Parent and its subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and had, within the time and manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws.

         5.12 Employee Benefit Plans; ERISA. Except matters as would not have a Material Adverse Effect on Parent: the material employee benefit plans, arrangements, practices, contracts and agreements (including, without limitation, employment agreement, change of control agreement and severance agreements, incentive compensation, bonus, stock option, stock appreciation rights and stock purchase plans, and including, but not limited to, plans described in





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
section 3(3) of ERISA, maintained by Parent, any of its subsidiaries or any trade or business, whether or not incorporated, that together with Parent would be deemed a "controlled group" within the meaning section 4001(a)(14) or ERISA, or with respect to which Parent or any of its subsidiaries has or may have a liability were in substantial compliance with applicable laws, including ERISA and the Code.

         5.13 Compliance With Laws. Parent and its subsidiaries have complied with, are not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of their respective businesses, or the ownership or operation of their respective businesses, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Parent.

         5.14 Major Customers. Parent has no knowledge or information of any facts indicating, nor any other reason to believe, that any of the principal customers of Parent and its subsidiaries will not continue to be customers of Parent or such subsidiaries after the Closing at substantially the same level of purchases.

         5.15 Suppliers. As of the date hereof, no supplier of Parent has indicated to Parent that it will stop, or decrease the rate of, supplying materials, products or service to Parent. Parent has not knowingly breached, so as to provide a benefit to Parent that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of Parent.

         5.16 Brokers' and Finders' Fees. Parent has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         5.17 Disclosure. None of the representations or warranties made by Parent herein or in the Parent Disclosure Schedule, or in any certificate furnished by Parent pursuant to this Agreement, when all such documents are read together in their entirety, contain or will contain at the Effective Time any untrue statement of a material fact, or omit or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. Parent has delivered or made available true and complete copies of each document that has been requested by Circuit Test or its counsel in connection with their legal and accounting review of Parent.

         5.18 Hart-Scott-Rodino. Neither Parent nor any of its subsidiaries is an "ultimate parent entity" within the meaning of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations promulgated thereunder (the "HSR Act"), that has $100,000,000 of total assets or sales (as determined under the HSR Act), as of the date of any such ultimate parent entity's last regularly prepared balance sheet or as of the date hereof.





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
         5.19 Reliance. The foregoing representations and warranties are being made by Parent and Merger Sub with the knowledge and expectation that Circuit Test is placing reliance thereon.

                                   ARTICLE VI

                        CONDUCT PRIOR TO EFFECTIVE TIME

         6.1 Conduct of Business of Circuit Test. Prior to the Effective Time, except as expressly contemplated by this Agreement or as agreed in writing by Parent:

                 (a)      Affirmative Covenants.  Circuit Test will:

                          (i)     carry on its business in the usual, regular
and ordinary course in substantially the same manner as heretofore conducted and use its best efforts to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time;

                          (ii)     maintain insurance coverages and its books,
accounts and records in the usual manner consistent with past practice;

                          (iii)   comply in all material respects with all laws
and regulations of any Governmental Entity applicable to it;

                          (iv)    maintain and keep its plants, property and
equipment in good repair, working order and condition, ordinary wear and tear excepted;

                          (v)     perform in all material respects its
obligations under all contracts and commitments to which it is a party or by which it is bound;

                          (vi)    notify Parent of any event or occurrence not
in the ordinary course of its business, and of any event which could have a Material Adverse Effect on Circuit Test; or

                          (vii)   pay, consistent with past practice, all
accounts payable that arise in the ordinary course of its business.

                 (b)      Negative Covenants.  Circuit Test will not:

                          (i)     cause or permit any amendments to its
Articles of Incorporation or Bylaws or equivalent charter documents;

                          (ii)    accelerate, amend or change the period of
exercisability or vesting of options or other rights granted under its employee stock plans or director stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans;

                          (iii)    transfer to any person or entity any rights
to its Intellectual Property;

                          (iv)    enter into or amend any agreements pursuant
to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology;

                          (v)     enter into any operating lease providing for
payments in excess of an aggregate of $50,000;

                          (vi)    adopt or amend any employee benefit or stock
purchase or option plan, or hire any new director level or officer level employee (other than in the ordinary course of business), pay any special bonus or special remuneration to any employee or director, or increase the salaries or wage rates of its employees, except as set forth in Section 6.1(b) of the Circuit Test Disclosure Schedule;

                          (vii)   commence a lawsuit other than (A) for the
routine collection of bills, (B) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Parent prior to the filing of such a suit, or (C) for a breach of this Agreement;

                          (viii)  acquire or agree to acquire by merging or
consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, other than in the ordinary course of business consistent with past practice;

                          (ix)    other than in the ordinary course of
business, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any claim or assessment in respect or Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect or Taxes;

                          (X)     revalue any of its assets, including without
limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

                          (xi)    take, or agree in writing or otherwise to
take, any other action that would make any of its representations or warranties contained in this Agreement untrue;





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
                          (xii)   delay in the payment of any trade or other
payables other than in the ordinary course of business consistent with past practice;

                          (xiii)  sell, lease or otherwise transfer or dispose
of any property or asset of Circuit Test, other than in the ordinary course of business consistent with past practice;

                          (xiv)   change its accounting methods, practices or
policies (including any change in depreciation or amortization policies or rates) by Circuit Test or revalue any of its assets, except as described in the notes to the Annual Financial Statements;

                          (xv)    declare, set aside, or pay any dividend or
other distribution to Circuit Test's shareholders, or any direct or indirect redemption, retirement, purchase or other acquisition by Circuit Test of any of its capital stock or other securities or options, warrants or other rights to acquire capital stock, except as set forth on Schedule 6.1(b);

                          (xvi)   enter into commitment or transaction
(including any capital expenditure, capital financing or sale of assets) for any amount that requires or could require payments in excess of $50,000 with respect to any individual contract or a series of related contracts;

                          (xvii)  cancel any debt or waive or release of any
right or claim by Circuit Test, other than in the ordinary course of business;

                          (xviii) make any payment, or discharge or satisfy any
claim, liability or obligation by Circuit Test, other than as reflected or reserved against in the Annual Financial Statements or the Interim Circuit Test Financial Statements or in the ordinary course of business consistent with past practice;

                          (xix)   issue or sell any capital stock or other
securities, exchangeable or convertible securities, options, warrants, puts, calls or other rights to acquire capital stock or other securities of Circuit Test;

                          (xx)    incur any indebtedness for borrowed money, or

guarantee or otherwise assume any such indebtedness, except as set forth in
Schedule 6.1(b);

                          (xxi)   make any loan or advance (other than advances
to employees in the ordinary course of business for travel and entertainment in accordance with past practice) to any person;

                          (xxii)  increase in any salary, wage, benefit or
other remuneration payable or to become payable to any current or former officer, director, employee, independent contractor or agent of Circuit Test or pay or agree to pay any bonus or severance payment or arrangement made to, for or with any officer, director, employee or agent of Circuit Test or provide for any supplemental retirement plan or other program or special remuneration for any officer, director, employee or agent of Circuit Test, except for normal salary or wage increases relating to periodic performance reviews and annual bonuses consistent with past practice of Circuit Test;

                          (xxiii) grant credit to any customer on terms or in
amounts more favorable than those which have been extended to such customer in the past, any other change in the terms of any credit heretofore extended or any other change in the policies or practices of Circuit Test with respect to the granting of credit; or

                          (xiv)   agree, whether in writing or otherwise, to do
any of the foregoing.

         6.2 No Solicitation; Acquisition Proposals. Subject to the fiduciary duties of Circuit Test's Board of Directors under applicable law, as advised by counsel, Circuit Test shall not, directly or indirectly, through any officer, director, employee, representative, agent, financial advisor or otherwise, solicit, initiate or encourage inquiries or submission of proposals or offers from any person relating to any sale of all or any portion of the assets, business, properties of (other than immaterial or insubstantial assets or inventory in the ordinary course of business), or any equity interest in, Circuit Test or any business combination with Circuit Test whether by merger, purchase of assets, tender offer or otherwise or participate in any negotiation regarding, or furnishing to any other person any information with respect to, or otherwise cooperate in any way with, or assist in, facilitate or encourage, any effort or attempt by any other person to do or seek to do any of the foregoing. Circuit Test shall use its best efforts to cause all confidential materials previously furnished to any third parties in connection with any of the foregoing to be promptly returned to Circuit Test and shall cease any negotiations conducted in connection therewith or otherwise conducted with any such parties.

         6.3 Conduct of Business of Parent. Prior to the Effective Time, except as expressly contemplated by this Agreement or as agreed in writing by Circuit Test, Parent will, and will cause each of its subsidiaries to:

                          (a)     carry on its business in the usual, regular
and ordinary course in substantially the same manner as heretofore conducted and use its best efforts to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time;

                          (b)      maintain insurance coverages and its books,
accounts and records in the usual manner consistent with past practice;

                          (c)     comply in all material respects with all laws
and regulations of any Governmental Entity applicable to it;

                          (d)     maintain and keep its plants, property and
equipment in good repair, working order and condition, ordinary wear and tear excepted;





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
                          (e)     perform in all material respects its
obligations under all contracts and commitments to which it is a party or by which it is bound;

                          (f)     notify Circuit Test of any event or
occurrence not in the ordinary course of its business, and of any event which could have a Material Adverse Effect on Parent; or

                          (g)     pay, consistent with past practice, all
accounts payable that arise in the ordinary course of its business except to the extent that the amount owing is being duly contested by Parent and such contest does not have a Material Adverse Effect on Parent and adequate reserves therefor are reflected on the Annual Financial Statements or the Interim Financial Statements for Parent.

         6.4 Notice of Breach. Each party hereto shall promptly give written notice to the others upon becoming aware of the occurrence or, to its knowledge, impending or threatened occurrence, of any event that could cause or constitute a breach of any of its representations, warranties or covenants hereunder.


                                  ARTICLE VII

                              ADDITIONAL COVENANTS

         7.1 Proxy Statement. As promptly as practicable after the execution of this Agreement, Parent shall prepare and file with the SEC preliminary proxy materials relating to the approval of the Merger and the transactions contemplated hereby by the shareholders of Parent.

         7.2     Meetings of Shareholders.

                 (a) Parent Shareholders Meeting. As promptly as practicable after the date hereof, Parent shall take all action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene the Parent Shareholders Meeting. Subject to Section 7.1, Parent shall use its reasonable efforts to solicit from shareholders proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of shareholders required to effect the Merger, and subject to the fiduciary duties of Parent's Board of Directors under applicable law, as advised by counsel, the Board of Directors of Parent shall recommend a vote in favor of the Merger.

                 (b) Circuit Test Shareholders Meeting. Circuit Test shall take all action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws within ten (10) days after the date hereof either (i) to obtain the written consent of the shareholders of Circuit Test to this Agreement and the transactions contemplated hereby or (ii) to convene a special meeting of its shareholders and solicit from shareholders proxies in favor of the Merger. In any event, Circuit Test shall take all action necessary or advisable to secure the vote or consent of shareholders required to effect the Merger, and subject to the fiduciary duties of Circuit Test's





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
Board of Directors under applicable law, as advised by counsel, the Board of Directors of Circuit Test shall recommend a consent or vote in favor of the Merger.

         7.3 Access to Information. Each party shall afford the other and its accountants, counsel and other representatives (collectively, "Representatives") full access during normal business hours (and at such other times as the parties hereto agree) during the period prior to the Effective Time to: (a) all of such party's properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel of such party as the other party may reasonably request. Each party agrees to provide to the other and its accountants, counsel and other representatives copies of internal financial statements promptly upon request. Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Parent and Circuit Test shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations. No information or knowledge obtained in any investigation pursuant to this Section 7.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties hereto to consummate the Merger.

         7.4 Confidentiality. Each party hereto and its Representatives will treat as confidential and hold in confidence all information concerning the businesses and affairs of the other that is not already generally available to the public and is not otherwise known to the party to whom it was disclosed on a non-confidential basis ("Proprietary Information") and refrain from using any Proprietary Information except in furtherance of this Agreement or as required by law.

         7.5 Publicity. Circuit Test shall not, and shall use its reasonable efforts to cause its shareholders not to, issue, or cause or permit to be issued, any press release or otherwise make any public statement regarding the terms of this Agreement or the transactions contemplated hereby without Parent's prior written consent. Parent and Merger Sub shall consult with Circuit Test before issuing any press release or otherwise making any public statement regarding the terms of this Agreement or the transactions contemplated hereby, except as required by law or its other legal obligations.

         7.6 Filings; Cooperation. Parent and Circuit Test shall make, and cause their affiliates to make, all necessary filings with respect to the Merger and the other transactions contemplated hereby including those required under the Securities Act and the Exchange Act and the rules and regulations thereunder, and under applicable Blue Sky or similar securities laws, and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto to (a) comply as promptly as practicable with all governmental requirements applicable to the transaction and (b) obtain promptly all necessary permits, orders and other consents of Governmental Entities and consents of third parties necessary for the consummation of the Merger.

         7.7 Employment Matters. At the Effective Time, Parent will enter into employment agreements with each of Messrs. Allen S. Braswell, Jr., Richard Strott, Andrew Hatch and





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
Dennis Ayo (the "Employment Agreements"), which Employment Agreements shall be substantially in the form attached hereto as Exhibit 7.7.

         7.8 Stock Options. At the Effective Time, Parent will issue stock options to certain employees of Circuit Test. Such stock options will be issued and exercisable under Parent's Equity Incentive Plan. Schedule 7.8 hereto sets forth the names of the grantees, the number of options to be granted and the manner in which such options will vest. The exercise price of the options shall be the last closing sale price of the Parent Common Stock on the date of grant.

         7.9 Director Nominees. At or prior the Effective Time, Parent shall take such action as may be necessary such that two persons designated by Circuit Test will be elected to Parent's Board of Directors (the "Designees"), effective at the Effective Time. Circuit Test has selected as the Designees Messrs. Allen S. Braswell, Sr. and Allen S. Braswell, Jr. Unless waived by the Designees, Parent also shall take such action as may be necessary to nominate the Designees for election to the Board of Directors at Parent's Annual Meeting of Shareholders held next following the Effective Time.

         7.10    Further Assurances.

                 (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings (including, but not limited to, filings with all applicable Governmental Entities) and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible).

                 (b) In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Parent and the Surviving Corporation shall take all such necessary action.

                 (c) Circuit Test and its shareholders shall confirm and represent to Parent, by signed certificates, such factual matters as Parent may reasonably request in order for Parent to confirm that the Merger will qualify as a nontaxable reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

         7.11 Certain Tax Matters. Parent shall continue at least one significant historical business line of Circuit Test, or shall use at least a significant portion of Circuit Test's historical business assets in a business, in each case within the meaning of Treasury Regulation Section 1.368-1(d).

         7.12 Audited Financial Statements. On or before July 16, 1997, Circuit Test shall deliver or cause to be delivered to Parent the consolidated audited balance sheet, and the related





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
statements of operations, stockholders' and members' equity and of cash flows of Circuit Test, LLC and Airhub for the year ended December 31, 1996.

         7.13 Additional Agreements. On or before July 16, 1997: (a) Parent shall deliver or cause to be delivered to Circuit Test executed Voting Letter Agreements (the form of which is attached as Exhibit 7.13 hereto) from each of the directors of Parent who is also a shareholder of Parent; (b) Circuit Test shall deliver or cause to be delivered to Parent a Voting Agreement executed by all of the CT Shareholders (other than the Allen S. Braswell, Sr. Grantor Retained Income Trust and Allen S. Braswell, Jr. who shall execute such Voting Agreement as of the date hereof).

         7.14 Deferred Compensation. The parties hereto agree that after the Effective Time Circuit Test shall be authorized to pay up to an aggregate of $500,000 to its employees as "Deferred Compensation", less the amount of any Deferred Compensation paid by Airhub and CTLLC pursuant to Section 7.8 of the Purchase Agreement.


                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

         8.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party hereto to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of the parties hereto:

                 (a) This Agreement and the Merger shall have been approved and adopted by the requisite vote of the holders of Parent Common Stock and by the requisite vote of the holders of Circuit Test Common Stock.

                 (b) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger, nor any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing, shall be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

                 (c) Parent, Circuit Test and Merger Sub and their respective subsidiaries, if any, shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the federal securities and state Blue Sky laws.

                 (d) Simultaneous with the occurrence of the Closing hereunder, the Closing shall have occurred under the Purchase Agreement.

         8.2 Additional Conditions to Obligations of Circuit Test to Effect the Merger. The obligations of Circuit Test to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Circuit Test:

                 (a) Parent and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them on or prior to the Effective Time and the representations and warranties of Parent and Merger Sub in this Agreement shall be true and correct in all material respects (or in all respects in the case of any representation or warranty that is qualified by its terms by a reference to Material Adverse Effect or otherwise the concept of materiality) when made and on and as of the Effective Time as though such representations and warranties were made on and as of such date.

                 (b) Circuit Test shall have received a certificate executed on behalf of Parent by its Chief Financial Officer certifying that the conditions specified in Section 8.2(a) have been fulfilled.

                 (c) Circuit Test shall have received a legal opinion of Holme Roberts & Owen LLP, counsel to Parent, substantially in the form attached hereto as Exhibit 8.2(c).

                 (d) Parent shall have executed and delivered to the holders of Circuit Test Common Stock an agreement with respect to demand and piggyback registration rights of such holders (the "Registration Rights Agreement"), which Registration Rights Agreement shall be substantially in the form of Exhibit 8.2(d) attached hereto.

                 (e) Parent shall have agreed to grant, as of the Effective Time, to the members of Circuit Test's management identified on
Schedule 8.2(e), the employee stock options specified in such schedule.

                 (f) There shall not have occurred any Material Adverse Effect on Parent.

                 (g) Parent shall have executed and delivered to the other parties thereto, all Employment Agreements to be entered into at the Effective Time, which Employment Agreements shall be substantially in the form attached hereto as Exhibit 7.7.

         8.3 Additional Conditions to the Obligations of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Parent:

                 (a) Circuit Test shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it on or prior to the Effective Time and the representations and warranties of Circuit Test in this Agreement shall be true and correct in all material respects (or in all respects in the case of any representation or warranty that is qualified by its terms by a reference to Material Adverse Effect or otherwise by the concept of materiality) when made and on and as of the Effective Time as though such representations and warranties were made on and as of such time.

                 (b) Parent shall have received a certificate, dated as of the Effective Time, executed on behalf of Circuit Test by its President and its Chief Financial Officer certifying that the conditions specified in Section 8.3(a) have been fulfilled.

                 (c) Parent shall have received a legal opinion from Burch, Porter & Johnson, PLLC, legal counsel to Circuit Test, substantially in form attached hereto as Exhibit 8.3(c).

                 (d) Parent shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under any material contract of Circuit Test otherwise.

                 (e) There shall not have occurred any Material Adverse Effect on Circuit Test.

                 (f) Parent shall have received letters of resignation, effective as of the Effective Time, executed and tendered by each of the then incumbent directors of Circuit Test.

                 (g) The Voting Agreement, dated the date hereof, (the "Voting Agreement"), among the CT Shareholders and Parent shall be in full force and effect as of the Effective Time and the parties to the Voting Agreement other than Parent shall have performed and complied in all material respects with all covenants, obligations and conditions of the Voting Agreement required to be performed or complied with by them. The CT Shareholders shall have executed and delivered to Parent: (i) a certificate confirming the continued accuracy of the representations and warranties given by them under the Voting Agreement; and (ii) the Registration Rights Agreement.

                 (h) The parties to the Voting Agreement, other than Parent, and Bruce A. Braswell, Amy A. Braswell, and Anita B. Murman shall have entered into an agreement regarding the indemnification of Parent and Merger Sub with respect to the representations, warranties and covenants of this Agreement (the "Indemnification Agreement"), which Indemnification Agreement shall be substantially in the form of Exhibit 8.3(h) attached hereto;

                 (i) Each employee who is to be party thereto shall have executed and delivered to Parent, all Employment Agreements to be entered into at the Effective Time, which Employment Agreements shall be substantially in the form attached hereto as Exhibit 7.7.





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
                 (j) Parent shall have received from each of the holders of Circuit Test Common Stock who are receiving Parent Common Stock in the
Merger a letter substantially in the form of Exhibit 8.3(j) attached hereto, and Parent shall have confirmed, to its reasonable satisfaction, that the Merger will qualify as a nontaxable reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

                 (k) There shall be no material variation between the audited financial statements for the year ended December 31, 1996 delivered to Parent pursuant to Section 7.12 and the unaudited financial statements for such period previously delivered to Parent.

                 (l) For matters from its inception until the Closing, all corporate actions of Circuit Test, other than those that require no Board approval, shall have been approved or otherwise ratified by the Circuit Test Board of Directors as the valid and duly authorized actions of Circuit Test.

                 (m) Parent shall have received such clearance certificate or shall have received or filed such other documents that may be required by any state taxing authority in order to relieve Parent of any obligation to withhold any portion of the consideration payable.

                 (n) Circuit Test shall deliver to Parent at Closing a "Certificate of Nonforeign Status" under section 1445 of the Code in a form reasonably satisfactory to Parent.


                                   ARTICLE IX

                            RESTRICTIONS ON TRANSFER

         9.1 Legends. Each certificate representing shares of Parent Common Stock issued in connection with the Merger (the "Restricted Securities") shall bear a legend to the following effect:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH RESTRICTIONS ON THE TRANSFERABILITY CONTAINED IN AN AGREEMENT RELATING TO THE SECURITIES AND APPLICABLE FEDERAL AND STATE SECURITIES LAWS AND NO TRANSFER WILL BE RECOGNIZED UNLESS MADE IN COMPLIANCE WITH SUCH LAWS."

Any holder of Restricted Securities (a "Holder") who disposes of Restricted Securities in accordance with Section 9.2 shall be entitled to have Parent cause new unlegended certificates to be issued promptly to the Holder in exchange for outstanding legended certificates representing the disposed shares if: (a) the opinion to counsel referred to in Section 9.2 is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act; (b) the transfer is in connection with a transaction intended to comply with Rule 144 and Rule 145 as promulgated by the SEC under the Securities Act, as such Rules may be amended from time to time, or any similar successor rule that may be promulgated by the SEC, or (c) an appropriate registration statement with respect to such Restricted Securities has been filed by Parent with the SEC and has been declared effective by the SEC.

         9.2 Notice of Proposed Dispositions. Each Holder of Restricted Securities by acceptance thereof shall agree to comply in all respects with the provisions of this Section 9.2. Prior to any proposed disposition of any Restricted Securities (unless there is in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement) the holder thereof shall give written notice to Parent of such Holder's intention to effect such disposition. Each such notice shall describe the manner and circumstances of the proposed disposition and shall be accompanied by either (a) a written opinion of legal counsel addressed to Parent and reasonably satisfactory in form and substance to Parent, to the effect that the proposed disposition of Restricted Securities may be effected without registration of such Restricted Securities or (b) a "no action" letter from the SEC to the effect that such disposition without registration of such Restricted Securities will not result in recommendation by the staff of the SEC that enforcement action be taken with respect thereto, whereupon the Holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to Parent. The provisions of this Section
9.2 shall not apply to Restricted Securities that are then freely tradeable pursuant to Rule 144(k) under the Securities Act, as amended from time to time, or any similar successor rule that may be promulgated by the SEC.


                                   ARTICLE X

                       TERMINATION, AMENDMENT AND WAIVER

         10.1 Termination. At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Circuit Test and Parent, this Agreement may be terminated:

                 (a)      by mutual consent of Parent and Circuit Test;

                 (b) by either Parent or Circuit Test, if, without fault of the terminating party, the Closing shall not have occurred on or before the later of (i) 30 days after the date the Proxy Statement is mailed, but in no event later than November 30, 1997, or (ii) such later date as may be agreed upon in writing by the parties hereto;

                 (c)      by Parent, if any of the conditions specified in
Section 8.3 have not been satisfied or waived at such time as such condition is no longer capable of satisfaction;

                 (d) by Circuit Test, if any of the conditions specified in Section 8.2 have not been satisfied or waived at such time as such condition is no longer capable of satisfaction;

                 (e) by either Parent or Circuit Test if the other shall have breached its respective representations, warranties or other obligations under Articles IV through VII in any material respect and such breach continues for a period of 10 days after receipt of notice of the breach from the non-breaching party hereto.

         10.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 10.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or Circuit Test or their respective officers, directors, shareholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of this
Section 10.2 and Section 7.4 (Confidentiality) and Article XI (General Provisions) shall remain in full force and effect and survive any termination of this Agreement.

         10.3 Amendment. The respective Boards of Directors of the parties hereto may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an amendment made subsequent to adoption of the Agreement by the shareholders of Circuit Test or Merger Sub shall not (a) alter or change the amount or kind of consideration to be received on conversion of the Circuit Test Common Stock, (b) alter or change any term of the Articles of Incorporation of Surviving Corporation to be effected by the Merger, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of Circuit Test Common Stock or Parent.

         10.4 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and
(c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE XI

                               GENERAL PROVISIONS

         11.1 Survival of Representations and Warranties. The representations and warranties of Circuit Test in Article IV shall survive the Merger and continue in full force and effect for two years after the Effective Time, except for those contained in Section 4.16 and 4.17 shall survive the Merger and continue in full force and effect after the Effective Time for the applicable statute of limitations period. The Shareholders of Circuit Test have agreed to indemnify Parent pursuant to the Indemnification Agreement, subject to the limitations contained therein. The representations and warranties of Parent and Merger Sub shall survive the Merger and continue in full force and effect for two years after the Effective Time and Parent shall indemnify the Shareholders of Circuit Test pursuant to Section 11.2, in each case subject to the limitations contained therein.

         11.2    Indemnification by Parent.

                 (a) Indemnity Obligation of Parent. Parent hereby agrees to indemnify and hold harmless each of the CT Shareholders harmless from, and to reimburse each of the CT Shareholders for, any Shareholder Indemnity Claims arising under the terms and conditions of this Agreement. For purpose of this Agreement, the term "Shareholder Indemnity Claim" shall mean any loss, damage, deficiency, claim, liability, suit, action, fee, cost or expense of any nature whatsoever ("Losses") incurred by the CT Shareholders resulting from any breach of representation or warranty of Parent or Merger Sub that is contained in this Agreement.

                 (b) Limitation on Indemnification. Notwithstanding the foregoing, any claim for indemnification or breach of representation and warranty against Parent hereunder shall be payable by Parent only in the event, and to the extent, that the accumulated amount of claims in respect of such indemnifying party's obligations to indemnify hereunder shall exceed the amount of $100,000 in the aggregate (the "Indemnification Threshold"). In addition, the aggregate liability of Parent for amounts in excess of the Indemnification Threshold shall not exceed an aggregate of $2.5 million unless such Losses are caused by or arise out of any breach of which Parent had actual knowledge at the time of the related representation was made or deemed made, in which case an aggregate ceiling of $14.5 million shall apply.

         11.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail, return receipt requested, or sent via facsimile, with confirmation of receipt, to the parties at the following address or at such other address for a party as shall be specified by notice hereunder:

                 (a)      if to Parent or Merger Sub, to:

                          EFTC Corporation
                          7241 West 4th Street
                          Greeley, Colorado 80634
                          Attention:  Stuart W. Fuhlendorf
                          Facsimile No.:  (303) 892-4306
                          with a copy to:

                          Holme Roberts & Owen LLP
                          1700 Lincoln, Suite 4100
                          Denver, Colorado 80203
                          Attention:  Francis R. Wheeler
                          Facsimile No.:  (303) 866-0200

                 (b)      if to Circuit Test, to:

                          Circuit Test, Inc.
                          4601 Cromwell Avenue
                          Memphis, Tennessee 38118
                          Attention: Allen S. Braswell, Jr.
                          Facsimile No.: (901) 795-5305

                          with a copy to:

                          Burch, Porter & Johnson, PLLC
                          50 North Front Street
                          Suite 800
                          Memphis, Tennessee 38103
                          Attention:  Warner B. Rodda
                          Facsimile No.: (901) 524-5026

         11.4 Interpretation. When a reference is made in this Agreement to Exhibits, Articles or Sections, such reference shall be to an Exhibit, Article or Section to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party hereto to whom such information is to be made available. The table of contents, index of defined terms and Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such entity and its subsidiaries, taken as a whole. In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge of a particular fact or matter after due and diligent inquiry of officers, directors and other employees of such party reasonably believed to have knowledge of such matters. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

         11.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart.

         11.6 Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Circuit Test Disclosure Schedule and the Parent Disclosure Schedule (a) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

         11.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         11.8 Remedies Cumulative; No Waiver. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

         11.9 Governing Law. The Merger shall be governed by the laws of the state of Florida. All other aspects of this Agreement shall be governed by and construed in accordance with the laws of the State of Colorado (without regard to the principles of conflicts of law thereof).

         11.10 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         11.11 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense.

         11.12 Attorneys Fees. In the event of any proceeding to enforce this Agreement, the prevailing party shall be entitled to receive from the losing party all reasonable costs and expenses, including the reasonable fees of attorneys, accountants and other experts, incurred by the prevailing party in investigating and prosecuting (or defending) such action at trial or upon any appeal.

              SIGNATURE PAGE--AGREEMENT AND PLAN OF REORGANIZATION

         IN WITNESS WHEREOF, Circuit Test, Parent and Merger Sub have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.


                                       EFTC CORPORATION,
                                       a Colorado corporation

                                       By:      /s/ Stuart Fuhlendorf
                                           -----------------------------------


                                       CTI ACQUISITION CORP.,
                                       a Florida corporation

                                       By:      /s/ Stuart Fuhlendorf
                                           -----------------------------------


                                       CIRCUIT TEST, INC.
                                       a Florida corporation

                                       By:      /s/ Allen S. Braswell, Jr.
                                           -----------------------------------

--------------------------------------------------------------------------------

                                EFTC CORPORATION
   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 30, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Jack Calderon and Stuart W. Fuhlendorf, or either of them, with full power of substitution, as a proxy or proxies to represent the undersigned at the Special Meeting (the "Special Meeting") of Shareholders of EFTC CORPORATION, a Colorado corporation formerly named "Electronic Fab Technology Corp." (the "Company") to be held on September 30, 1997, and at any adjournments or postponements thereof, and to vote thereat all the shares of Common Stock of the Company held of record by the undersigned at the close of business on August 6, 1997 with all the power that the undersigned would possess if personally present, as designated on the reverse side.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSALS 1, 2 AND
3. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

    This proxy revokes all proxies with respect to the Special Meeting and may be revoked prior to exercise. Receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement relating to the Special Meeting is hereby acknowledged.

                                          PLEASE MARK AN "X" IN THE APPROPRIATE BOX.

                                                             YOUR BOARD OF DIRECTORS
                                                              RECOMMENDS A VOTE FOR
                                                              PROPOSALS 1, 2 AND 3
1. ISSUANCE OF COMMON STOCK: To approve the issuance of       FOR  AGAINST  ABSTAIN
1,858,975 shares of the Company's Common Stock, par value
$.01 per share (the "Common Stock"), in connection with the   [ ]  [ ]      [ ]
merger of Circuit Test, Inc., a Florida corporation, with
and into CTI Acquisition Corp., a Florida corporation and a
wholly-owned subsidiary of the Company, in exchange for such
Common Stock.

2. AMENDMENT TO EQUITY INCENTIVE PLAN: Approval of an         FOR  AGAINST  ABSTAIN
amendment to the Company's Equity Incentive Plan to increase
the number of shares of the Company's Common Stock reserved   [ ]  [ ]      [ ]
for issuance thereunder from 995,000 to 1,995,000 and to
make certain other changes.

  (CONTINUED ON REVERSE SIDE. PLEASE SIGN AND MAIL IN THE ENCLOSED ENVELOPE.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

3. AMENDMENT TO STOCK OPTION PLAN: Approval of an amendment   FOR  AGAINST  ABSTAIN
  to the Company's Stock Option Plan for Non-Employee
Directors to increase the number of shares of the Company's   [ ]  [ ]      [ ]
Common Stock reserved for issuance thereunder from 160,000
to 300,000, and to make certain other changes.

                                            In their discretion, the named
                                            proxies may vote on such other
                                            business as may properly come before
                                            the Special Meeting or any
                                            adjournments or postponements
                                            thereof.

                                            TO VOTE IN ACCORDANCE WITH THE BOARD
                                            OF DIRECTORS RECOMMENDATION, MERELY
                                            SIGN BELOW; NO BOXES NEED TO BE
                                            CHECKED.

                                            I PLAN TO ATTEND THE SPECIAL
                                            MEETING  [ ]

                                            Signature
                                                     ---------------------------

                                            Date
                                                --------------------------------

                                            Signature
                                                     ---------------------------

                                            Date
                                                --------------------------------

                                            NOTE: Please sign as name appears
                                            hereon. Joint owners should each
                                            sign. When signing as attorney,
                                            executor, trustee or guardian,
                                            please give full title as such.

--------------------------------------------------------------------------------